FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-262701-06

May 13, 2024

BENCHMARK 2024-V7

Commercial Mortgage Trust

Free Writing Prospectus

Structural and Collateral Term Sheet

$821,890,000

(Approximate Initial Mortgage Pool Balance)

$[ ]

(Approximate Offered Certificates)

Citigroup Commercial Mortgage Securities Inc. Depositor

Commercial Mortgage Pass-Through Certificates,
Series 2024-V7

Citi Real Estate Funding Inc. German American Capital Corporation Goldman Sachs Mortgage Company Bank of Montreal Barclays Capital Real Estate Inc.

As Sponsors and Mortgage Loan Sellers

Citigroup	Goldman Sachs & Co. LLC	BMO Capital Markets	Barclays	Deutsche Bank Securities

 Co-Lead Managers and Joint Bookrunners

Drexel Hamilton	Siebert Williams Shank

 Co-Managers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800- 831-9146.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Mixed Use – Office/Retail 28-40 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 1 28-40 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 36.9% 2.39x 15.4%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
1

Mixed Use – Office/Retail 28-40 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 1 28-40 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 36.9% 2.39x 15.4%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
2

Mixed Use – Office/Retail 28-40 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 1 28-40 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 36.9% 2.39x 15.4%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
3

Mixed Use – Office/Retail 28-40 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 1 28-40 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 36.9% 2.39x 15.4%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Mixed Use – Office/Retail
Borrower Sponsor(s):	Robert B. Getreu, Michael T. Cohen and Andrew H. Roos	Collateral:	Fee
Borrower(s):	23rd Street Properties LLC	Location:	New York, NY
Original Balance(1):	$80,000,000	Year Built / Renovated:	1911 / 1987
Cut-off Date Balance(1):	$80,000,000	Property Management:	Colliers International NY LLC
% by Initial UPB:	9.7%	Size:	578,105 SF
Interest Rate:	6.07000%	Appraised Value / Per SF:	$420,000,000 / $727
Note Date:	April 5, 2024	Appraisal Date:	February 15, 2024
Original Term:	60 months	Occupancy:	73.5% (as of April 1, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	74.9%
Original Amortization:	NAP	Underwritten NOI(6):	$23,893,328
Interest Only Period:	60 months	Underwritten NCF:	$22,754,765
First Payment Date:	May 6, 2024
Maturity Date:	April 6, 2029	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI(6):	$33,517,438 (TTM December 31, 2023)
Additional Debt Balance(1):	$75,000,000	2022 NOI:	$30,708,273
Call Protection(2):	L(25),D(28),O(7)	2021 NOI:	$31,038,555
Lockbox / Cash Management:	Springing / Springing	2020 NOI:	NAV

Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$268
Taxes(4):	$4,088,374	$1,022,093	NAP	Maturity Date Loan / SF:	$268
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	36.9%
Replacement Reserves:	$0	$9,635	$346,863	Maturity Date LTV:	36.9%
TI / LC:	$0	$0	NAP	UW NOI DY:	15.4%
Other(5):	$27,248,306	$0	NAP	UW NCF DSCR:	2.39x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan (1)	$155,000,000	89.6%	Loan Payoff	$139,632,947	80.7%
Equity Contribution	12,777,258	7.4	Reserves(4)	31,336,680	18.1
Other Sources(4)	5,206,287	3.0	Closing Costs	2,013,918	1.2
Total Sources	$172,983,545	100.0%	Total Uses	$172,983,545	100.0%
(1)	The 28-40 West 23rd Street Mortgage Loan (as defined below) is part of the 28-40 West 23rd Street Whole Loan (as defined below) which is comprised of five pari passu promissory notes with an aggregate original principal balance of $155,000,000. The 28-40 West 23rd Street Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”). The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the 28-40 West 23rd Street Whole Loan.
(2)	The lockout period will be at least 25 payment dates beginning with and including the first payment date on May 6, 2024. Defeasance of the 28-40 West 23rd Street Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 28-40 West 23rd Street Whole Loan to be securitized and (b) April 5, 2027. The assumed defeasance lockout period of 25 payments is based on the expected Benchmark 2024-V7 securitization closing date in May 2024. The actual lockout period may be longer.
(3)	See “Initial and Ongoing Reserves” herein for further discussion of reserve information.
(4)	Initial Taxes were funded from the existing tax reserve held in connection with the prior loan secured by the 28-40 West 23rd Street Property (as defined below).
(5)	Other Reserves consist of an initial future capital expenditures reserve of $23,149,913 and an initial unfunded obligations reserve of approximately $4,098,393.
(6)	The decrease from Most Recent NOI to Underwritten NOI is primarily attributable to Xandr vacating their space at the 28-40 West 23rd Street Property at the end of their lease term in March 2024. The Xandr lease accounted for 153,105 square feet and $13,547,475 of annual base rent.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
4

Mixed Use – Office/Retail 28-40 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 1 28-40 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 36.9% 2.39x 15.4%

The Loan. The largest mortgage loan (the “28-40 West 23rd Street Mortgage Loan”) is part of a whole loan (the “28-40 West 23rd Street Whole Loan”) secured by the borrower’s fee interest in a mixed use office/retail property totaling 578,105 square feet located in New York, New York (the “28-40 West 23rd Street Property”). The 28-40 West 23rd Street Whole Loan is comprised of five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $155,000,000. The 28-40 West 23rd Street Whole Loan was originated on April 5, 2024 by CREFI and accrues interest at a fixed rate of 6.07000% per annum on an Actual/360 basis. The 28-40 West 23rd Street Whole Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the 28-40 West 23rd Street Whole Loan is April 6, 2029. The 28-40 West 23rd Street Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-4 and Note A-5 with an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000.

The table below identifies the promissory notes that comprise the 28-40 West 23rd Street Whole Loan. The relationship between the holders of the 28-40 West 23rd Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 28-40 West 23rd Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2024-V7 transaction. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	Benchmark 2024-V7	Yes
A-2	50,000,000	50,000,000	BMO 2024-5C4	No
A-3(1)	25,000,000	25,000,000	CREFI	No
A-4	10,000,000	10,000,000	Benchmark 2024-V7	No
A-5	5,000,000	5,000,000	Benchmark 2024-V7	No
Whole Loan	$155,000,000	$155,000,000
(1)	Expected to be contributed to one or more securitization trust(s).

The Property. The 28-40 West 23rd Street Property is a part six- and part 12-story, mixed use office and retail property totaling 578,105 square feet in New York, New York. The 28-40 West 23rd Street Property is situated on a 1.285-acre site along the south side of West 23rd Street, between Fifth and Sixth Avenue, in the Flatiron/Union Square submarket of New York, New York. The 28-40 West 23rd Street Property was originally constructed in 1911 and most recently renovated in 1987. At origination of the 28-40 West 23rd Street Whole Loan the borrower reserved $23,149,913 for future capital expenditures at the 28-40 West 23rd Street Property including renovations to the 4th through 6th floors which were recently vacated, upgrades to the roof deck, atrium and 7th floor terrace, expanding the skylight and atriums that run through the center of the building, and elevator modernization.

The 28-40 West 23rd Street Property consists of 459,605 square feet of office space and 118,500 square feet of retail space. As of April 1, 2024, the retail space was 100.0% leased by Home Depot, which has been at the 28-40 West 23rd Street Property since August 2003 and has a current lease term through January 2036. As of April 1, 2024, the office space was 66.7% leased by RAMP and Aramis – Estee Lauder (“Estee Lauder”). As of April 1, 2024, the 28-40 West 23rd Street Property was in aggregate 73.5% occupied.

Major Tenants. The three largest tenants based on underwritten base rent are Estee Lauder, Home Depot and RAMP.

Estee Lauder (240,500 square feet; 41.6% of net rentable area; 61.9% of underwritten base rent) Estee Lauder (NYSE: EL), operates its Aramis brand out of the 28-40 West 23rd Street Property. Aramis is a New York-based company that manufactures and markets a brand of men’s fragrance and grooming products that are sold mainly in department stores. The brand was launched in 1963 and is now sold in approximately 150 countries around the world. Estee Lauder has been a tenant at the 28-40 West 23rd Street Property since January 2014 and has a current lease term through January 2028 with one, five-year renewal option and no termination options.

Home Depot (118,500 square feet; 20.5% of net rentable area; 22.6% of underwritten base rent) Founded in 1978, Home Depot is a home improvement retailer that sells a wide assortment of building materials, home improvement, and lawn and garden products. Home Depot has approximately 475,000 employees across more than 2,300 stores in the U.S., Canada and Mexico. Home Depot has been at the 28-40 West 23rd Street Property since August 2003 and has a current lease term through January 2036 with one, ten-year renewal option and no termination options.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
5

Mixed Use – Office/Retail 28-40 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 1 28-40 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 36.9% 2.39x 15.4%

RAMP (66,000 square feet; 11.4% of net rentable area; 15.5% of underwritten base rent) RAMP is a fintech company that utilizes their space at the 28-40 West 23rd Street Property as their corporate headquarters. RAMP offers financial solutions for startups, small businesses, mid-markets, and enterprises with services including corporate cards, expense management, procurement, and easy-to-use mobile apps. RAMP recently commenced their lease at the 28-40 West 23rd Street Property in April 2024 and has a current lease term through November 2029 with one, five-year renewal option and no termination options. RAMP is in a rent abatement period and is not required to begin paying rent until November 25, 2024. At origination, $2,200,000 was reserved for outstanding free rent in connection with the RAMP lease.

The following table presents certain information relating to the largest tenants at the 28-40 West 23rd Street Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
Estee Lauder	A1/A/NR	240,500	41.6%	$21,156,188	$87.97	61.9%	1/31/2028	N	1 x 5 Yr
Home Depot	A2/A/A	118,500	20.5	7,726,052	$65.20	22.6	1/31/2036	N	1 x 10 Yr
RAMP(3)	NR/NR/NR	66,000	11.4	5,280,000	$80.00	15.5	11/30/2029	N	1 x 5 Yr
Total Occupied		425,000	73.5%	$34,162,241	$80.38	100.0%
Vacant		153,105	26.5
Total		578,105	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2024, inclusive of $1,697,993 of straight line rent steps.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	RAMP is in a rent abatement period and is not required to begin paying rent until November 25, 2024. At origination, $2,200,000 was reserved for outstanding free rent in connection with the RAMP lease.

The following table presents certain information relating to the lease rollover schedule at the 28-40 West 23rd Street Property, based on initial lease expiration date:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2024	0	0.0%	0.0%	$0	0.0%	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	240,500	41.6	41.6%	21,156,188	61.9	$87.97	1
2029	66,000	11.4	53.0%	5,280,000	15.5	$80.00	1
2030	0	0.0	53.0%	0	0.0	$0.00	0
2031	0	0.0	53.0%	0	0.0	$0.00	0
2032	0	0.0	53.0%	0	0.0	$0.00	0
2033	0	0.0	53.0%	0	0.0	$0.00	0
2034	0	0.0	53.0%	0	0.0	$0.00	0
2035 & Thereafter	118,500	20.5	73.5%	7,726,052	22.6	$65.20	1
Vacant	153,105	26.5	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	578,105	100.0%		$34,162,241	100.0%	$80.38	3
(1)	Based on the underwritten rent roll dated April 1, 2024, inclusive of $1,697,993 of straight line rent steps for investment grade tenants.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
6

Mixed Use – Office/Retail 28-40 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 1 28-40 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 36.9% 2.39x 15.4%

The following table presents certain information relating to the Underwritten Net Cash Flow at the 28-40 West 23rd Street Property:

Cash Flow Analysis(1)
	2021	2022	2023	U/W	U/W Per SF
Base Rent(1)	$38,720,183	$39,188,548	$42,377,811	$32,464,248	$56.16
Contractual Rent Steps(1)	0	0	0	1,697,993	$2.94
Potential Income from Vacant Space	0	0	0	13,547,475	$23.43
Gross Potential Rent	$38,720,183	$39,188,548	$42,377,811	$47,709,716	$82.53
Total Reimbursements	7,206,856	7,759,949	8,050,131	6,309,666	$10.91
Total Gross Income	$45,927,039	$46,948,497	$50,427,942	$54,019,382	$93.44
Other Income(2)	1,039,396	1,067,740	1,218,146	1,085,519	$1.88
(Vacancy/Credit Loss)	0	0	0	(13,547,475)	($23.43)
Effective Gross Income	$46,966,435	$48,016,236	$51,646,088	$41,557,426	$71.89
Management Fee	1,935,310	1,910,130	2,035,502	1,000,000	$1.73
Real Estate Taxes	9,886,525	10,764,763	11,440,323	12,039,136	$20.83
Insurance	294,213	275,035	301,302	273,440	$0.47
Other Expenses(3)	3,811,832	4,358,036	4,351,523	4,351,523	$7.53
Total Expenses	$15,927,879	$17,307,963	$18,128,650	$17,664,098	$30.56
Net Operating Income	$31,038,555	$30,708,273	$33,517,438	$23,893,328	$41.33
Capital Expenditures	0	0	0	115,621	$0.20
TI/LC	0	0	0	1,022,942	$1.77
Net Cash Flow	$31,038,555	$30,708,273	$33,517,438	$22,754,765	$39.36

Occupancy (%)	100.0%	100.0%	100.0%	74.9%(4)
NCF DSCR(5)	3.25x	3.22x	3.51x	2.39x
NOI Debt Yield(5)	20.0%	19.8%	21.6%	15.4%
(1)	Underwritten Base Rent is based on the underwritten rent roll dated April 1, 2024. Contractual Rent Steps are inclusive of $1,697,993 of straight line rent steps for investment grade tenants.
(2)	Other Income includes condenser water, overtime HVAC, water and sewer, and additional miscellaneous income.
(3)	Other Expenses include payroll and benefits, repairs and maintenance, utilities and general and administrative expenses.
(4)	Represents economic occupancy.
(5)	Based on the 28-40 West 23rd Street Whole Loan.

Appraisal. According to the appraisal, the 28-40 West 23rd Street Property had an “as-is” appraised value of $420,000,000 as of February 15, 2024, as shown in the table below. Based on the “as-is” value of $420,000,000, the Cut-off Date LTV and Maturity Date LTV for the 28-40 West 23rd Street Whole Loan are 36.9%.

28-40 West 23rd Street Appraised Value(1)
Property	Value	Capitalization Rate
28-40 West 23rd Street	$420,000,000	5.75%
(1)	Source: Appraisal.

Environmental Matters. According to a Phase I environmental report dated February 23, 2024, there was no evidence of any recognized environmental conditions at the 28-40 West 23rd Street Property.

The Market. The 28-40 West 23rd Street Property is located in between Fifth and Sixth Avenue in the Flatiron District of New York, New York and is a part of the Flatiron/Union Square office submarket and the Flatiron retail submarket of Manhattan. The 28-40 West 23rd Street Property is located in close proximity to Madison Square Park and is accessible via the 1, 2, 3, N, R, 4, 5, and 6 trains.

According to the appraisal, as of December 31, 2023, the Flatiron/Union Square office submarket had a total inventory of approximately 24.7 million square feet, an overall vacancy rate of 23.8% and an overall asking rent of $83.91 per square foot. Furthermore, as of December 31, 2023 the Flatiron retail submarket had an overall vacancy rate of 15.7% and average asking rent of $221 per square foot.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
7

Mixed Use – Office/Retail 28-40 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 1 28-40 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 36.9% 2.39x 15.4%

The following table presents information relating to comparable office leases for the 28-40 West 23rd Street Property:

Comparable Office Rental Summary(1)
Property Name	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Mos)	Rent (PSF)
28-40 West 23rd Street	Various	Various	Various	Various	$81.33	(2)
Confidential Park Avenue South	Confidential	25,000 SF	April 2024	120 mos.	$100.00
295 Fifth Avenue	Quinn Emanuel	131,661 SF	March 2024	199 mos.	$83.50
888 Broadway	Connaught	5,339 SF	December 2023	93 mos.	$91.00
817 Broadway	Inspired Capital	9,943 SF	December 2023	121 mos.	$99.00
200 Fifth Avenue	Doordash	115,382 SF	December 2023	120 mos.	$101.00

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated April 1, 2024. Rent (PSF) does not include rent steps.

The following table presents information relating to comparable retail leases for the 28-40 West 23rd Street Property:

Comparable Retail Rental Summary(1)
Property Name	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	Rent (PSF)
28-40 West 23rd Street	Home Depot	118,500 SF	November 2020	183 mos.	$63.59	(2)
7 West 21st Street	Bathhouse	34,328 SF	March 2021	180 mos.	$58.26
881 Broadway	Crate & Barrel	35,000 SF	January 2023	120 mos.	$94.29
44 Union Square East	Petco	29,989 SF	February 2022	120 mos.	$105.04
620 Avenues of the Americas	Bed Bath & Beyond	92,025 SF	February 2021	120 mos.	$92.37
401 East 60th Street	Home Depot	119,882 SF	January 2021	241 mos.	$94.26

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated April 1, 2024. Rent (PSF) does not include rent steps.

The Borrower and the Borrower Sponsor. The borrower is 23rd Street Properties LLC, a Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 28-40 West 23rd Street Whole Loan. The borrower sponsors are Robert B. Getreu, Michael T. Cohen and Andrew H. Roos of Williams Equities. Founded in 1926, Williams Equities is a fourth generation real estate investment company that owns a portfolio of twelve New York City office buildings. The related 28-40 West 23rd Street Whole Loan documents do not provide for a separate carveout guarantor or environmental indemnitor that is distinct from the borrower.

Property Management. The 28-40 West 23rd Street Property is managed by Colliers International NY LLC, an affiliate of the borrower sponsors.

Initial and Ongoing Reserves. At origination of the 28-40 West 23rd Street Whole Loan, the borrower deposited approximately: (i) $4,088,374 into a tax reserve (ii) $4,098,393 into an unfunded obligations reserve, and (iii) $23,149,913 into a future capital expenditures reserve.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $1,022,093).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 28-40 West 23rd Street Whole Loan documents.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
8

Mixed Use – Office/Retail 28-40 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 1 28-40 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 36.9% 2.39x 15.4%

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $9,635, subject to a cap of $346,863.

Lockbox / Cash Management The 28-40 West 23rd Street Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the lender is permitted to deliver on the borrower’s behalf direction letters to all tenants at the 28-40 West 23rd Street Property directing them to pay to a lender-controlled lockbox account all rent and other sums which would otherwise be paid to the borrower. After the first occurrence of a Trigger Period, the borrower is required to cause revenue received by the borrower or the property manager to be deposited into such lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 28-40 West 23rd Street Whole Loan documents; and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 28-40 West 23rd Street Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 28-40 West 23rd Street Whole Loan; provided, however, that if no event of default has occurred and is continuing, any excess cash flow funds collected during the continuance of a Specified Tenant Trigger Period (as defined below) will be disbursed to the borrower to cover approved Specified Tenant (as defined below) leasing costs. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower; provided, however, any excess cash flow funds required to satisfy the Specified Tenant Excess Cash Flow Condition (as defined below) or to satisfy the ST Cap Condition (as defined below) will be retained by the lender in the excess cash flow account until certain stabilization conditions are satisfied. Upon an event of default under the 28-40 West 23rd Street Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt yield falling below 8.0%, and (iii) the occurrence of a Specified Tenant Trigger Period; and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt yield is equal to or greater than 8.0% for one calendar quarter, and (z) with regard to any Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means, as applicable, (i) Estee Lauder, together with its successors and/or assigns, (ii) any other tenant whose lease, individually or when aggregated with all other leases at the 28-40 West 23rd Street Property with the same tenant or its affiliates, either accounts for 33% or more of (A) the total rental income for the 28-40 West 23rd Street Property or (B) the square footage of the 28-40 West 23rd Street Property and (iii) any guarantors, if any, of the applicable related Specified Tenant leases. As of the date of origination of the 28-40 West 23rd Street Whole Loan, Home Depot was not a Specified Tenant.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), (iii) Specified Tenant failing to be open for business during customary hours and/or “going dark” in 30% or more of the Specified Tenant space (or applicable portion thereof), (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of Specified Tenant, and (vii) Specified Tenant failing to extend or renew the applicable Specified Tenant lease as required under the terms of the 28-40 West 23rd Street Whole Loan documents and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below); (2) the borrower leasing (A) the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the 28-40 West 23rd Street Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith, or (B) a portion of the applicable Specified Tenant space pursuant to one or more leases in accordance with the applicable terms and conditions of the 28-40 West 23rd Street Whole Loan documents the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, each such lease has commenced, a rent commencement date has been established under each such lease for a minimum lease term of 5 years, the gross rent payable under each such lease(s) is equal to or greater than the gross rent for the entirety of the applicable Specified Tenant space as of the date of origination of the 28-40 West 23rd Street Whole Loan, and in the lender’s reasonable judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied; or (3) solely with respect to a Specified Tenant Trigger Period contemplated in clause (A)(vii) of the definition of “Specified Tenant Trigger Period”, the date upon which both of the following has occurred: (I) the debt yield is equal to or greater than 12% exclusive of any rental income of the applicable Specified Tenant and (II) the ST Cap Condition is satisfied with respect to the applicable Specified Tenant space by (x) the amount of funds on deposit in the excess cash flow account collected during the continuance of such Specified Tenant Trigger Period satisfying the ST Cap Condition and/or (y) the borrower depositing cash

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
9

Mixed Use – Office/Retail 28-40 West 23rd Street New York, NY 10010	Collateral Asset Summary – Loan No. 1 28-40 West 23rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 36.9% 2.39x 15.4%

into the excess cash flow account and/or posting a letter of credit with the lender for such purpose, in each case, in an amount to satisfy the ST Cap Condition.

“Specified Tenant Cure Conditions” means each of the following, as applicable, (i) the Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and open for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms of the 28-40 West 23rd Street Whole Loan documents and, in the lender’s reasonable judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith, (v) if applicable, the Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease unless: (x) such non-payment of rent is solely the result of an abatement thereunder and (y) the borrower has reserved an amount equal to the total unabated rent that would otherwise be due and payable.

“Specified Tenant Excess Cash Flow Condition” means, with respect to curing any Specified Tenant Trigger Period by re-tenanting the applicable Specified Tenant space or renewal/extension of any Specified Tenant lease, sufficient funds have been accumulated in the excess cash flow account and the leasing reserve account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any such re-tenanting or renewal/extension.

“ST Cap Condition” means that the amount on deposit in the excess cash flow account is equal to or greater than (x) $100, multiplied by (y) the number of leasable square feet demised pursuant to the applicable Specified Tenant lease with respect to which the applicable Specified Tenant Trigger Period has occurred.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not Permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
10

Office – CBD 1812 North Moore Street Arlington, VA 22209	Collateral Asset Summary – Loan No. 2 1812 North Moore	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 54.9% 1.55x 13.9%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
11

Office – CBD 1812 North Moore Street Arlington, VA 22209	Collateral Asset Summary – Loan No. 2 1812 North Moore	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 54.9% 1.55x 13.9%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
12

Office – CBD 1812 North Moore Street Arlington, VA 22209	Collateral Asset Summary – Loan No. 2 1812 North Moore	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 54.9% 1.55x 13.9%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
13

Office – CBD 1812 North Moore Street Arlington, VA 22209	Collateral Asset Summary – Loan No. 2 1812 North Moore	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 54.9% 1.55x 13.9%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Office – CBD
Borrower Sponsor(s):	Anthony Westreich	Collateral:	Fee
Borrower(s):	1812 Holdings, LLC	Location:	Arlington, VA
Original Balance(1):	$70,000,000	Year Built / Renovated:	2013 / NAP
Cut-off Date Balance(1):	$70,000,000	Property Management:	Monday Properties Services, LLC
% by Initial UPB:	8.5%	Size:	543,697 SF
Interest Rate:	7.53000%	Appraised Value / Per SF:	$315,000,000 / $579
Note Date:	April 10, 2024	Appraisal Date:	February 20, 2024
Original Term:	60 months	Occupancy:	83.8% (as of March 1, 2024)
Amortization:	Interest Only, Amortizing Balloon	UW Economic Occupancy:	86.7%
Original Amortization:	360 months	Underwritten NOI(5):	$24,058,387
Interest Only Period:	24 months	Underwritten NCF:	$22,589,645
First Payment Date:	June 6, 2024
Maturity Date:	May 6, 2029	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI(5):	$18,774,842 (TTM January 31, 2024)
Additional Debt Balance(1):	$103,000,000	2023 NOI:	$18,791,006
Call Protection(2):	L(24),D(29),O(7)	2022 NOI:	$17,467,776
Lockbox / Cash Management:	Hard / Springing	2021 NOI:	NAV

Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$318
Taxes:	$1,847,102	$307,850	NAP	Maturity Date Loan / SF:	$310
Insurance:	$22,645	$2,516	NAP	Cut-off Date LTV:	54.9%
Replacement Reserves:	$0	$9,062	NAP	Maturity Date LTV:	53.5%
TI / LC:	$0	$113,334	NAP	UW NOI DY:	13.9%
Other(4):	$7,781,444	$0	NAP	UW NCF DSCR:	1.55x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$173,000,000	96.3%	Loan Payoff	$160,681,751	89.4%
Other Sources(6)	6,657,808	3.7	Upfront Reserves	9,651,191	5.4
			Return of Equity	7,850,142	4.4
			Closing Costs	1,474,724	0.8
Total Sources	$179,657,808	100.0%	Total Uses	$179,657,808	100.0%
(1)	The 1812 North Moore Mortgage Loan (as defined below) is part of the 1812 North Moore Whole Loan (as defined below) which is comprised of seven pari passu promissory notes with an aggregate original principal balance of $173,000,000. The 1812 North Moore Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”). The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the 1812 North Moore Whole Loan. In addition, a constituent party of the borrower is permitted to incur a mezzanine loan secured by the equity interest held by such constituent party, subject to the satisfaction of certain requirements set forth in the 1812 North Moore Whole Loan documents. See “—Permitted Future Mezzanine or Secured Subordinate Indebtedness” below and “Description of the Mortgage Pool–Additional Indebtedness– Permitted Mezzanine Debt” in the Preliminary Prospectus.
(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date on June 6, 2024. Defeasance of the 1812 North Moore Whole Loan is permitted in whole (but not in part) at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 1812 North Moore Whole Loan to be securitized and (b) April 10, 2028. The assumed defeasance lockout period of 24 payments is based on the expected Benchmark 2024-V7 securitization closing date in May 2024. The actual lockout period may be longer.
(3)	See “Initial and Ongoing Reserves” below.
(4)	Other Reserves consist of an initial unfunded obligations reserve of $6,245,853 and an initial free rent reserve of $1,535,591.
(5)	The increase from Most Recent NOI to Underwritten NOI is primarily attributed to the execution of three new leases from September 2023 through January 2024.
(6)	Other Sources include escrows and credits from previous debt which were used to pay off the prior loan on the 1812 North Moore Property (as defined below).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
14

Office – CBD 1812 North Moore Street Arlington, VA 22209	Collateral Asset Summary – Loan No. 2 1812 North Moore	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 54.9% 1.55x 13.9%

The Loan. The second largest mortgage loan (the “1812 North Moore Mortgage Loan”) is part of a whole loan (the “1812 North Moore Whole Loan”) secured by the borrower’s fee interest in an office property totaling 543,697 square feet located in Arlington, Virginia (the “1812 North Moore Property”). The 1812 North Moore Whole Loan is comprised of seven pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $173,000,000. The 1812 North Moore Whole Loan was originated on April 10, 2024 by CREFI and accrues interest at a fixed rate of 7.53000% per annum. The 1812 North Moore Whole Loan has an initial term of five years and is interest-only for the first 24 months followed by amortization on a 30-year basis. The scheduled maturity date of the 1812 North Moore Whole Loan is the payment date that occurs on May 6, 2029. The 1812 North Moore Mortgage Loan is evidenced by the controlling Note A-1-1 with an outstanding principal balance as of the Cut-off Date of $70,000,000. The remaining notes are currently held by CREFI and are expected to be contributed to one or more future securitization trust(s).

The table below identifies the promissory notes that comprise the 1812 North Moore Whole Loan. The relationship between the holders of the 1812 North Moore Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 1812 North Moore Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2024-V7 transaction. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$70,000,000	$70,000,000	Benchmark 2024-V7	Yes
A-1-2(1)	10,000,000	10,000,000	CREFI	No
A-2-1(1)	20,000,000	20,000,000	CREFI	No
A-2-2(1)	20,000,000	20,000,000	CREFI	No
A-2-3(1)	10,000,000	10,000,000	CREFI	No
A-3	30,000,000	30,000,000	BMO 2024-5C4	No
A-4(1)	13,000,000	13,000,000	CREFI	No
Whole Loan	$173,000,000	$173,000,000
(1)	Expected to be contributed to one or more securitization trust(s).

The Property. The 1812 North Moore Property is a 35-story, Class A office property totaling 543,697 square feet in Arlington, Virginia. The 1812 North Moore Property was constructed in 2013 and is situated on an approximately 0.685-acre site along the west side of North Moore Street, adjacent to the Rosslyn Metrorail station in the Rosslyn submarket of Arlington, Virginia. The 1812 North Moore Property serves as the corporate headquarters for Nestle USA, Inc. (“Nestle”) which relocated to the 1812 North Moore Property in 2017. The 1812 North Moore Property has access to 480 garage parking spaces, including 15 stations for charging electric cars, resulting in a parking ratio of approximately 0.88 spaces per 1,000 square feet. Amenities at the 1812 North Moore Property include a fitness center, conference center, tenant lounge and storage bays available for tenant use.

As of March 1, 2024, the 1812 North Moore Property was 83.8% occupied by nine tenants. The tenants at the 1812 North Moore Property have a weighted average lease term remaining of 8.4 years with 3.4% of net rentable area rolling during the 1812 North Moore Whole Loan term. The tenancy includes a total of three investment grade rated tenants which account for 88.2% of underwritten base rent. Since December 2023, there have been three separate leases for an aggregate of 44,376 square feet signed at the 1812 North Moore Property which have in the aggregate added $2,649,193 of UW Base Rent. Additionally, there have been three letters of intent executed at the 1812 North Moore Property accounting for 20,537 square feet and $1,170,609 of rent which were not underwritten. We cannot assure you that any of such letters of intent will result in a lease being signed.

Major Tenants. The three largest tenants based on underwritten base rent are Nestle, Humana Inc. (“Humana”) and Oracle America, Inc. (“Oracle”).

Nestle (299,779 square feet; 55.1% of net rentable area; 68.4% of underwritten base rent) Founded in 1866, Nestle is a diversified food and beverages company with a global footprint which sells products in 188 countries. Nestle utilizes its space at the 1812 North Moore Property as its US headquarters and has been at the 1812 North Moore Property since December 2017 with a current lease term through November 2032 with no termination options and two, five-year renewal options. Nestle has two options to contract its space at the 1812 North Moore Property. The first option provides Nestle with the right to reduce its space as to the lowest full floor that is part of its leased premises, effective any time beginning February 1, 2027 by providing written notice no later than 12 months prior to the first contraction date. The second option provides Nestle with the one-time right to reduce its space (x) if the foregoing contraction option was exercised, then only as to the lowest full floor that is then part of the leased premises, and (y) if the foregoing contraction option was not exercised,

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
15

Office – CBD 1812 North Moore Street Arlington, VA 22209	Collateral Asset Summary – Loan No. 2 1812 North Moore	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 54.9% 1.55x 13.9%

then only as to the lowest floor or the lowest two floors that are then part of the leased premises, in each case effective as of January 31, 2030, by providing written notice no later than 12 months prior to the second contraction date.

Humana (46,784 square feet; 8.6% of net rentable area; 10.0% of underwritten base rent) Founded in 1961, Humana (NYSE: HUM) is a for-profit health insurance company headquartered in Louisville, Kentucky with approximately 11.6 million medical members and 48,700 employees. Humana has been at the 1812 North Moore Property since April 2020 and has a current lease term through May 2031 with two, five-year renewal options and no termination options.

Oracle (46,262 square feet; 8.5% of net rentable area; 9.8% of underwritten base rent) Founded in 1977, Oracle is an integrated technology company that has been utilized by more than 430,000 customers across 175 countries and is an embedded database, application servicer and enterprise performance management platform. On June 8, 2022, Oracle acquired Cerner, a provider of digital information systems used within hospitals and health systems to enable medical professionals to deliver better healthcare to individual patients and communities. Cerner was previously in occupancy at the 1812 North Moore Property with multiple leases beginning in January 2019 and July 2019, respectively, and running through December 2029 and June 2030, respectively. Subsequent to the acquisition, Oracle assumed the leases from Cerner Corporation. Oracle leases 38,075 SF of space that expires in December 2029 and 8,187 SF that expires in June 2030 with no termination options and one, five-year renewal option.

The following table presents certain information relating to the largest tenants at the 1812 North Moore Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
Nestle USA, Inc.	Aa3/AA-/A+	299,779	55.1%	$21,534,987	$71.84	68.4%	11/30/2032	N(3)	2 x 5 Yr
Humana Inc.	Baa2/BBB/BBB	46,784	8.6	3,139,113	$67.10	10.0	5/31/2031	N	2 x 5 Yr
Oracle America, Inc.(4)	Baa2/BBB/BBB	46,262	8.5	3,088,751	$66.77	9.8	Various	N	1 x 5 Yr
Graham Holdings Company	Ba1/BB/NR	24,023	4.4	1,441,380	$60.00	4.6	4/30/2040	Y(5)	1 x 5 Yr
National Electrical Manufacturers Association	NR/NR/NR	11,839	2.2	710,340	$60.00	2.3	9/30/2036	Y(6)	1 x 5 Yr
RFS OPCO LLC	NR/NR/NR	8,598	1.6	502,381	$58.43	1.6	3/31/2029	N	1 x 5 Yr
Evolent Health, LLC	NR/NR/NR	8,514	1.6	497,473	$58.43	1.6	1/31/2031	N	1 x 5 Yr
Favor TechConsulting, LLC	NR/NR/NR	5,724	1.1	344,585	$60.20	1.1	2/29/2028	Y(7)	None
Rocade LLC	NR/NR/NR	3,893	0.7	225,444	$57.91	0.7	4/30/2029	Y(8)	1 x 5 Yr
Total Occupied		455,416	83.8%	$31,484,453	$69.13	100.0%
Vacant		88,281	16.2
Total		543,697	100.0%
(1)	Based on the underwritten rent roll dated March 1, 2024, inclusive of $39,175 of contractual rent steps underwritten through January 1, 2025 and $1,837,678 in straight line rent steps for Nestle, Humana and Oracle.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Nestle has two options to contract its space at the 1812 North Moore Property. The first option specifies Nestle can reduce its space only for the lowest full floor that is part of the premises, effective any time after January 31, 2027 by providing written notice no later than 12 months prior to the first contraction date. The second option specifies Nestle has the one-time right to reduce its space (x) if the foregoing contraction option was exercised, then only as to the lowest full floor that is then part of the leased premises, and (y) if the foregoing contraction option was not exercised, then only as to the lowest floor or the lowest two floors that are then part of the leased premises, in each case effective as of January 31, 2030 by providing written notice no later than 12 months prior to the first contraction date.
(4)	Oracle leases 38,075 SF of space that expires in December 2029 and 8,187 SF that expires in June 2030.
(5)	Graham Holdings Company executed a lease dated April 2, 2024. Graham Holdings Company has a lease commencement date of May 2025 and may accelerate the expiration date of its lease to August 2036 by providing written notice no later than June 30, 2035 along with payment of a termination fee.
(6)	National Electrical Manufacturers Association executed a lease dated January 6, 2024. National Electrical Manufacturers Association has a lease commencement date of January 2025 and has the one time right to terminate its lease effective on the last day of the 105th full calendar month after the commencement date in September 2033, by giving prior written notice 12 months prior to the termination date.
(7)	Favor TechConsulting, LLC may terminate its lease effective on the last day of the 65th month of its lease term (February 28, 2026) with 12 months’ prior notice if its subcontract with Oracle is terminated.
(8)	Rocade LLC may terminate its lease effective on the last day of the 43rd full calendar month (April 30, 2027) of the term following the commencement date by giving prior written notice before the last day of the 34th full calendar month (July 31, 2026).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
16

Office – CBD 1812 North Moore Street Arlington, VA 22209	Collateral Asset Summary – Loan No. 2 1812 North Moore	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 54.9% 1.55x 13.9%

The following table presents certain information relating to the lease rollover schedule at the 1812 North Moore Property, based on initial lease expiration date:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2024	0	0.0%	0.0%	$0	0.0%	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	5,724	1.1	1.1%	344,585	1.1	$60.20	1
2029	50,566	9.3	10.4%	3,280,982	10.4	$64.89	3
2030	8,187	1.5	11.9%	535,594	1.7	$65.42	1
2031	55,298	10.2	22.0%	3,636,586	11.6	$65.76	2
2032	299,779	55.1	77.2%	21,534,987	68.4	$71.84	1
2033	0	0.0	77.2%	0	0.0	$0.00	0
2034	0	0.0	77.2%	0	0.0	$0.00	0
2035 & Thereafter	35,862	6.6	83.8%	2,151,720	6.8	$60.00	2
Vacant	88,281	16.2	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	543,697	100.0%		$31,484,453	100.0%	$69.13	10
(1)	Based on the underwritten rent roll dated March 1, 2024, inclusive of $39,175 of contractual rent steps underwritten through January 1, 2025 and $1,837,678 in straight line rent steps for the investment grade tenants.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
17

Office – CBD 1812 North Moore Street Arlington, VA 22209	Collateral Asset Summary – Loan No. 2 1812 North Moore	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 54.9% 1.55x 13.9%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 1812 North Moore Property:

Cash Flow Analysis(1)(2)
	2022	2023	TTM 1/31/2024(2)	U/W(2)	U/W Per SF
Base Rent(1)	$25,172,705	$25,981,040	$26,129,848	$29,607,600	$54.46
Contractual Rent Steps(1)	0	0	0	1,876,853	$3.45
Potential Income from Vacant Space	0	0	0	4,982,717	$9.16
Gross Potential Rent	$25,172,705	$25,981,040	$26,129,848	$36,467,170	$67.07
Total Reimbursements	981,721	1,424,077	1,412,350	988,455	$1.82
Total Gross Income	$26,154,426	$27,405,117	$27,542,198	$37,455,625	$68.89
Other Income(3)	987,106	1,085,970	1,088,040	1,088,040	$2.00
(Vacancy/Credit Loss)	(700,434)	(230,570)	(330,182)	(4,982,717)	($9.16)
Effective Gross Income	$26,441,098	$28,260,517	$28,300,056	$33,560,948	$61.73
Management Fee	533,713	573,958	576,019	1,006,828	$1.85
Real Estate Taxes	3,400,928	3,518,290	3,499,281	3,143,763	$5.78
Insurance	265,641	273,770	273,594	217,440	$0.40
Other Expenses(4)	4,773,039	5,103,493	5,176,320	5,134,530	$9.44
Total Expenses	$8,973,322	$9,469,511	$9,525,214	$9,502,562	$17.48
Net Operating Income	$17,467,776	$18,791,006	$18,774,842	$24,058,387	$44.25
Capital Expenditures	0	0	0	108,739	$0.20
TI/LC	0	0	0	1,360,002	$2.50
Net Cash Flow	$17,467,776	$18,791,006	$18,774,842	$22,589,645	$41.55

Occupancy (%)	74.3%	77.2%	77.2%	86.7%(5)
NCF DSCR(6)	1.20x	1.29x	1.29x	1.55x
NOI Debt Yield(6)	10.1%	10.9%	10.9%	13.9%
(1)	Underwritten Base Rent is based on the underwritten rent roll dated March 1, 2024. Contractual Rent Steps are inclusive of $39,175 of contractual rent steps underwritten through January 1, 2025 and $1,837,678 in straight line rent steps for the investment grade tenants.
(2)	The increase from TTM 1/31/2024 Net Operating Income to U/W Net Operating Income is primarily attributed to the execution of three new leases from September 2023 through January 2024.
(3)	Other Income includes parking income, overtime HVAC, plumbing and additional miscellaneous income.
(4)	Other Expenses include cleaning, contract services, repairs and maintenance, utilities, general and administrative, non-recoverable expenses, parking and amenity expenses.
(5)	Represents economic occupancy.
(6)	Based on the 1812 North Moore Whole Loan.

Appraisal. According to the appraisal, the 1812 North Moore Property had an “as-is” appraised value of $315,000,000 as of February 20, 2024, as shown in the table below. Based on the “as-is” value of $315,000,000, the Cut-off Date LTV and Maturity Date LTV for the 1812 North Moore Whole Loan are 54.9% and 53.5%, respectively.

1812 North Moore Appraised Value(1)
Property	Value	Capitalization Rate
1812 North Moore	$315,000,000	6.75%
(1)	Source: Appraisal.

Environmental Matters. According to a Phase I environmental report dated March 15, 2024, there was no evidence of any recognized environmental conditions at the 1812 North Moore Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
18

Office – CBD 1812 North Moore Street Arlington, VA 22209	Collateral Asset Summary – Loan No. 2 1812 North Moore	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 54.9% 1.55x 13.9%

The Market. The 1812 North Moore Property is located along the west side of North Moore Street in the Rosslyn submarket of Arlington, Virginia. Rosslyn is situated on the banks of the Potomac River, across from Georgetown and within minutes of Foggy Bottom. Rosslyn has experienced significant renovation activity in recent years due to zoning changes allowing building heights of 300 feet with approval by the Arlington County Board. Access to Rosslyn is provided by Interstate 66, the George Washington Parkway and the Rosslyn Metrorail station which is adjacent to the 1812 North Moore Property.

According to the appraisal, as of December 31, 2023, the Rosslyn office submarket had a total inventory of 10,323,508 square feet across 39 buildings, an overall vacancy rate of 20.0% and average asking rent of $40.83 per square foot. In 2023 there was 276,986 square feet of direct leasing activity in the submarket.

According to the appraisal for the 1812 North Moore Property, the 2022 population and average household income in a one-, three- and five-mile radius are 40,072, 321,726 and 811,603 and $181,039, $191,678 and $185,977, respectively.

The following table presents certain information relating to comparable office leases for the 1812 North Moore Property.

	Comparable Office Rental Summary(1)
Property Name	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Mos)	Rent (PSF)
1812 North Moore	Various	Various	Various	Various	$65.01(2)
1000 Wilson	Curtis Process Consulting	8,397 SF	September 2023	98 mos.	$54.00
1100 Wilson	National Association of Corporate Directors	41,948 SF	November 2023	146 mos.	$54.50
Arlington Tower	WSP USA Inc.	10,254 SF	May 2023	41 mos.	$58.00
Commonwealth Tower	Langan Engineering	14,342 SF	November 2023	65 mos.	$50.00
Potomac Tower	Venture Global LNG, Inc.	6,330 SF	November 2022	131 mos.	$57.50

(1)	Source: Appraisals. Rent (PSF) does not include rent steps.
(2)	Based on the underwritten rent roll dated March 1, 2024.

The Borrower and the Borrower Sponsor. The borrower is 1812 Holdings, LLC, a Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1812 North Moore Whole Loan. The borrower sponsor and non-recourse carveout guarantor is Anthony Westreich, the founding and managing partner of Monday Properties. Founded in 2002, Monday Properties has completed over 86 property transactions, representing $16 billion in capital value and 35 million square feet. Monday Properties currently owns and operates over five million square feet of commercial office space and 6,500 multifamily units.

Property Management. The 1812 North Moore Property is managed by Monday Properties Services, LLC, a borrower-affiliated management company.

Initial and Ongoing Reserves. At origination of the 1812 North Moore Whole Loan, the borrower deposited approximately: (i) $1,847,102 into a tax reserve, (ii) $22,645 into an insurance reserve, (iii) $6,245,853 into an unfunded obligations reserve and (iv) $1,535,591 into a free rent reserve.

Tax Reserve – The borrower is required to deposit into the real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $307,850).

Insurance Reserve – The borrower is required to deposit into the insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $2,516); provided, however, such amount will be waived if the liability or casualty policy maintained by the borrower is an approved blanket or umbrella policy. At origination of the 1812 North Moore Whole Loan, a portion of the borrower’s policy was maintained pursuant to an acceptable blanket policy.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $9,062.

Leasing Reserve – The borrower is required to deposit into a leasing reserve, on a monthly basis, approximately $113,334 for tenant improvements, including tenant allowances and landlord work.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
19

Office – CBD 1812 North Moore Street Arlington, VA 22209	Collateral Asset Summary – Loan No. 2 1812 North Moore	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 54.9% 1.55x 13.9%

Lockbox / Cash Management The 1812 North Moore Whole Loan is structured with a hard lockbox and springing cash management. The 1812 North Moore Whole Loan documents require the borrower to send or cause the property manager to send a notice to all tenants at the 1812 North Moore Property directing them to remit all payments under their respective leases directly to the lender-controlled lockbox. The borrower is required to cause all revenue received by the borrower, the property manager or the parking manager from the 1812 North Moore Property to be deposited into such lockbox no later than two business days after receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 1812 North Moore Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 1812 North Moore Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 1812 North Moore Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower; provided, however, any excess cash flow funds required to satisfy the Specified Tenant Excess Cash Flow Condition (as defined below) or to satisfy the ST Cap Condition (as defined below) will be retained by the lender in the excess cash flow account. Upon an event of default under the 1812 North Moore Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine. Funds on deposit in the excess cash flow account will be made available to the borrower to cover leasing costs incurred in connection with re-tenanting the Specified Tenant space and/or an extension of the Specified Tenant lease. In addition, funds on deposit in the excess cash flow account (excluding funds being held to satisfy the Specified Tenant Excess Cash Flow Condition and/or the ST Cap Condition) will be made available as follows: (i) if there are insufficient funds in the leasing reserve account, to cover leasing costs incurred at the property, (ii) if there are insufficient funds in the operating expense account, to cover approved operating expenses, and (iii) if there are insufficient funds in the replacement reserve account, to cover approved replacements.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.30x (provided, however, that no Trigger Period will exist if and so long as the DSCR Trigger Period Avoidance Conditions (as defined below) are satisfied), and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below) and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default, (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.35x for two consecutive calendar quarters, and (z) with regard to clause (iii) above, the Specified Tenant Trigger Period ceasing to exist.

“DSCR Trigger Period Avoidance Conditions” exists if, and only for so long as, the borrower deposits cash into an account with lender or delivers a letter of credit equal to the DSCR Deposit Amount (as defined below) and, thereafter, for as long as borrower elects to avoid a Trigger Period, on each calendar quarter, continues to deposit additional cash collateral or increases the amount of the letter of credit to the DSCR Deposit Amount.

“DSCR Deposit Amount” means an amount that, if applied to the then outstanding principal balance of the 1812 North Moore Whole Loan, would be sufficient to reduce the outstanding principal balance to an amount which would cause the debt service coverage ratio to equal 1.35x.

A “Specified Tenant” means, as applicable, (i) Nestle, a Delaware corporation, together with its successors and/or assigns, (ii) any other tenant that (together with its affiliates) directly leases (in the aggregate) not less than 20% of the leasable square footage of the 1812 North Moore Property, and (iii) any guarantor(s) of the applicable related Specified Tenant lease(s).

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) Specified Tenant failing to be in actual, physical possession of its Specified Tenant space, (iii) Specified Tenant failing to be open for business during customary hours and/or “going dark” in all or any portion of its Specified Tenant space, excepting “hybrid work” programs, (iv) Specified Tenant giving written notice that it is terminating its lease for all or any portion of its Specified Tenant space, (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of Specified Tenant, and (vii) if either (x) at any time while the Nestle Lease (as defined below) is in place, a Public Nestle Relocation Notice Event (as defined below) occurs or (y) if the Nestle Lease is in place on May 6, 2027, a Specified Tenant Trigger Period will be deemed to have occurred on May 6, 2027 unless, in each case, the Nestle Lease has been extended for all or a portion of the Specified Tenant space of not less than 250,000 square feet at a base rental rate equal to or greater than the base rental rate in effect immediately prior to the extension and otherwise pursuant to terms acceptable to the lender for an extension term of not less than an additional five years with no right on the part of Nestle to terminate the Nestle Lease (in whole or in part) during said extension, except for (x) customary termination rights in connection with landlord defaults and/or a material casualty or condemnation and (y) to the extent the applicable extension covers a portion of the Specified Tenant space in excess of 250,000 square feet, any partial termination right(s) which, in the aggregate, cover no more than said excess square footage) and (viii) Specified Tenant ceasing to maintain a long-term unsecured debt rating of at least BBB- from S&P and an equivalent rating from each of the other rating agencies which rate such entity and (B) expiring upon the first to occur of (i) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below); (ii) the borrower leasing the entire applicable Specified Tenant space pursuant to one or more leases in accordance with the applicable terms and conditions of the 1812

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
20

Office – CBD 1812 North Moore Street Arlington, VA 22209	Collateral Asset Summary – Loan No. 2 1812 North Moore	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 54.9% 1.55x 13.9%

North Moore Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, and, in the lender’s reasonable judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied; or (iii) solely with respect to (x) a Specified Tenant Trigger Period contemplated in clause (A)(iv) and/or (A)(v) above, which involves Nestle exercising its right to surrender one floor in the Specified Tenant space or (y) a Specified Tenant Trigger Period contemplated in clause (A)(iii) above, which involves Nestle going dark in a portion of its Specified Tenant space, the ST Cap Condition is satisfied.

“Nestle Lease” means that certain Deed of Lease, dated January 19, 2017, between Nestle, as tenant, and borrower, as landlord, as amended.

“Public Nestle Relocation Notice Event” means (x) lender becomes aware from a public news source, press release or any other identifiable and reputable source with verifiable information that Nestle intends to move all or a material portion of the business it currently conducts at the 1812 North Moore Property to another existing or planned development and (y) either (i) the notice is in the form of a publicly available announcement made by Nestle (or its affiliates) that it affirmatively intends to discontinue material operations at the 1812 North Moore Property or (ii) lender has received commercially reasonable evidence that Nestle (or an affiliate thereof) has taken a binding affirmative action in the nature of purchasing real estate (or entering into a contract to purchase the same) or entering into a lease agreement for space that will be utilized to consummate the foregoing relocation.

“Specified Tenant Cure Conditions” means each of the following, as applicable, (i) the Specified Tenant has cured all monetary and material non-monetary defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of its Specified Tenant space (or applicable portion thereof) and open for business during customary hours and not “dark” in all or any portion of its Specified Tenant space, excepting “hybrid work” programs, (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) if due to either of the events contemplated by clause (A)(vii) of the definition of “Specified Tenant Trigger Period” above, the Nestle Lease has been extended for the entirety of the Specified Tenant space and in lender’s reasonable judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith, (v) if applicable, the Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease unless: (x) such non-payment of rent is solely the result of an abatement thereunder and (y) the borrower has reserved an amount equal to the total unabated rent that would otherwise be due and payable and (vii) if due to a credit rating trigger, the applicable Specified Tenant to which the credit rating trigger occurred maintains, and does maintain for at least two consecutive calendar quarters, a long-term unsecured debt rating of at least “BBB-” from S&P and an equivalent rating from each of the other rating agencies which rate such entity.

“Specified Tenant Excess Cash Flow Condition” means, with respect to curing any Specified Tenant Trigger Period by re-tenanting the applicable Specified Tenant space or renewal/extension of any Specified Tenant lease, sufficient funds have been accumulated, which may be achieved through either a cash flow sweep or deposit of funds, in the excess cash flow account and the leasing reserve account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated and unpaid leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any such re-tenanting or renewal/extension.

“ST Cap Condition” means that the amount on deposit in the excess cash flow account is equal to or greater than (x) $100, multiplied by (y) the number of leasable square feet surrendered by Nestle in connection with a Nestle partial termination or the proportion of the number of leasable square feet in which Nestle has partially “gone dark”.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Provided that no event of default is continuing under the 1812 North Moore Whole Loan documents, a constituent party of the borrower is permitted to incur a mezzanine loan (the “1812 North Moore Mezzanine Loan”) secured by the equity interest held by such constituent party in the borrower under the 1812 North Moore Whole Loan, subject to the satisfaction of certain requirements set forth in the 1812 North Moore Whole Loan documents, which include, but are not limited to: (i) the actual combined debt service coverage ratio based on the 1812 North Moore Whole Loan and the 1812 North Moore Mezzanine Loan is (x) no less than 1.73x (calculated assuming interest-only payments of debt service) prior to May 6, 2026 or (y) no less than 1.55x (calculated based on a debt service constant inclusive of thirty-year amortization) on or after May 6, 2026; (ii) the actual combined debt yield based on the 1812 North Moore Whole Loan and the 1812 North Moore Mezzanine Loan is no less than 13.25%; (iii) the execution of an intercreditor agreement acceptable to the lender and satisfactory to the rating agencies; (iv) if required by the lender, receipt of a rating agency confirmation; and (v) the maturity of the 1812 North Moore Mezzanine Loan is coterminous with, or longer than, the maturity date of 1812 North Moore Whole Loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
21

Office – CBD 1812 North Moore Street Arlington, VA 22209	Collateral Asset Summary – Loan No. 2 1812 North Moore	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 54.9% 1.55x 13.9%

Release of Collateral. Not Permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
22

Office – CBD 8620 Spectrum Center Boulevard San Diego, CA 92123	Collateral Asset Summary – Loan No. 3 Sunroad Centrum	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 67.6% 1.37x 11.3%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
23

Office – CBD 8620 Spectrum Center Boulevard San Diego, CA 92123	Collateral Asset Summary – Loan No. 3 Sunroad Centrum	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 67.6% 1.37x 11.3%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
24

Office – CBD 8620 Spectrum Center Boulevard San Diego, CA 92123	Collateral Asset Summary – Loan No. 3 Sunroad Centrum	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 67.6% 1.37x 11.3%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
25

Office – CBD 8620 Spectrum Center Boulevard San Diego, CA 92123	Collateral Asset Summary – Loan No. 3 Sunroad Centrum	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 67.6% 1.37x 11.3%

Mortgage Loan Information		Property Information
Loan Sellers:	GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Office – CBD
Borrower Sponsor(s):	Sunroad Holding Corporation	Collateral:	Fee
Borrower(s):	Sunroad Centrum Office One Partners, L.P.	Location:	San Diego, CA
Original Balance(1):	$70,000,000	Year Built / Renovated:	2008 / NAP
Cut-off Date Balance(1):	$70,000,000	Property Management:	Sunroad Asset Management, Inc.
% by Initial UPB:	8.5%	Size:	274,758 SF
Interest Rate:	7.91200%	Appraised Value / Per SF:	$122,000,000 / $444
Note Date:	4/25/2024	Appraisal Date:	July 13, 2023
Original Term:	60 months	Occupancy:	100.0% (as of April 9, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	96.2%
Original Amortization:	NAP	Underwritten NOI(5):	$9,294,609
Interest Only Period:	60 months	Underwritten NCF:	$9,044,784
First Payment Date:	June 6, 2024
Maturity Date:	May 6, 2029	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI(5):	$3,863,872 (TTM February 29, 2024)
Additional Debt Balance(1):	$12,460,000	2023 NOI:	$3,778,355
Call Protection(2):	L(24),D(29),O(7)	2022 NOI:	$1,905,814
Lockbox / Cash Management:	Hard / Springing	2021 NOI:	($914,620)
Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$300
Taxes:	$133,544	$66,772	NAP	Maturity Date Loan / SF:	$300
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	67.6%
Replacement Reserves:	$274,758	Springing	$274,758	Maturity Date LTV:	67.6%
TI / LC:	$0	$0	NAP	UW NOI DY:	11.3%
Other(4):	$6,166,026	$0	NAP	UW NCF DSCR:	1.37x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$82,460,000	100.0%	Loan Payoff	$64,198,404	77.9%
			Principal Equity Distribution	10,832,299	13.1
			Reserves	6,574,327	8.0
			Closing Costs	854,969	1.0
Total Sources	$82,460,000	100.0%	Total Uses	$82,460,000	100.0%
(1)	The Sunroad Centrum Mortgage Loan (as defined below) is part of the Sunroad Centrum Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $82,460,000. The Financial Information in the chart above is based on the aggregate outstanding principal balance of the Sunroad Centrum Whole Loan.
(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of June 6, 2024. The borrower has the option to prepay the entire Sunroad Centrum Whole Loan in whole (but not in part) on or after November 6, 2028 without the payment of a yield maintenance premium. The borrower has the option to defease the Sunroad Centrum Whole Loan in whole after the earlier to occur of (i) the second anniversary of the closing date of the securitization that includes the last note to be securitized and (ii) April 25, 2027. The assumed lockout period of 24 months is based on the expected closing date of the Benchmark 2024-V7 securitization in May 2024. The actual lockout period may be longer.
(3)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(4)	Other initial reserves consist of approximately $6,166,026 in an unfunded obligations reserve (comprised of approximately $2,936,209 for the TI/LC portion and approximately $3,229,817 for the free rent and gap rent portion of such reserve).
(5)	The increase from Most Recent NOI to Underwritten NOI is due to a higher underwritten occupancy than the occupancy during the Most Recent NOI period. The Most Recent NOI period does not include any income from the General Services Administration tenant which is expected to take occupancy in June 2024.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
26

Office – CBD 8620 Spectrum Center Boulevard San Diego, CA 92123	Collateral Asset Summary – Loan No. 3 Sunroad Centrum	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 67.6% 1.37x 11.3%

The Loan. The third largest mortgage loan (the “Sunroad Centrum Mortgage Loan”) is part of a whole loan (the “Sunroad Centrum Whole Loan”) which is secured by a first deed of trust encumbering the borrower’s fee interest in an office building located in San Diego, California (the “Sunroad Centrum Property”). The Sunroad Centrum Whole Loan is comprised of two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $82,460,000. The Sunroad Centrum Whole Loan was originated on April 25, 2024 by Goldman Sachs Bank USA. The Sunroad Centrum Whole Loan proceeds were used to refinance existing debt, distribute equity to the borrower sponsor, fund upfront reserves and pay origination costs. The Sunroad Centrum Whole Loan has an initial term of 60 months and has a remaining term of 60 months as of the Cut-off Date. The Sunroad Centrum Whole Loan requires interest-only payments during its entire term and accrues interest at a fixed rate of 7.912% per annum. The scheduled maturity date of the Sunroad Centrum Whole Loan is the payment date on May 6, 2029. The Sunroad Centrum Mortgage Loan is evidenced by the controlling note A-1 with an outstanding principal balance as of the Cut-off Date of $70,000,000.

The table below summarizes the promissory notes that comprise the Sunroad Centrum Whole Loan. The relationship between the holders of the Sunroad Centrum Whole Loan will be governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Sunroad Centrum Whole Loan will be serviced under the Benchmark 2024-V7 pooling and servicing agreement. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	Benchmark 2024-V7	Yes
A-2(1)	12,460,000	12,460,000	GSBI	No
Whole Loan	$82,460,000	$82,460,000
(1)	Expected to be contributed to a future securitization.

The Property. The Sunroad Centrum Property is a 274,758 SF, 11-story, LEED certified class A office building in San Diego, California that is 100% leased by ten tenants, five of which are backed by the State of California and the Federal Government, as of April 9, 2024. The Sunroad Centrum Property is located in the Kearny Mesa submarket with access to four freeways that connect the Sunroad Centrum Property to the rest of San Diego. The Sunroad Centrum Property has a weighted average remaining lease term of 12.6 years, with no tenants scheduled to roll during the loan term. The Sunroad Centrum Property was previously fully leased to Bridgepoint Education, which utilized the Sunroad Centrum Property as its headquarters until Bridgepoint Education was acquired in 2020 and vacated at lease expiration. To date, the borrower sponsor has budgeted approximately $44.1 million in tenant improvements and leasing commissions to re-tenant the property and complete its lease up, inclusive of $21.2 million invested in the GSA (as defined herein) space (pursuant to the lease, $12.2 million will be reimbursed by the GSA to the borrower sponsor). Approximately $40.1 million of the budgeted amount has been spent, as of April 9, 2024.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
27

Office – CBD 8620 Spectrum Center Boulevard San Diego, CA 92123	Collateral Asset Summary – Loan No. 3 Sunroad Centrum	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 67.6% 1.37x 11.3%

Major Tenants. The three largest tenants based on underwritten base rent are General Services Administration, Employment Development Department (EDD) and Cypress Insurance Company.

General Services Administration (120,209 SF; 43.8% of net rentable area; 39.8% of underwritten base rent) is an independent agency of the Federal Government that was established to support functioning of federal agencies. The specific GSA tenant at the property is Veterans Affairs. Under the authority of the GSA, the VA (as defined below) manages contracts for medical equipment and medical services for veterans and their families, pharmaceutical equipment, and service schedule programs. The VA reported $16 billion in sales during fiscal year 2021, growing from $13 billion in fiscal year 2018. The VA supports healthcare requirements of the VA and other federal government agencies by providing Federal customers with access to state-of-the art commercial products and services. GSA is expected to take occupancy in June 2024. There is no assurance that the tenant will take occupancy as expected, or at all.

"GSA" means The United States of America, acting by and through the designated representative of the General Services Administration, together with its successors and assigns under the GSA lease.

“VA” means the United States Department of Veterans Affairs.

Employment Development Department (EDD) (27,536 SF; 10.0% of net rentable area; 12.7% of underwritten base rent) administers a wide range of services including unemployment insurance, disability insurance, workforce investment, and labor market information programs for the State of California. The Employment Development Department (EDD) is the state’s largest tax collection agency and handles the audit and collection of payroll taxes as well as keeps employment records for over 17 million California workers.

Cypress Insurance Company (34,065 SF; 12.4% of net rentable area; 11.5% of underwritten base rent) is a San Francisco based insurance company that provided automobile, fire, and casualty insurance product to its clients. Cypress Insurance Company was founded in 1963 and is a subsidiary of Berkshire Hathaway. Berkshire Hathaway is a multinational company headquartered in Omaha, Nebraska. It is a publicly traded company and operates six insurance subsidiaries which are a source of the company’s capital. Berkshire Hathaway reported revenues of $302.0 billion in 2022.

The following table presents certain information relating to the tenants at the Sunroad Centrum Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
General Services Administration(3)	Aaa/AA+/AA+	120,209	43.8%	$5,168,982	$43.00	39.8%	5/31/2044	Y(4)	1 x 5 Yr
Employment Development Department (EDD)	Aa2/AA-/AA	27,536	10.0	1,652,754	$60.02	12.7	10/31/2032	Y(5)	None
Cypress Insurance Company	Aa2/AA/AA-	34,065	12.4	1,496,394	$43.93	11.5	12/31/2029	N	1 x 5 Yr
Sunroad Asset Management	NR/NR/NR	24,879	9.1	1,373,321	$55.20	10.6	4/30/2032	N	1 x 5 Yr
AppFolio	NR/NR/NR	25,300	9.2	1,124,091	$44.43	8.6	1/31/2033	N	1 x 5 Yr
Conam	NR/NR/NR	14,836	5.4	678,480	$45.73	5.2	7/31/2031	N	1 x 5 Yr
Kyocera International Inc.	NR/NR/NR	10,879	4.0	554,665	$50.98	4.3	7/31/2030	N	2 x 5 Yr
Department of Real Estate (DRE)	Aa2/AA-/AA	8,835	3.2	530,286	$60.02	4.1	10/31/2032	Y(5)	None
Alcoholic Beverage Control (ABC)	Aa2/AA-/AA	6,173	2.2	295,436	$47.86	2.3	10/31/2032	Y(5)	None
CA Department of Public Health (CDPH)	Aa2/AA-/AA	2,046	0.7	122,808	$60.02	0.9	10/31/2032	Y(5)	None
Largest Tenants		274,758	100.0%	$12,997,217	$47.30	100.0%
Remaining Occupied		0	0.0	0	$0.00	0.0
Total Occupied		274,758	100.0%	$12,997,217	$47.30	100.0%
Vacant		0	0.0
Total		274,758	100.0%
(1)	Based on the underwritten rent roll dated April 9, 2024, with rent steps for the executed General Services Administration lease through May 31, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease or of the state government’s general obligation bonds for state governmental entities.
(3)	The General Services Administration tenant is expected to take occupancy in June 2024. There is no assurance that the tenant will take occupancy as expected, or at all.
(4)	The General Services Administration tenant has a continuous lease termination option beginning in June 2039, which is beyond the loan term.
(5)	Each of the Employment Development Department (EDD), Department of Real Estate (DRE), Alcoholic Beverage Control (ABC) and CA Department of Public Health (CDPH) tenants are backed by the Government of California and each possesses the option to terminate on or after August 31, 2027. Each tenant also has a scheduled rent step down to $49.80 per square foot in 2027, which is estimated to be at or below market rent in 2027.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
28

Office – CBD 8620 Spectrum Center Boulevard San Diego, CA 92123	Collateral Asset Summary – Loan No. 3 Sunroad Centrum	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 67.6% 1.37x 11.3%

The following table presents certain information relating to the lease rollover schedule at the Sunroad Centrum Property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
2024 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2025	0	0.0	0.0	0	0.0	$0.00	0
2026	0	0.0	0.0	0	0.0	$0.00	0
2027	0	0.0	0.0	0	0.0	$0.00	0
2028	0	0.0	0.0	0	0.0	$0.00	0
2029	34,065	12.4	12.4	1,496,394	11.5	$43.93	1
2030	10,879	4.0	16.4	554,665	4.3	$50.98	1
2031	14,836	5.4	21.8	678,480	5.2	$45.73	1
2032	69,469	25.3	47.0	3,974,605	30.6	$57.21	5
2033	25,300	9.2	56.2	1,124,091	8.6	$44.43	1
2034	0	0.0	56.2	0	0.0	$0.00	0
2035 & Thereafter	120,209	43.8	100.0	5,168,982	39.8	$43.00	1
Vacant	0	0.0	100.0	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	274,758	100.00%		$12,997,217	100.0%	$47.30	10
(1)	Based on the underwritten rent roll dated April 9, 2024, with rent steps for the executed General Services Administration lease through May 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
29

Office – CBD 8620 Spectrum Center Boulevard San Diego, CA 92123	Collateral Asset Summary – Loan No. 3 Sunroad Centrum	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 67.6% 1.37x 11.3%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Sunroad Centrum Property:

Cash Flow Analysis
	2021	2022	2023	TTM 2/29/2024	U/W	U/W Per SF
Base Rent(1)	$744,300	$4,192,023	$6,695,870	$6,853,922	$12,997,217	$47.30
Total Commercial Reimbursement Revenue	301,335	13,870	11,611	9,115	111,736	$0.41
Parking Income	0	3,812	6,486	6,436	72,000	$0.26
Other Revenue	43,680	7,870	23,570	26,774	66,000	$0.24
Gross Potential Rent	$1,089,315	$4,217,575	$6,737,537	$6,896,247	$13,246,953	$48.21
Vacancy/Credit Loss	0	0	0	3,078	(507,278)	($1.85)
Effective Gross Income	$1,089,315	$4,217,575	$6,737,537	$6,899,325	$12,739,675	$46.37
Real Estate Taxes(2)	617,323	754,641	767,579	771,027	931,798	$3.39
Insurance	203,627	252,140	307,976	316,814	353,346	$1.29
Utilities	410,951	397,289	548,363	565,623	328,880	$1.20
Repairs & Maintenance	298,682	420,117	785,375	811,067	1,088,155	$3.96
Management Fee	31,117	58,190	176,096	188,249	382,190	$1.39
General and Administrative - Direct	442,235	429,384	373,794	382,673	360,697	$1.31
Total Expenses	2,003,935	2,311,761	2,959,182	3,035,453	3,445,066	$12.54
Net Operating Income(3)	($914,620)	$1,905,814	$3,778,355	$3,863,872	$9,294,609	$33.83
Capital Expenditures	0	0	0	0	54,952	$0.20
TI/LC	0	0	0	0	194,873	$0.71
Net Cash Flow	($914,620)	$1,905,814	$3,778,355	$3,863,872	$9,044,784	$32.92

Occupancy	9.1%	47.1%	50.9%	56.2%	100.0%
NCF DSCR(4)	(0.14x)	0.29x	0.57x	0.58x	1.37x
NOI Debt Yield(4)	(1.1%)	2.3%	4.6%	4.7%	11.3%

(1)	U/W Base Rent reflects In-place rent as of April 9, 2024 and executed GSA lease with rent steps through May 31, 2025.
(2)	U/W Real Estate Taxes is based on Proposition 13 Tax evaluation derived as 1.13% of the loan amount.
(3)	The increase from TTM 2/29/2024 NOI to U/W NOI is due to higher underwritten occupancy than the occupancy during the TTM 2/29/2024 period. The TTM 2/29/2024 period does not include any income from the General Services Administration tenant which is expected to take occupancy in June 2024.
(4)	Calculated based on the Sunroad Centrum Whole Loan.

Appraisal. According to the appraisal, the Sunroad Centrum Property had an “as-is” appraised value of $122,000,000 as of July 13, 2023.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
Sunroad Centrum	$122,000,000	6.25%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental report, dated July 27, 2023, there was no evidence of any recognized environmental conditions or controlled recognized environmental conditions at the Sunroad Centrum Property.

The Market. The Sunroad Centrum Property is located in the east portion of the Kearny Mesa business district, which is a part of the larger city of San Diego. Kearny Mesa is known mainly as a major industrial, office and commercial area centrally located within the San Diego metropolitan area.

According to a third-party market research report, there is approximately 11.6 million SF of office space in the Kearny Mesa submarket, with a vacancy rate of 7.8% as of April 2024.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
30

Office – CBD 8620 Spectrum Center Boulevard San Diego, CA 92123	Collateral Asset Summary – Loan No. 3 Sunroad Centrum	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 67.6% 1.37x 11.3%

The Borrowers and the Borrower Sponsor. The borrower for the Sunroad Centrum Whole Loan is Sunroad Centrum Office One Partners, L.P., a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sunroad Centrum Whole Loan. The borrower sponsor and non-recourse carveout guarantor is Sunroad Holding Corporation, a California corporation. Sunroad Holding Corporation is a diversified privately owned holding company and holds numerous real estate and multifamily assets across locations in California, Colorado and Oklahoma. Sunroad Holding Corporation primarily focuses on multifamily buildings.

Property Management. The Sunroad Centrum Property is managed by Sunroad Asset Management, Inc., a California corporation, or may be managed by any other management company approved by the lender (the “Property Manager”).

Initial and Ongoing Reserves. At origination, the borrower deposited approximately (A) $133,544 into a real estate tax reserve, (B) $274,758 into a capital expenditures reserve and (C) $6,166,026 into an unfunded obligations reserve (comprised of approximately $2,936,209 for the TI/LC portion and approximately $3,229,817 for the free rent and gap rent portion of such reserve).

Tax Reserves – The borrower is required to escrow, on a monthly basis, 1/12th of the annual estimated tax payments payable during the next ensuing 12 months, an amount currently equal to approximately $66,772.

Insurance Reserves – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the annual estimated insurance payments, except if the Sunroad Centrum Property is insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required).

Capital Expenditures Reserve – To the extent the amount contained in the capital expenditures reserve is less than $274,758, the borrower is required to escrow, on a monthly basis, an amount equal to approximately $6,869.50 for capital expenditures.

Critical Tenant Reserve – The lender will maintain a critical tenant reserve account following a Critical Tenant Trigger Event (as defined below). If a Trigger Period (as defined below) occurs as a result of a Critical Tenant Trigger Event, the borrower is required to deposit all excess cash flow into the critical tenant reserve account, provided, to the extent the cash management account has not yet been established as of any payment date, the borrower is required to deposit into the critical tenant reserve, as of such payment date, all excess cash flow (as evidenced by monthly operating statements delivered to the lender) which would otherwise be deposited into such cash management account, in accordance with the loan agreement. Upon the request of the borrower, provided that no Trigger Period or event of default is continuing, the lender is required to disburse the balance of funds on deposit in the critical tenant reserve account to the borrower provided that: (i) the applicable Critical Tenant Disbursement Conditions (as defined below) have been satisfied and (ii) the borrower delivered to the lender an officer’s certificate confirming that (A) such applicable Critical Tenant Disbursement Conditions have been satisfied and (B) there is no continuing Trigger Period or event of default.

"Critical Tenant" means any of the following: (i) GSA and (ii) any future tenant that enters a lease for more than 20,000 square feet of rentable space or which lease accounts for 15% or more of the annual revenue for the Sunroad Centrum Property.

"Critical Tenant Disbursement Conditions" means the satisfaction of the following conditions: (a) as it relates to a Critical Tenant Bankruptcy Trigger Event (as defined below), the occurrence of any of the following: (1) any bankruptcy case is dismissed, the Critical Tenant and its lease guarantor is no longer deemed legally insolvent and any general assignment for the benefit of creditors is legally withdrawn without, in any case, any negative impact on the applicable Critical Tenant Lease and the Critical Tenant thereunder is paying normal monthly rent and is otherwise in compliance with the terms of its Critical Tenant Lease and having provided an updated estoppel certificate acceptable to the lender, (2) the applicable Critical Tenant will have assumed its Critical Tenant Lease during the bankruptcy proceeding, is paying normal monthly rent and is otherwise in compliance with the terms thereof and having provided an updated estoppel certificate acceptable to the lender or (3) such Critical Tenant Lease will be terminated and the entirety of the applicable Critical Tenant Space being subject to one or more approved substitute leases; (b) as it relates to a Critical Tenant Vacating Trigger Event (as defined below), either (1) the lender is provided with evidence reasonably satisfactory to the lender that the applicable Critical Tenant has recommenced its business and operations in all or substantially all of its Critical Tenant Space, is paying full monthly rent, and has provided an updated estoppel certificate satisfactory to the lender or (2) the entirety of the applicable Critical Tenant Space being subject to one or more approved substitute leases; and (c) as it relates to a Critical Tenant Default Trigger Event (as defined below), either (1) such event of default has been cured, as determined in the reasonable discretion of the lender and no events of default will exist under the applicable Critical Tenant Lease for a consecutive period of no less than three months, or (2) the applicable Critical Tenant Lease will be terminated and the entirety of the related Critical Tenant Space being subject to one or more approved substitute leases.

"Critical Tenant Lease" means any current or future lease with a Critical Tenant.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
31

Office – CBD 8620 Spectrum Center Boulevard San Diego, CA 92123	Collateral Asset Summary – Loan No. 3 Sunroad Centrum	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 67.6% 1.37x 11.3%

"Critical Tenant Trigger Event" means the occurrence of any of the following: (x) the date of the filing of a bankruptcy petition by or against any Critical Tenant or the guarantor under its Critical Tenant Lease under the bankruptcy code or any such Critical Tenant or guarantor is deemed legally insolvent or otherwise makes a general assignment for the benefit of creditors (such Critical Tenant Trigger Event described in this clause (x), a "Critical Tenant Bankruptcy Trigger Event"); (y) the date that any Critical Tenant either (i) terminates its Critical Tenant Lease or gives written notice of an intent to terminate such Critical Tenant Lease or to vacate or discontinue its operations in 50% or more of its leased premises subject to the related Critical Tenant Lease (each, a "Critical Tenant Space") and it is within 12 months of the date it intends to vacate or discontinue its operations or (ii) unless the Critical Tenant or its lease guarantor has a long term credit rating of "BBB-" by S&P and the equivalent rating by the other rating agencies and is otherwise in compliance with the terms of its Critical Tenant Lease in all material respects (including the timely payment of all applicable rental amounts) and there are more than 12 months prior to the expiration of its Critical Tenant Lease and the maturity date, discontinues its operations in 50% or more of its Critical Tenant Space excluding any temporary discontinuance of its business (A) for a period not to exceed 30 consecutive days and not more than 90 days in any 12-month period so long as the applicable Critical Tenant is otherwise in compliance with the terms of its Critical Tenant Lease in all material respects (including the timely payment of all applicable rental amounts), (B) caused solely by casualty or condemnation or renovations or alterations undertaking pursuant to the terms of its Critical Tenant Lease and which discontinuance does not extend for a period in excess of 90 consecutive days or (C) caused by force majeure (such Critical Tenant Trigger Event described in this clause (y), a "Critical Tenant Vacating Trigger Event"); or (z) the occurrence of an event of default by the borrower, as landlord, or a Critical Tenant under any Critical Tenant Lease beyond any applicable cure or grace period (such Critical Tenant Trigger Event described in this clause (z), a "Critical Tenant Default Trigger Event").

A “Trigger Period” means (a) each period that (i) commences when the debt service coverage ratio (“DSCR”), determined as of the first day of any fiscal quarter, is less than 1.10x (each, a "DSCR Trigger Event"), and the borrower has not timely made the cash deposit into an excess cash flow reserve account held by the lender or deposited with the lender a letter of credit following the lender’s notification of such DSCR Trigger Event as described in the loan agreement, and (ii) concludes when DSCR is equal to or greater than 1.10x as of the first day of two consecutive fiscal quarters thereafter, or when an appropriate deposit of cash is made to the excess cash flow reserve account held by the lender or a letter of credit is deposited with the lender as permitted pursuant to the loan agreement, whichever is earlier; (b) if the financial reports required under the loan agreement are not delivered to the lender as and when required thereunder, subject in any event to the notice and cure period specified in the loan agreement, a Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period is ongoing; and (c) any period from (i) the occurrence of a Critical Tenant Trigger Event to (ii) the satisfaction of the applicable Critical Tenant Disbursement Conditions.

Lockbox / Cash Management. The Sunroad Centrum Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account by the end of the first business day after receipt. During the continuance of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept at the end of each business day to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Sunroad Centrum Whole Loan, or (ii) if no Cash Management Period is continuing, absent a continuing event of default, disbursed to an operating account maintained by the borrower or the Property Manager.

"Cash Management Period" means any of the following periods: (i) the period from the commencement of a Trigger Period until the earlier to occur of the end of such Trigger Period or the indebtedness due under the Sunroad Centrum Whole Loan documents is paid in full; or (ii) the period from the occurrence of an event of default until the earlier to occur of such event of default ceasing to exist or the indebtedness due under the Sunroad Centrum Whole Loan documents being paid in full. A Cash Management Period will not be terminated unless, at the time the borrower satisfies the conditions for termination of the applicable Cash Management Period as set forth in clause (i) or clause (ii) above, there is no continuing event of default and no other event has occurred which would cause an additional Cash Management Period as described above. In the event that a Cash Management Period is terminated as set forth in clause (i) or clause (ii) above, a Cash Management Period will be reinstated upon the subsequent occurrence of a Trigger Period or event of default.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
32

Self Storage – Self Storage Various Various, New York	Collateral Asset Summary – Loan No. 4 Prime Storage - Hudson Valley Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 62.6% 1.40x 8.9%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
33

Self Storage – Self Storage Various Various, New York	Collateral Asset Summary – Loan No. 4 Prime Storage - Hudson Valley Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 62.6% 1.40x 8.9%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
34

Self Storage – Self Storage Various Various, New York	Collateral Asset Summary – Loan No. 4 Prime Storage - Hudson Valley Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 62.6% 1.40x 8.9%
Mortgage Loan Information		Properties Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Acquisition	Properties Type – Subtype:	Self Storage – Self Storage
Borrower Sponsor(s):	Robert Moser	Collateral:	Fee
Borrower(s)(1):	Various	Location(5):	Various, NY
Original Balance(2):	$57,500,000	Year Built / Renovated(5):	Various / Various
Cut-off Date Balance(2):	$57,500,000	Property Management:	Prime Group Holdings LLC
% by Initial UPB:	7.0%	Size:	826,261 SF
Interest Rate:	6.23000%	Appraised Value / Per SF:	$219,500,000 / $266
Note Date:	February 27, 2024	Appraisal Date:	January 31, 2024
Original Term:	60 months	Occupancy:	89.6% (as of January 2, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	86.4%
Original Amortization:	NAP	Underwritten NOI:	$12,291,780
Interest Only Period:	60 months	Underwritten NCF:	$12,132,398
First Payment Date:	April 6, 2024
Maturity Date:	March 6, 2029	Historical NOI
Additional Debt Type(2):	Pari Passu	Most Recent NOI:	$11,746,875 (TTM December 31, 2023)
Additional Debt Balance(2):	$80,000,000	2022 NOI:	$11,015,379
Call Protection:	L(26),D(28),O(6)	2021 NOI:	$10,447,567
Lockbox / Cash Management:	Soft / Springing	2020 NOI(6):	NAV

Reserves(3)				Financial Information(2)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$166
Taxes:	$420,005	$105,001	NAP	Maturity Date Loan / SF:	$166
Insurance:	$11,373	$5,686	NAP	Cut-off Date LTV:	62.6%
Replacement Reserves:	$0	$11,183	NAP	Maturity Date LTV:	62.6%
TI / LC:	$0	$0	NAP	UW NOI DY:	8.9%
Deferred Maintenance:	$623,732	$0	NAP	UW NCF DSCR:	1.40x
Environmental Reserve:	$118,125	$0	NAP
Other Reserve(4):	$0	Springing	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$137,500,000	60.1%	Purchase Price	$213,000,000	93.1%
Borrower Sponsor Equity	90,488,519	39.6	Closing Costs(7)	14,564,143	6.4
Other Sources	748,859	0.3	Upfront Reserves	1,173,236	0.5
Total Sources	$228,737,378	100.0%	Total Uses	$228,737,378	100.0%
(1)	The borrowers are Prime Storage Fishkill, LLC, Prime Storage Route 9 Wappingers Falls, LLC, Prime Storage Highland, LLC, Prime Storage Route 9 Hyde Park, LLC, Prime Storage New Windsor, LLC, Prime Storage Pleasant Valley, LLC, Prime Storage Warwick, LLC, Prime Storage Neptune Road Poughkeepsie, LLC, Prime Storage Saugerties, LLC, Prime Storage Route 376 Wappingers Falls, LLC, Prime Storage Walden, LLC, Prime Storage Newburgh, LLC, Prime Storage Chester, LLC and Prime Storage Beacon, LLC.
(2)	The Prime Storage - Hudson Valley Portfolio Mortgage Loan (as defined below) is part of the Prime Storage - Hudson Valley Portfolio Whole Loan (as defined below) which is comprised of five pari passu promissory notes with an aggregate original principal balance and cut-off date balance of $137,500,000. The Prime Storage - Hudson Valley Portfolio Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”). The Financial Information in the chart above is based on the Prime Storage - Hudson Valley Portfolio Whole Loan.
(3)	See “Initial and Ongoing Reserves” below.
(4)	Other Reserve includes a springing Debt Service Coverage Ratio Cure Reserve. See “Initial and Ongoing Reserves” below.
(5)	See “Portfolio Summary” below.
(6)	2020 NOI is not available because the borrower sponsor recently acquired the Prime Storage – Hudson Valley Portfolio Properties (as defined below).
(7)	Closing Costs include a rate buydown fee of $2,750,000.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
35

Self Storage – Self Storage Various Various, New York	Collateral Asset Summary – Loan No. 4 Prime Storage - Hudson Valley Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 62.6% 1.40x 8.9%

The Loan. The fourth largest mortgage loan (the “Prime Storage - Hudson Valley Portfolio Mortgage Loan”) is part of a whole loan (the “Prime Storage – Hudson Valley Portfolio Whole Loan”) secured by the borrowers’ fee interests in 14 self-storage properties, totaling 7,657 units and 826,261 square feet, located across Upstate New York (the “Prime Storage - Hudson Valley Portfolio Properties”). The Prime Storage - Hudson Valley Portfolio Whole Loan is evidenced by five promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $137,500,000. The Prime Storage - Hudson Valley Portfolio Whole Loan was originated on February 27, 2024 by CREFI and accrues interest at a fixed rate of 6.23000% per annum. The Prime Storage - Hudson Valley Portfolio Whole Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the Prime Storage - Hudson Valley Portfolio Whole Loan is the payment date that occurs on March 6, 2029. The Prime Storage - Hudson Valley Portfolio Whole Loan is evidenced by the non-controlling notes A-2 and A-3 with an aggregate outstanding principal balance as of the Cut-off Date of $57,500,000.

The table below summarizes the promissory notes that comprise the Prime Storage – Hudson Valley Portfolio Whole Loan. The relationship between the holders of the Prime Storage – Hudson Valley Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Prime Storage - Hudson Valley Portfolio Whole Loan will be serviced pursuant to the Benchmark 2024-V6 pooling and servicing agreement. See “Summary of Terms—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” and “Description of the Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	Benchmark 2024-V6	Yes
A-2	30,000,000	30,000,000	Benchmark 2024-V7	No
A-3	27,500,000	27,500,000	Benchmark 2024-V7	No
A-4	10,000,000	10,000,000	Benchmark 2024-V6	No
A-5	10,000,000	10,000,000	Benchmark 2024-V6	No
Whole Loan	$137,500,000	$137,500,000

The Properties. The Prime Storage - Hudson Valley Portfolio Properties consist of 14 self storage properties, totaling 7,657 units and 826,261 square feet, located across Upstate New York. The Prime Storage - Hudson Valley Portfolio Properties were built between 1940 and 2024 and have an average facility size of approximately 59,019 square feet. The Prime Storage – Hudson Valley Portfolio Properties are located within a 35-mile radius in the Hudson Valley area of New York. The borrower sponsor recently acquired the Prime Storage – Hudson Valley Portfolio Properties for $213,500,000. As of January 2, 2024, the Prime Storage – Hudson Valley Portfolio Properties were 89.6% occupied with a revenue per available foot (“RevPAF”) of $19.43. The Prime Storage – Hudson Valley Portfolio Properties unit mix consists of 2,146 climate-controlled units totaling 214,642 square feet, 5,434 non climate-controlled units totaling 571,579 square feet, and 77 office units totaling 40,040 square feet. All of the office units are located at the Prime Storage – Poughkeepsie property and were 95.0% occupied as of January 2, 2024, accounting for approximately 4.9% of underwritten effective gross income. The Prime Storage – Hudson Valley Portfolio Properties also contain 33 parking spaces which account for approximately 0.3% of underwritten effective gross income. The Prime Storage – Hudson Valley Portfolio Properties feature a granular property mix with no individual Prime Storage – Hudson Valley Portfolio property accounting for over 16.0% of UW NOI or 13.7% of total net rentable area.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
36

Self Storage – Self Storage Various Various, New York	Collateral Asset Summary – Loan No. 4 Prime Storage - Hudson Valley Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 62.6% 1.40x 8.9%

The following table presents certain information relating to the Prime Storage - Hudson Valley Portfolio Properties:

Portfolio Summary
Property Name	City, State	Allocated Whole Loan Amounts ($)	Total SF(1)	Total Occ. %(1)	Year Built / Renovation(2)	As-is Appraised Value(2)	UW NOI(1)	% of UW NOI
Prime Storage - New Windsor	New Windsor, NY	$22,260,270	113,545	96.1%	2009-2024 / NAP	$35,600,000	$1,972,042	16.0%
Prime Storage - Wappingers Falls Rt 376	Wappingers Falls, NY	15,361,480	82,800	93.9%	2002-2016 / NAP	23,800,000	1,371,265	11.2
Prime Storage - Wappingers Falls Rt 9	Wappingers Falls, NY	14,449,370	82,512	93.1%	1984 / NAP	21,200,000	1,330,403	10.8
Prime Storage - Hyde Park	Hyde Park, NY	11,203,650	59,714	96.0%	1995-1999 / NAP	15,800,000	983,338	8.0
Prime Storage - Newburgh	Newburgh, NY	10,541,930	63,320	95.9%	1999 / NAP	14,000,000	934,448	7.6
Prime Storage - Highland	Highland, NY	9,602,800	58,114	94.5%	1985-2021 / NAP	12,800,000	848,443	6.9
Prime Storage - Beacon(3)	Beacon, NY	9,014,770	71,853	46.9%	1956, 2023 / 2017	27,800,000	788,238	6.4
Prime Storage - Chester	Chester, NY	8,894,640	50,675	90.5%	2002-2018 / NAP	12,900,000	785,817	6.4
Prime Storage - Fishkill	Fishkill, NY	7,855,340	40,625	88.6%	1940, 1983 / 2020	12,100,000	697,213	5.7
Prime Storage - Warwick	Warwick, NY	7,236,350	42,855	92.9%	1987-1997 / NAP	10,000,000	640,365	5.2
Prime Storage - Walden	Walden, NY	6,458,370	43,375	89.1%	1995-1999 / NAP	9,400,000	576,988	4.7
Prime Storage - Poughkeepsie	Poughkeepsie, NY	6,442,880	54,740	95.0%	1986 / NAP	10,700,000	612,314	5.0
Prime Storage - Saugerties	Saugerties, NY	4,753,950	37,055	93.0%	2007-2021 / NAP	7,400,000	423,886	3.4
Prime Storage - Pleasant Valley	Pleasant Valley, NY	3,424,200	25,078	93.0%	1976-1994 / NAP	6,000,000	327,021	2.7
Total / Wtd. Avg.		$137,500,000	826,261	89.6%		$219,500,000	$12,291,780	100.0%
(1)	Based on the underwritten rent roll dated January 2, 2024. Total SF includes 40,040 SF of storage space currently being utilized as office space at the Prime Storage - Poughkeepsie property and 33 parking spots of which no square footage is attributed to. Total Occ. % presented above is based on total SF. Occupancy based on self storage units is 88.3%.
(2)	Source: Appraisals.
(3)	The Prime Storage – Beacon property was recently renovated by the seller to make all units climate controlled. The recently renovated units are currently in lease up.

The following table presents certain information relating to the unit mix at the Prime Storage - Hudson Valley Portfolio Properties:

Unit Mix(1)
Property Name	Available Units	% of Available Units	Available SF	% of Available SF	% of Climate Controlled Self Storage Units	% of Climate Controlled Self Storage SF	Current Occupancy(2)	December 2023 TTM RevPAF
Prime Storage - New Windsor	1,083	14.1%	113,545	13.7%	32.9%	34.7%	96.1%	$21.25
Prime Storage - Wappingers Falls Rt 376	707	9.2%	82,800	10.0%	35.6%	38.0%	93.9%	$20.37
Prime Storage - Wappingers Falls Rt 9	790	10.3%	82,512	10.0%	3.5%	2.3%	93.1%	$20.38
Prime Storage - Hyde Park	678	8.9%	59,714	7.2%	0.7%	1.0%	96.0%	$20.60
Prime Storage - Newburgh	514	6.7%	63,320	7.7%	23.2%	23.1%	95.9%	$18.53
Prime Storage - Highland	580	7.6%	58,114	7.0%	20.9%	20.9%	94.5%	$18.92
Prime Storage – Beacon(3)	802	10.5%	71,853	8.7%	100.0%	100.0%	46.9%	$12.72
Prime Storage - Chester	398	5.2%	50,675	6.1%	35.2%	35.4%	90.5%	$19.41
Prime Storage - Fishkill	401	5.2%	40,625	4.9%	5.5%	4.6%	88.6%	$22.32
Prime Storage - Warwick	390	5.1%	42,855	5.2%	1.5%	1.2%	92.9%	$18.52
Prime Storage - Walden	431	5.6%	43,375	5.2%	0.0%	0.0%	89.1%	$16.52
Prime Storage - Poughkeepsie	283	3.7%	54,740	6.6%	72.1%	26.9%	95.0%	$23.10
Prime Storage - Saugerties	335	4.4%	37,055	4.5%	23.9%	18.6%	93.0%	$17.33
Prime Storage - Pleasant Valley	265	3.5%	25,078	3.0%	4.2%	2.5%	93.0%	$21.73
Total / Wtd. Avg.	7,657	100.0%	826,261	100.0%	28.0%	26.0%	89.6%	$19.43
(1)	Based on the underwritten rent rolls dated January 2, 2024.
(2)	Current Occupancy presented above is based on total SF. Current Occupancy based on the number of units is 88.3%.
(3)	The Prime Storage – Beacon property was recently renovated by the seller to make all units climate controlled. The recently renovated units are currently in lease up.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
37

Self Storage – Self Storage Various Various, New York	Collateral Asset Summary – Loan No. 4 Prime Storage - Hudson Valley Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 62.6% 1.40x 8.9%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Prime Storage - Hudson Valley Portfolio Properties:

Cash Flow Analysis(1)(2)
	2021	2022	2023	UW	UW Per SF
Storage Rental Income	$13,068,543	$13,895,093	$14,367,995	$14,585,423	$17.65
Potential Income from Vacant Units	0	0	0	2,302,314	$2.79
Gross Potential Income	$13,068,543	$13,895,093	$14,367,995	$16,887,737	$20.44
Economic Vacancy	0	0	0	(2,302,314)	($2.79)
Gross Potential Before Other Income	$13,068,543	$13,895,093	$14,367,995	$14,585,423	$17.65
Other Income(3)	1,516,416	1,559,186	1,682,486	2,196,985	$2.66
Effective Gross Income	$14,584,959	$15,454,279	$16,050,481	$16,782,408	$20.31

Management Fee	583,398	618,171	642,019	671,296	$0.81
Payroll & Benefits	920,775	904,485	756,574	807,520	$0.98
Utilities	311,465	316,799	373,491	422,748	$0.51
Repairs & Maintenance	472,751	607,692	570,104	592,250	$0.72
Marketing & Advertising	71,757	81,690	87,760	95,790	$0.12
General & Administrative	537,977	619,331	539,355	565,470	$0.68
Insurance	108,379	122,391	150,889	152,781	$0.18
Real Estate Taxes	1,130,890	1,168,341	1,183,414	1,182,773	$1.43
Total Expenses	$4,137,392	$4,438,900	$4,303,606	$4,490,628	$5.43

Net Operating Income	$10,447,567	$11,015,379	$11,746,875	$12,291,780	$14.88
Replacement Reserves	0	0	0	134,192	$0.16
TI/LC	0	0	0	25,190	$0.03
Net Cash Flow	$10,447,567	$11,015,379	$11,746,875	$12,132,398	$14.68

Occupancy(4)	98.9%	97.3%	90.5%	86.4%
NOI Debt Yield(5)	7.6%	8.0%	8.5%	8.9%
NCF DSCR(5)	1.20x	1.27x	1.35x	1.40x
(1)	Based on the underwritten rent roll dated January 2, 2024.
(2)	2020 financial information is not available because the borrower sponsor recently acquired the Prime Storage – Hudson Valley Portfolio Properties. Other Income consists of insurance income, commercial income and commercial recoveries.
(3)	Other Income is primarily comprised of office income.
(4)	Underwritten occupancy is based on the economic occupancy. The decrease in occupancy between 2022 and 2023 is because of new unit additions at Prime Storage - Beacon.
(5)	NCF DSCR and NOI Debt Yield are based on the Prime Storage – Hudson Valley Portfolio Whole Loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
38

Self Storage – Self Storage Various Various, New York	Collateral Asset Summary – Loan No. 4 Prime Storage - Hudson Valley Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 62.6% 1.40x 8.9%

Appraisals. According to the appraisals prepared in connection with the origination of the Prime Storage - Hudson Valley Portfolio Whole Loan, the appraiser concluded to an aggregate “as-is” appraised value of $219,500,000 as of January 31, 2024.

Prime Storage - Hudson Valley Portfolio Appraised Value(1)
Property	Value	Capitalization Rate
Prime Storage - New Windsor	$35,600,000	5.75%
Prime Storage - Wappingers Falls Rt 376	$23,800,000	5.50%
Prime Storage - Wappingers Falls Rt 9	$21,200,000	5.50%
Prime Storage - Hyde Park	$15,800,000	5.75%
Prime Storage - Newburgh	$14,000,000	5.75%
Prime Storage - Highland	$12,800,000	5.75%
Prime Storage - Beacon	$27,800,000	5.75%
Prime Storage - Chester	$12,900,000	5.75%
Prime Storage - Fishkill	$12,100,000	5.75%
Prime Storage - Warwick	$10,000,000	5.75%
Prime Storage - Walden	$9,400,000	5.75%
Prime Storage - Poughkeepsie	$10,700,000	6.25%
Prime Storage - Saugerties	$7,400,000	6.00%
Prime Storage - Pleasant Valley	$6,000,000	5.75%
Total / Wtd. Avg.	$219,500,000	5.73%
(1)	Source: Appraisals.

Environmental Matters. The Phase I environmental reports, dated January 3, 2024, identified recognized environmental conditions at the Prime Storage – Fishkill property associated with the presence of two underground storage tanks. The Phase I environmental reports also identified elevated levels of various constituents in potable water wells at the following Prime Storage – Hudson Valley Portfolio Properties: (1) Prime Storage - Wappingers Falls Rt 376 (elevated levels of total coliform); (2) Prime Storage - Warwick (elevated levels of chloride and ion); (3) Prime Storage - Pleasant Valley (elevated levels of iron); (4) Prime Storage - Hyde Park (elevated levels of chloride); (5) Prime Storage - Fishkill (elevated levels of cadmium, chloride, lead, and total coliform); and (6) Prime Storage - Chester (elevated levels of iron). To address those findings related to total coliform, the Phase I ESA consultant recommended determining the source of the total coliform and/or removing the bacteria via treatment with an appropriate disinfectant, such as bleach or chlorine. In connection with the origination of the Prime Storage - Hudson Valley Portfolio Whole Loan, the borrowers and the guarantor executed an environmental indemnity agreement. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
39

Self Storage – Self Storage Various Various, New York	Collateral Asset Summary – Loan No. 4 Prime Storage - Hudson Valley Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 62.6% 1.40x 8.9%

The Market. The Prime Storage - Hudson Valley Portfolio Properties are located within the Hudson Valley region of New York State across Ulster, Dutchess and Orange Counties. The following table includes information regarding the demographics of each immediate trade area for the individual Prime Storage – Hudson Valley Portfolio Properties:

Demographic Summary(1)
		Population		Median Household Income
Property Name	Location	3-Mile	5-Mile	3-Mile	5-Mile
Prime Storage - New Windsor	New Windsor, NY	58,290	100,536	$71,044	$82,989
Prime Storage - Wappingers Falls Rt 376	Wappingers Falls, NY	21,872	69,784	$117,861	$107,302
Prime Storage - Wappingers Falls Rt 9	Wappingers Falls, NY	30,454	74,360	$92,060	$100,488
Prime Storage - Hyde Park	Hyde Park, NY	22,273	78,453	$83,773	$66,002
Prime Storage - Newburgh	Newburgh, NY	40,097	91,205	$83,667	$83,606
Prime Storage - Highland	Highland, NY	41,604	80,627	$55,733	$68,263
Prime Storage - Beacon	Beacon, NY	35,349	84,632	$88,997	$81,841
Prime Storage - Chester	Chester, NY	9,861	35,612	$127,901	$115,083
Prime Storage - Fishkill	Fishkill, NY	36,662	73,669	$88,194	$95,899
Prime Storage - Warwick	Warwick, NY	12,570	30,989	$108,571	$111,682
Prime Storage - Walden	Walden, NY	14,719	32,579	$87,423	$94,571
Prime Storage - Poughkeepsie	Poughkeepsie, NY	28,946	100,786	$104,095	$78,582
Prime Storage - Saugerties	Saugerties, NY	13,733	24,450	$70,134	$77,202
Prime Storage - Pleasant Valley	Pleasant Valley, NY	9,697	24,677	$89,965	$92,878
Wtd. Avg. (based on UW NOI)		31,286	72,285	$90,064	$89,860
(1)	Source: Appraisals.

The Borrowers and the Borrower Sponsor. The borrowers are Prime Storage Fishkill, LLC, Prime Storage Route 9 Wappingers Falls, LLC, Prime Storage Highland, LLC, Prime Storage Route 9 Hyde Park, LLC, Prime Storage New Windsor, LLC, Prime Storage Pleasant Valley, LLC, Prime Storage Warwick, LLC, Prime Storage Neptune Road Poughkeepsie, LLC, Prime Storage Saugerties, LLC, Prime Storage Route 376 Wappingers Falls, LLC, Prime Storage Walden, LLC, Prime Storage Newburgh, LLC, Prime Storage Chester, LLC and Prime Storage Beacon, LLC, each a Delaware limited liability company. Each borrower is a single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Prime Storage - Hudson Valley Portfolio Whole Loan.

The non-recourse carveout guarantor is Robert Moser. Robert Moser founded Prime Group Holdings in 2013 and currently serves as the CEO. Mr. Moser has more than 25 years of experience as an owner, operator and investor in niche real estate assets, including self storage, manufactured home communities and recreation vehicle resorts. Headquartered in Saratoga Springs, New York, Prime Group Holdings is a full-service vertically integrated real estate owner-operator focused on acquiring and adding value to self storage facilities located throughout North America. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations” in the Preliminary Prospectus.

Property Management. The Prime Storage - Hudson Valley Portfolio Properties are managed by Prime Group Holdings LLC, a borrower affiliated property management company.

Initial and Ongoing Reserves. At origination of the Prime Storage - Hudson Valley Portfolio Whole Loan, the borrowers deposited approximately (i) $420,005 into a reserve account for real estate taxes, (ii) $11,373 into a reserve account for insurance premiums, (iii) $118,125 into an environmental reserve and (iv) $623,732 into a reserve account for deferred maintenance.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $105,001).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
40

Self Storage – Self Storage Various Various, New York	Collateral Asset Summary – Loan No. 4 Prime Storage - Hudson Valley Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 62.6% 1.40x 8.9%

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, 1/12th of an amount which would be sufficient to pay the insurance premiums with respect to the insurance policies which cover solely the Prime Storage - Hudson Valley Portfolio Properties and, at the option of the lender, if the insurance policies which cover the Prime Storage - Hudson Valley Portfolio Properties and any non-collateral properties do not constitute an approved blanket or umbrella policy pursuant to the Prime Storage - Hudson Valley Portfolio Whole Loan documents, or the lender requires the applicable borrowers to obtain a separate policy, 1/12th of an amount which would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by such policies upon the expiration thereof (initially estimated to be approximately $5,686).

Replacement Reserve. The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to 1/12th of $0.10 per rentable square foot at the Prime Storage - Hudson Valley Portfolio Properties (initially estimated to be approximately $11,183 per month).

Debt Service Coverage Ratio Cure Reserve – In the event the borrowers deliver to the lender any Debt Service Coverage Ratio Cure Collateral (as defined below) in accordance with the terms of the Prime Storage - Hudson Valley Portfolio Whole Loan documents, the lender will deposit such cash Debt Service Coverage Ratio Cure Collateral into a debt service coverage ratio cure reserve account. If the debt service coverage ratio is equal to or greater than 1.15x for two calendar quarters (without regard to any such Debt Service Coverage Ratio Cure Collateral), and provided no event of default under the related Prime Storage - Hudson Valley Portfolio Whole Loan documents has occurred and is continuing and no Trigger Period (as defined below) then exists, funds on deposit in such account will be disbursed to the borrowers and any Debt Service Coverage Ratio Cure Collateral in the form of a letter of credit will be returned to the borrowers.

Lockbox / Cash Management. The Prime Storage - Hudson Valley Portfolio Whole Loan is structured with a soft lockbox and springing cash management. The borrowers are required to establish segregated lockbox accounts for the Prime Storage – Hudson Valley Portfolio Properties (individually or collectively as the context may require, the “Restricted Account”) and, upon a Trigger Period, the lender will establish, on the borrowers’ behalf, a cash management account and an account into which the borrowers will be required to deposit, or cause to be deposited the amounts required for the payment of debt service under the Prime Storage - Hudson Valley Portfolio Whole Loan. The Restricted Account is subject to an account control agreement in favor of the lender. All revenues from the Prime Storage - Hudson Valley Portfolio Properties are required to be deposited by the borrowers or property manager into the applicable Restricted Account within one business day of the borrowers’ or property manager’s receipt thereof. So long as a Trigger Period has not occurred and is not continuing, all amounts on deposit in the Restricted Account will be disbursed to or at the direction of the borrowers as directed by the borrowers in accordance with the account control agreement for the Restricted Account. Upon the occurrence and continuance of a Trigger Period, all amounts on deposit in the Restricted Account will be transferred on each business day into the cash management account and will be applied as provided in the Prime Storage - Hudson Valley Portfolio Whole Loan documents.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Prime Storage – Hudson Valley Portfolio Whole Loan documents, and (ii) the date that the debt service coverage ratio falls below 1.10x and (B) expiring upon (x) with regard to clause (A)(i) above, the cure (if applicable) of such event of default, and (y) with regard to clause (A)(ii) above, the earlier of (1) the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters (the satisfaction of this clause (B)(y)(1), a “Debt Service Coverage Ratio Cure”) and (2) the date upon which (A) prior to the Prepayment Release Date (as defined below), the borrowers deposit into the debt service coverage ratio cure reserve account the Debt Service Coverage Ratio Cure Amount (as defined below) and (B) on and after the Prepayment Release Date, the borrowers have prepaid the Prime Storage - Hudson Valley Portfolio Whole Loan in an amount equal to the applicable Debt Service Coverage Ratio Cure Amount. Notwithstanding the foregoing, a Trigger Period will not be deemed to expire in the event that a Trigger Period then exists for any other reason.

“Prepayment Release Date” means the payment date in October 2028.

“Debt Service Coverage Ratio Cure Amount” means, with respect to a cure of a Trigger Period commenced in accordance with clause (A)(ii) of the definition thereof, an amount that, if applied to the reduction of the Prime Storage - Hudson Valley Portfolio Whole Loan, would result in a Debt Service Coverage Ratio Cure (without any obligation for the applicable debt service coverage ratio to be satisfied for two consecutive calendar quarters).

“Debt Service Coverage Ratio Cure Collateral” means cash or an acceptable letter of credit in an amount equal to the applicable Debt Service Coverage Ratio Cure Amount.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
41

Self Storage – Self Storage Various Various, New York	Collateral Asset Summary – Loan No. 4 Prime Storage - Hudson Valley Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 62.6% 1.40x 8.9%

Release of Collateral. Provided that no event of default is continuing under the Prime Storage - Hudson Valley Portfolio Whole Loan documents (I) at any time (a) after the earlier of (x) February 27, 2028 and (y) the date that is two years after the closing date of the securitization that includes the last note to be securitized, and (b) before the Prepayment Release Date, the borrowers may deliver defeasance collateral and obtain release of one or more individual Prime Storage – Hudson Valley Portfolio Properties, and (II) at any time on or after the Prepayment Release Date and prior to the maturity date of the Prime Storage - Hudson Valley Portfolio Whole Loan, the borrowers may partially prepay the Prime Storage - Hudson Valley Portfolio Whole Loan and obtain release of one or more individual Prime Storage – Hudson Valley Portfolio Properties, in each case, provided that, among other conditions, (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to the greater of (a) 120% of the allocated loan amount for the individual Prime Storage – Hudson Valley Portfolio property, and (b) lender’s allocation of 100% of the net sales proceeds applicable to such individual Prime Storage – Hudson Valley Portfolio property, (ii) the borrowers deliver a REMIC opinion, and (iii) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining Prime Storage - Hudson Valley Portfolio Properties is equal to or greater than the greater of (a) 1.42x, and (b) the debt service coverage ratio for all of the Prime Storage – Hudson Valley Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable; provided, that, in the event such condition is not satisfied, the borrowers must, in addition to the amounts payable pursuant to clause (i) above, (1) on and after the Prepayment Release Date, prepay the Prime Storage - Hudson Valley Portfolio Whole Loan in an amount which would satisfy such condition, together with, without limitation, any interest shortfall applicable thereto and (2) prior to the Prepayment Release Date, the borrowers must have deposited with the lender cash or an acceptable letter of credit in an amount that, if applied to the reduction of the Prime Storage - Hudson Valley Portfolio Whole Loan, would result in, a debt service coverage ratio equal to or greater than 1.15x for two consecutive calendar quarters.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
42

Hospitality – Limited Service/Extended Stay 755 Sierra Vista Drive Las Vegas, NV 89169	Collateral Asset Summary – Loan No. 5 Hilton Dual Brand Las Vegas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 62.9% 1.63x 14.4%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
43

Hospitality – Limited Service/Extended Stay 755 Sierra Vista Drive Las Vegas, NV 89169	Collateral Asset Summary – Loan No. 5 Hilton Dual Brand Las Vegas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 62.9% 1.63x 14.4%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
44

Hospitality – Limited Service/Extended Stay 755 Sierra Vista Drive Las Vegas, NV 89169	Collateral Asset Summary – Loan No. 5 Hilton Dual Brand Las Vegas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 62.9% 1.63x 14.4%

Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type - Subtype:	Hospitality – Limited Service/Extended Stay
Borrower Sponsor(s):	Daniel Grimm	Collateral:	Fee
Borrower(s):	Grimm Norton 2 LLC	Location:	Las Vegas, NV
Original Balance:	$46,000,000	Year Built / Renovated:	2020 / NAP
Cut-off Date Balance:	$46,000,000	Property Management:	Donohoe Hospitality Services LLC
% by Initial UPB:	5.6%	Size:	250 Rooms
Interest Rate:	7.93000%	Appraised Value / Per Room:	$73,100,000 / $292,400
Note Date:	March 28, 2024	Appraisal Date:	February 16, 2024
Original Term:	60 months	Occupancy:	80.6% (as of February 29, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	80.6%
Original Amortization:	NAP	Underwritten NOI:	$6,638,700
Interest Only Period:	60 months	Underwritten NCF:	$6,029,259
First Payment Date:	May 6, 2024
Maturity Date:	April 6, 2029	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$6,696,644 (TTM February 29, 2024)
Additional Debt Balance:	NAP	2023 NOI(2):	$6,034,243
Call Protection:	L(25),D(28),O(7)	2022 NOI(2):	$4,802,654
Lockbox / Cash Management:	Hard / Springing	2021 NOI(2):	$2,719,687

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan Per Room:	$184,000
Taxes:	$25,227	$25,227	NAP	Maturity Date Loan Per Room:	$184,000
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	62.9%
FF&E Reserve:	$0	4% of Gross Revenue	$2,000,000	Maturity Date LTV:	62.9%
				UW NOI DY:	14.4%
				UW NCF DSCR:	1.63x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$46,000,000	100.0%	Loan Payoff	$45,016,398	97.9%
			Closing Costs	640,347	1.4
			Return of Equity	318,029	0.7
			Upfront Reserves	25,227	0.1
Total Sources	$46,000,000	100.0%	Total Uses	$46,000,000	100.0%
(1)	See “Initial and Ongoing Reserves” below.
(2)	The increases from 2021 to 2022 NOI and 2022 to 2023 NOI are due to ramp up of conventions and travel in the aftermath of the COVID-19 pandemic.

The Loan. The fifth largest mortgage loan (the “Hilton Dual Brand Las Vegas Mortgage Loan”) is secured by the borrower’s fee interest in a 250-room dual-branded, limited service and extended stay hospitality property located in Las Vegas, Nevada (the “Hilton Dual Brand Las Vegas Property”). The Hilton Dual Brand Las Vegas Mortgage Loan was originated on March 28, 2024 by German American Capital Corporation (“GACC”) and accrues interest at a fixed rate of 7.93000% per annum. The Hilton Dual Brand Las Vegas Mortgage Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of the Hilton Dual Brand Las Vegas Mortgage Loan is the payment date that occurs on April 6, 2029.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
45

Hospitality – Limited Service/Extended Stay 755 Sierra Vista Drive Las Vegas, NV 89169	Collateral Asset Summary – Loan No. 5 Hilton Dual Brand Las Vegas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 62.9% 1.63x 14.4%

The Property. The Hilton Dual Brand Las Vegas Property is a dual-branded, Hilton-affiliated lodging facility located at 755 Sierra Vista Drive, Las Vegas, Nevada directly across from the 4.6 million square foot Las Vegas Convention Center. The Hilton Dual Brand Las Vegas Property consists of a 150-room Hampton Inn & Suites limited-service hotel (the “Hampton Inn & Suites Las Vegas Property”) and a 100-room Home2Suites extended-stay hotel (the “Home2Suites Las Vegas Property”). Each of the Hampton Inn & Suites Las Vegas Property and the Home2Suites Las Vegas Property is party to a franchise agreement with Hilton Franchise Holding LLC expiring on September 30, 2039. The Hilton Dual Brand Las Vegas Property features a six-story building built in 2020 and situated on a 2.46 acre site. Shared facilities and amenities at the dual branded hotel include an on-site lounge offering a full bar and light menu, an outdoor resort-style swimming pool, a fitness center, a business center, a market pantry, 1,100 square feet of meeting space and guest parking in a two-story secured parking garage with 225 parking spaces. Guestrooms are located on levels two through six of the Hilton Dual Brand Las Vegas Property. The room mix for the Hampton Inn & Suites Las Vegas Property comprises 38 standard King units, 76 Queen/Queen units and 36 King Suite units. The room mix for the Home2Suites Las Vegas Property comprises 61 King Studio units, 36 Queen/Queen Studio units and 3 King One-Bedroom suites.

The Hilton Dual Brand Las Vegas Property is the first of its kind dual-branded hotel in Nevada. The Hilton Dual Brand Las Vegas Property was awarded the 2020 New Build of the Year by Hilton. In 2021, the first full year of operations, RevPAR penetration for the Hampton Inn & Suites Las Vegas Property was 99.5%, increasing to 108.3% in 2022 and increasing to 112.6% in the trailing twelve months through January 2024. RevPAR penetration for the Home2Suites Las Vegas Property was 122.7% in 2021, 120.0% in 2022 and 121.0% in the trailing twelve months through January 2024. The Hampton Inn & Suites Las Vegas Property is ranked first of six in its competitive set in terms of occupancy and first of six in its competitive set in terms of overall RevPAR, while the Home2Suites Las Vegas Property is ranked first of six in its competitive set in terms of occupancy and first of six in its competitive set in terms of overall RevPAR.

The following table presents certain information relating to the estimated 2023 demand analysis with respect to the Hilton Dual Brand Las Vegas Property based on market segmentation, as provided by the appraisal:

Demand Segmentation(1)
Property	Rooms	Commercial/Government	Meeting and Group	Leisure	Extended-Stay
Hilton Dual Brand Las Vegas	250	33.0%	13.0%	40.0%	15.0%
(1)	Source: Appraisal.

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at the Hampton Inn & Suites Las Vegas Property and its competitors:

Occupancy, ADR, RevPAR(1)
	Hampton Inn & Suites Las Vegas			Competitive Set(2)			Penetration Factor
Period	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	56.0%	$132.06	$74.00	58.3%	$127.57	$74.35	96.1%	103.5%	99.5%
2022	74.8%	$157.28	$117.59	67.4%	$160.97	$108.54	110.9%	97.7%	108.3%
2023	78.8%	$177.50	$139.89	70.5%	$179.22	$126.43	111.7%	99.0%	110.6%
(1)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Hampton Inn & Suites Las Vegas Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set for 2021, 2022 and 2023 includes Embassy Suites Convention Center Las Vegas, Residence Inn Las Vegas Convention Center, Courtyard Las Vegas Convention Center, Hyatt Place Las Vegas and DoubleTree by Hilton Las Vegas East Flamingo.

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at the Home2Suites Las Vegas Property and its competitors:

Occupancy, ADR, RevPAR(1)
	Home2Suites Las Vegas			Competitive Set(2)			Penetration Factor
Period	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	71.7%	$127.28	$91.26	58.3%	$127.57	$74.35	123.0%	99.8%	122.7%
2022	80.3%	$162.10	$130.23	67.4%	$160.97	$108.54	119.1%	100.7%	120.0%
2023	82.4%	$184.97	$152.49	70.5%	$179.22	$126.43	116.9%	103.2%	120.6%
(1)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Home2Suites Las Vegas Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set for 2021, 2022 and 2023 includes Embassy Suites Convention Center Las Vegas, Residence Inn Las Vegas Convention Center. Courtyard Las Vegas Convention Center, Hyatt Place Las Vegas and DoubleTree by Hilton Las Vegas East Flamingo.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
46

Hospitality – Limited Service/Extended Stay 755 Sierra Vista Drive Las Vegas, NV 89169	Collateral Asset Summary – Loan No. 5 Hilton Dual Brand Las Vegas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 62.9% 1.63x 14.4%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Hilton Dual Brand Las Vegas Property:

Cash Flow Analysis
	2021	2022	2023	TTM 2/29/2024	UW	UW Per Room(1)
Occupancy (%)	62.2%	77.1%	80.3%	80.6%	80.6%
ADR	$130.19	$159.27	$180.67	$188.70	$188.7
RevPar	$81.03	$122.85	$145.15	$152.09	$152.09

Rooms Revenue	$7,394,357	$11,210,260	$13,245,227	$13,916,085	$13,916,085	$55,664
Food & Beverage Revenue	130,793	392,713	437,007	430,023	430,023	$1,720
Other Revenue(2)	386,561	594,429	695,432	889,919	889,919	$3,560
Total Revenue	$7,911,711	$12,197,402	$14,377,666	$15,236,027	$15,236,027	$60,944

Rooms Expense	$1,936,527	$2,714,603	$2,997,661	$3,024,908	$3,024,908	$12,100
Food & Beverage Expense	135,540	311,659	352,070	355,845	355,845	$1,423
Other Departmental Expenses	42,940	57,182	63,054	70,440	70,440	$282
Departmental Expenses	$2,115,007	$3,083,444	$3,412,786	$3,451,193	$3,451,193	$13,805

Departmental Profit	$5,796,704	$9,113,958	$10,964,881	$11,784,834	$11,784,834	$47,139

Management Fee	$197,709	$304,935	$359,333	$380,794	$457,081	$1,828
Marketing and Franchise Fee	1,041,192	1,645,855	1,955,304	2,026,586	1,950,298	$7,801
Other Undistributed Expenses(3)	1,571,754	1,948,269	2,240,503	2,292,711	2,292,711	$9,171
Total Undistributed Expenses	$2,810,655	$3,899,059	$4,555,140	$4,700,090	$4,700,090	$18,800

Real Estate Taxes	$167,531	$283,154	$250,070	$254,745	$293,909	$1,176
Property Insurance	98,831	129,091	125,428	133,356	152,135	$609
Net Operating Income(4)	$2,719,687	$4,802,654	$6,034,243	$6,696,644	$6,638,700	$26,555

FF&E	0	0	387,042	367,705	609,441	2,438
Net Cash Flow	$2,719,687	$4,802,654	$5,647,201	$6,328,939	$6,029,259	$24,117

NCF DSCR	0.74x	1.30x	1.53x	1.71x	1.63x
NOI Debt Yield	5.9%	10.4%	13.1%	14.6%	14.4%
(1)	UW Per Room is based on 250 rooms.
(2)	Other Revenue consists of telephone, parking, spa and miscellaneous income.
(3)	Other Undistributed Expenses consist of administrative and general expenses, repairs and maintenance, and utility expenses.
(4)	The increases from 2021 to 2022 Net Operating Income and 2022 to 2023 Net Operating Income are due to ramp up of conventions and travel in the aftermath of the COVID-19 pandemic.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
47

Hospitality – Limited Service/Extended Stay 755 Sierra Vista Drive Las Vegas, NV 89169	Collateral Asset Summary – Loan No. 5 Hilton Dual Brand Las Vegas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 62.9% 1.63x 14.4%

Appraisal. According to the appraisal, the Hilton Dual Brand Las Vegas Property has an “as-is” appraised value of $73,100,000 as of February 16, 2024. The table below shows the appraisal’s “as-is” conclusions.

Hilton Dual Brand Las Vegas(1)
Property	Appraised Value	Capitalization Rate(2)
Hilton Dual Brand Las Vegas	$73,100,000	7.80%
(1)	Source: Appraisal.
(2)	Based on the going in capitalization rate.

Environmental Matters. According to the Phase I environmental report, dated June 19, 2023, there was no evidence of any recognized environmental conditions at the Hilton Dual Brand Las Vegas Property.

The Market. The Hilton Dual Brand Las Vegas Property is located in the Las Vegas Strip Hospitality submarket of Las Vegas, Nevada.

The Las Vegas Strip is the largest U.S. hotel submarket and contains around 110,000 rooms spread across some 97 properties. That amounts to roughly two thirds of the Las Vegas market's total room inventory. The Las Vegas Strip Hospitality submarket is home to some of the largest hotels in the world. The average hotel in the submarket contains 1,184 rooms—more than ten times the United States national average.

Las Vegas is consistently ranked among the nation's top convention and meeting destinations. According to a local convention visitor’s authority, Clark County offers over 14 million square feet of meeting space. The Las Vegas Convention Center currently features 2.5 million square feet of exhibit space and 225 meeting rooms. The Las Vegas Convention Center debuted its $1.1 billion, 1.4 million square foot West Hall in the summer of 2021 and hosted the first major event (Informa Market) since the beginning of the pandemic. The hall boasts 600,000 square feet of exhibit space and a 328,000 square foot column-free space, reportedly the largest in the country.

The following table presents certain information relating to the primary competition for the Hilton Dual Brand Las Vegas Property:

Competitive Set(1)
Property	Number of Rooms	Estimated 2023 Occupancy	Estimated 2023 ADR	Estimated 2023 RevPAR
Hilton Dual Brand Las Vegas(2)	250	80.3%	$180.67	$145.15
Las Vegas Marriott	278	75 – 80%	$170 - $180	$130 - $140
Renaissance Las Vegas	548	75 – 80%	$160 - 170	$120 - 125
Embassy Suites Convention Center Las Vegas	286	65 – 70%	$160 - 170	$115 - 120
DoubleTree by Hilton Las Vegas East Flamingo	129	45 – 50%	$140 - 150	$70 - 75
Embassy Suites by Hilton Las Vegas	220	75 – 80%	$160 - 170	$120 - 125
Fairfield by Marriott Las Vegas Convention Center	128	55 – 60%	$140 - 150	$85 - 90
Hyatt Place Las Vegas	202	70 – 75%	$130 - 140	$95 - 100
Residence Inn by Marriott Las Vegas Hughes Center	256	75 – 80%	$150 - 160	$120 - 125
Sonesta Simply Suites Las Vegas Convention Center	276	75 – 80%	$120 - 125	$90 - 95
Total Avg. Competitive Set(3)	2,323	73.0%	$155.36	$113.39
(1)	Source: Appraisal unless otherwise indicated.
(2)	Occupancy, ADR and RevPAR for the Hilton Dual Brand Las Vegas Property are based on operating statements provided by the borrower dated as of December 31, 2023.
(3)	Excludes the Hilton Dual Brand Las Vegas Property.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
48

Hospitality – Limited Service/Extended Stay 755 Sierra Vista Drive Las Vegas, NV 89169	Collateral Asset Summary – Loan No. 5 Hilton Dual Brand Las Vegas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 62.9% 1.63x 14.4%

The Borrower and the Borrower Sponsor. The borrower is Grimm Norton 2 LLC, a Nevada limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hilton Dual Brand Las Vegas Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is Daniel Grimm, the founder of DG Design + Development, a private real estate development and investment corporation focusing on hospitality and modern apartment living, located in Las Vegas, Nevada. The DG brand was established in 2011 by Daniel Grimm to capitalize on the real estate opportunities in Las Vegas.

Property Management. The Hilton Dual Brand Las Vegas Property is managed by Donohoe Hospitality Services LLC, a third party property management company of which the borrower sponsor was previously an officer.

Initial and Ongoing Reserves. At origination of the Hilton Dual Brand Las Vegas Mortgage Loan, the borrower deposited approximately $25,227 into a reserve account for real estate taxes.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $25,227).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such amount will be waived if the liability or casualty policy maintained by the borrower is an approved blanket or umbrella policy.

FF&E Reserve – The borrower is required to deposit into a furniture, fixtures and equipment (“FF&E”) reserve, on a monthly basis, an amount equal to the greatest of (i) 4.0% of gross revenue from the prior month, (ii) the then current amount required by the property management agreement and (iii) the then current amount required by any franchise agreement for approved capital expenditures and the repair and replacement of FF&E. The FF&E reserve is capped at $2 million and is required to be replenished up to the cap after being drawn upon.

PIP Reserve – If a franchisor hereafter requires the borrower to implement a property improvement plan (“PIP”) at the Hilton Dual Brand Las Vegas Property, then the borrower will be required to pay to the lender on each monthly payment date all Available Cash (as defined below), until such time as an amount equal to 110% of the estimated costs to then complete any PIP (as reasonably determined by the lender) that is required by the franchisor to be completed within the then next succeeding six month period is then on deposit in an account.

Refundable Advance Payments Reserve – During the continuance of a Trigger Period (as defined below), the borrower is required to deliver or cause to be delivered to the lender, for deposit into a refundable advance payments account, as and when received, an amount equal to the advance payments and deposits that have been received, including for group business, banquets and other events. Provided that no event of default exists, the lender is required to disburse the funds in the refundable advance payments reserve once per calendar month within ten days following the borrower’s written request either (i) to the borrower, for payment of refunds due from such advance payments and deposits or (ii) where such advance payments or deposits have been forfeited or the applicable event has occurred and the applicable charges incurred by the hotel customer, either to the borrower (if no Trigger Period then exists) or (if a Trigger Period exists) to the cash management account.

Lockbox / Cash Management. The Hilton Dual Brand Las Vegas Mortgage Loan is structured with a hard lockbox and springing cash management. All credit card receipts are required to be deposited by credit card processing companies directly into a lender-controlled clearing account (the “Lockbox Account”), and all non-credit card receipts are required to be directly deposited by the borrower or the property manager into the Lockbox Account within one business day of receipt thereof. Prior to a Trigger Period, all sums deposited into the Lockbox Account are required to be transferred into the borrower's operating account. During a Trigger Period, all sums on deposit in the Lockbox Account are required to be transferred on a daily basis to a cash management account controlled by the lender, to be applied to payment of all monthly amounts due under the Hilton Dual Brand Las Vegas Mortgage Loan documents, including but not limited to (i) any required deposits to the tax and insurance reserves, (ii) amounts due in respect of gratuities due to employees, and sales, occupancy and use taxes, (iii) required deposits to the refundable advance payments account, (iv) interest due on the Hilton Dual Brand Las Vegas Mortgage Loan, (v) required deposits to the FF&E reserve, and (vi) amounts due in respect of budgeted operating expenses (which must be approved by the lender during a Trigger Period) and lender-approved extraordinary expenses. Any funds remaining after such application (“Available Cash”) are required to be deposited (i) if a PIP Trigger Period (as defined below) is continuing, to the PIP reserve and (ii) otherwise, to a cash collateral account to be held as additional collateral for the Hilton Dual Brand Las Vegas Mortgage Loan during the continuance of the applicable Trigger Period.

A “Trigger Period” means a period commencing upon (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.30x as of the end of any calendar quarter (a “Low DSCR Period”), (iii) if manager is an affiliate of borrower or guarantor and such manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, or (iv) the commencement of a PIP Trigger Period (as defined below); and (B) ending (A) with respect to a Trigger Period continuing pursuant to clause (i), if the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender or (B) with respect to a Trigger Period continuing due to clause (ii), either (x) the debt service coverage ratio has been at least 1.35x for two

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
49

Hospitality – Limited Service/Extended Stay 755 Sierra Vista Drive Las Vegas, NV 89169	Collateral Asset Summary – Loan No. 5 Hilton Dual Brand Las Vegas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 62.9% 1.63x 14.4%

consecutive calendar quarters or (y) the borrower delivers to the lender cash or a letter of credit in an amount that if applied to reduce the then outstanding principal balance of the Hilton Dual Brand Las Vegas Mortgage Loan, would result in a debt service coverage ratio of 1.35x, or (C) with respect to a Trigger Period continuing due to clause (iii), if the manager is replaced with a non-affiliated manager approved by the lender under a replacement management agreement approved by the lender, or (D) with respect to a Trigger Period continuing due to clause (iv), such PIP Trigger Period has ended as described below.

A “PIP Trigger Period” means a period that will commence at any time that funds in the PIP Reserve are less than 110% of the estimated costs to complete any PIP that is required by the franchisor to be completed within the then next succeeding six month period and will end at such time as an amount equal to 110% of such estimated costs has been deposited in the PIP Reserve account.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not Permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
50

Industrial – Warehouse/Distribution 1040 40th Street Southeast Grand Rapids, MI 49508	Collateral Asset Summary – Loan No. 6 1040 40th Street SE	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,450,000 65.0% 1.26x 9.5%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
51

Industrial – Warehouse/Distribution 1040 40th Street Southeast Grand Rapids, MI 49508	Collateral Asset Summary – Loan No. 6 1040 40th Street SE	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,450,000 65.0% 1.26x 9.5%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
52

Industrial – Warehouse/Distribution 1040 40th Street Southeast Grand Rapids, MI 49508	Collateral Asset Summary – Loan No. 6 1040 40th Street SE	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,450,000 65.0% 1.26x 9.5%

Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Industrial – Warehouse/Distribution
Borrower Sponsor(s):	Ian Quint	Collateral:	Fee
Borrower(s):	1040 Michigan LP	Location:	Grand Rapids, MI
Original Balance:	$45,450,000	Year Built / Renovated:	1980 / 2024
Cut-off Date Balance:	$45,450,000	Property Management:	Advantage Commercial Real Estate Management Services, LLC
% by Initial UPB:	5.5%	Size:	950,000 SF
Interest Rate:	7.06000%	Appraised Value / Per SF:	$69,950,000 / $74
Note Date:	May 7, 2024	Appraisal Date:	April 5, 2024
Original Term(1):	61 months	Occupancy:	97.3% (as of May 1, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	95.8%
Original Amortization:	NAP	Underwritten NOI:	$4,329,947
Interest Only Period(1):	61 months	Underwritten NCF:	$4,101,947
First Payment Date(1):	June 6, 2024
Maturity Date:	June 6, 2029	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$3,613,593 (TTM February 29, 2024)
Additional Debt Balance:	NAP	2023 NOI:	$3,474,363
Call Protection(1):	L(24),D(34),O(3)	2022 NOI(4):	NAV
Lockbox / Cash Management:	Hard / Springing	2021 NOI(4):	NAV

Reserves(2)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$48
Taxes:	$558,466	$55,847	NAP	Maturity Date Loan / SF:	$48
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	65.0%
Replacement Reserves:	$420,000	$13,656	$1,076,000	Maturity Date LTV:	65.0%
TI / LC:	$0	$7,917	NAP	UW NOI DY:	9.5%
Deferred Maintenance:	$244,283	$0	NAP	UW NCF DSCR:	1.26x
Other(3):	$400,000	Springing	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$45,450,000	100.0%	Loan Payoff	$38,983,369	85.8%
			Sponsor Equity	2,502,855	5.5
			Closing Costs(5)	2,341,027	5.2
			Upfront Reserves	1,622,749	3.6
Total Sources	$45,450,000	100.0%	Total Uses	$45,450,000	100.0%
(1)	The first payment date of the 1040 40th Street SE Mortgage Loan (as defined below) under the 1040 40th Street SE Mortgage Loan documents is July 6, 2024. On the closing date for the Benchmark 2024-V7 securitization, CREFI will contribute an initial interest deposit amount to the issuing entity to cover one month’s interest that would have accrued with respect to the 1040 40th Street SE Mortgage Loan at the related net mortgage rate, and each of Original Term, Interest Only Period, First Payment Date and Call Protection reflects the foregoing.
(2)	See “Initial and Ongoing Reserves” below.
(3)	Other reserves include an initial $400,000 outstanding tenant improvements and leasing commission reserve and a springing monthly specified tenant renewal reserve.
(4)	2021 NOI and 2022 NOI are not available because the property was acquired in May 2022.
(5)	Closing Costs include a rate buydown fee of $1,363,500.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
53

Industrial – Warehouse/Distribution 1040 40th Street Southeast Grand Rapids, MI 49508	Collateral Asset Summary – Loan No. 6 1040 40th Street SE	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,450,000 65.0% 1.26x 9.5%

The Loan. The sixth largest mortgage loan (the “1040 40th Street SE Mortgage Loan”) is secured by the borrower’s fee interest in an industrial warehouse and distribution center totaling 950,000 square feet located in Grand Rapids, Michigan (the “1040 40th Street SE Property”). The 1040 40th Street SE Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $45,450,000. The 1040 40th Street SE Mortgage Loan was originated on May 7, 2024 by CREFI and accrues interest at a fixed rate of 7.06000% per annum. The 1040 40th Street SE Mortgage Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of the 1040 40th Street SE Mortgage Loan is the payment date that occurs on June 6, 2029.

The Property. The 1040 40th Street SE Property is a 950,000 square foot industrial warehouse and distribution facility located at 1040 40th Street Southeast in Grand Rapids, Michigan. The 1040 40th Street SE Property is located in Grand Rapids, Michigan with primary access provided by US-131 and M-6 and is approximately 154 miles northwest of Detroit and 180 miles northeast of Chicago, Illinois. As of May 1, 2024, the 1040 40th Street SE Property was 97.3% leased to Bunzl Retail Services, LLC (“Bunzl Retail Services”) and American Seating Company. The 1040 40th Street SE Property is situated on an approximately 38.56-acre site. The 1040 40th Street SE Property was originally constructed in 1980 and subsequently renovated in 2024. The 1040 40th Street SE Property consists of a single-story facility that features 24-foot clear heights, 57 dock high doors, and four grade level doors. The 1040 40th Street SE Property also contains 32,000 square feet of office space which comprises approximately 3.4% of net rentable area. The 1040 40th Street SE Property also contains 423 parking spaces resulting in a parking ratio of 0.45 spaces per 1,000 square feet.

Major Tenants. The two largest tenants based on underwritten base rent are Bunzl Retail Services and American Seating Company.

Bunzl Retail Services (714,294 square feet; 75.2% of net rentable area; 77.1% of underwritten base rent) Bunzl Retail Services is a subsidiary of Bunzl PLC (LSE: BNZL), which is a distribution services specialist operating in more than 30 countries, supplying a broad range of internationally sourced non-food products to a variety of market sectors. Bunzl Retail Services focuses exclusively on retail and provides delivery of all supplies, packaging, and other not-for-resale goods through their supply chain to retail chains, boutiques, department stores, office supply companies and related e-commerce sales channels. Goods-not-for-resale include packaging and other store supplies and a full range of cleaning and hygiene products. Bunzl Retail Services has been at the 1040 40th Street SE Property since April 2008 and has a current lease term through April 2028 with one, five-year renewal option and no termination options.

American Seating Company (210,000 square feet; 22.1% of net rentable area; 22.9% of underwritten base rent) Founded in 1886, American Seating Company is a Grand Rapids based company that specializes in the production of chairs and other seating, including seats for rail transport and public transportation. American Seating Company has been at the 1040 40th Street SE Property since August 2023 and has a current lease term through July 2033 with five, five-year renewal options and no termination options.

The following table presents certain information relating to the tenants at the 1040 40th Street SE Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Option
Bunzl Retail Services	NR/BBB+/NR	714,294	75.2%	$3,462,178	$4.85	77.1%	4/30/2028	N	1 x 5 Yr
American Seating Company	NR/NR/NR	210,000	22.1	1,027,425	$4.89	22.9	7/31/2033	N	5 x 5 Yr
Total Occupied		924,294	97.3%	$4,489,603	$4.86	100.0%
Vacant		25,706	2.7
Total		950,000	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2024, inclusive of $29,925 of contractual rent steps for American Seating Company underwritten through August 1, 2024 and $167,497 in straight line rent steps for Bunzl Retail Services.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
54

Industrial – Warehouse/Distribution 1040 40th Street Southeast Grand Rapids, MI 49508	Collateral Asset Summary – Loan No. 6 1040 40th Street SE	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,450,000 65.0% 1.26x 9.5%

The following table presents certain information relating to the lease rollover schedule at the 1040 40th Street SE Property, based on initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028	714,294	75.2	75.2%	3,462,178	77.1	4.85	1
2029	0	0.0	75.2%	0	0.0	0.00	0
2030	0	0.0	75.2%	0	0.0	0.00	0
2031	0	0.0	75.2%	0	0.0	0.00	0
2032	0	0.0	75.2%	0	0.0	0.00	0
2033	210,000	22.1	97.3%	1,027,425	22.9	4.89	1
2034	0	0.0	97.3%	0	0.0	0.00	0
2035 & Thereafter	0	0.0	97.3%	0	0.0	0.00	0
Vacant	25,706	2.7	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	950,000	100.0%		$4,489,603	100.0%	$4.86	2
(1)	Based on the underwritten rent roll dated May 1, 2024, inclusive of $29,925 of contractual rent steps for American Seating Company underwritten through August 1, 2024 and $167,497 in straight line rent steps for Bunzl Retail Services.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
55

Industrial – Warehouse/Distribution 1040 40th Street Southeast Grand Rapids, MI 49508	Collateral Asset Summary – Loan No. 6 1040 40th Street SE	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,450,000 65.0% 1.26x 9.5%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 1040 40th Street SE Property:

Cash Flow Analysis(1)
	2023	TTM 2/29/2024	U/W	U/W Per SF
Base Rent	$3,609,840	$3,786,144	$4,292,181	$4.52
Contractual Rent Steps	0	0	197,422	$0.21
Potential Income from Vacant Space	0	0	223,630	$0.24
Gross Potential Rent	$3,609,840	$3,786,144	$4,713,233	$4.96
Total Reimbursements	1,363,191	1,391,979	1,741,977	$1.83
Total Gross Income	$4,973,031	$5,178,123	$6,455,210	$6.79
(Vacancy / Credit Loss)	0	0	(273,222)	($0.29)
Effective Gross Income	$4,973,031	$5,178,123	$6,181,987	$6.51
Management Fee	149,191	155,344	185,460	$0.20
Real Estate Taxes	638,247	638,248	668,825	$0.70
Insurance	528,039	550,264	777,081	$0.82
Other Expenses(2)	183,192	220,675	220,675	$0.23
Total Expenses	$1,498,669	$1,564,530	$1,852,040	$1.95
Net Operating Income	$3,474,363	$3,613,593	$4,329,947	$4.56
Capital Expenditures	0	0	133,000	$0.14
TI/LC	0	0	95,000	$0.10
Net Cash Flow	$3,474,363	$3,613,593	$4,101,947	$4.32

Occupancy (%)	97.3%	97.3%	95.8%(3)
NCF DSCR	1.07x	1.11x	1.26x
NOI Debt Yield	7.6%	8.0%	9.5%
(1)	Based on the underwritten rent roll dated May 1, 2024, inclusive of $29,925 of contractual rent steps for American Seating Company underwritten through August 1, 2024 and $167,497 in straight line rent steps for Bunzl Retail Services. 2021 Net Operating Income and 2022 Net Operating Income are not available because the 1040 40th Street SE Property was acquired in May 2022.
(2)	Other Expenses are comprised of CAM expenses and condominium dues.
(3)	U/W Occupancy represents economic occupancy.

Appraisal. According to the appraisal, the 1040 40th Street SE Property had an “as-is” appraised value of $69,950,000 as of April 5, 2024. Based on the “as-is” appraised value of $69,950,000, the Cut-off Date LTV and Maturity Date LTV for the 1040 40th Street SE Mortgage Loan are 65.0%.

1040 40th Street SE Appraised Value(1)
Property	Value	Capitalization Rate
1040 40th Street SE	$69,950,000	6.00%
(1)	Source: Appraisal.

Environmental Matters. The Phase I environmental assessment dated April 18, 2024 identified as a recognized environmental condition at the 1040 40th Street SE Property impacts to site groundwater and soils associated with manufacturing historically conducted on a larger parcel that previously encompassed the 1040 40th Street SE Property. Various environmental investigations have been conducted on the 1040 40th Street SE Property, and in 2020, a restrictive covenant was recorded for the 1040 40th Street SE Property that prohibits all residential land uses and use of wells to extract groundwater. The restrictive covenant additionally prohibits construction of new structures or below-grade alterations to the existing onsite structure unless volatilization to indoor air is evaluated or appropriate engineering controls are used. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The 1040 40th Street SE Property is located in Grand Rapids, Michigan within Kent County, approximately 154 miles northwest of Detroit, Michigan and 180 miles northeast of Chicago, Illinois. The 1040 40th Street SE Property is located in the southeast industrial submarket within the Greater Grand Rapids industrial market. Primary access to the 1040 40th Street SE Property is provided by US-131 and M-6.

According to the appraisal dated April 26, 2024, the Greater Grand Rapids industrial market had inventory of approximately 180.4 million square feet of industrial space, a vacancy rate of 1.7% and average asking rent of $7.18 per square foot. Furthermore, the Grand Rapids southeast industrial submarket reported a total inventory of approximately 75.6 million square feet of industrial space, a vacancy rate of 1.4% and average asking rent of $6.84 per square foot.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
56

Industrial – Warehouse/Distribution 1040 40th Street Southeast Grand Rapids, MI 49508	Collateral Asset Summary – Loan No. 6 1040 40th Street SE	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,450,000 65.0% 1.26x 9.5%

According to the appraisal, the 2023 total population within a one-, three- and five-mile radius is 9,551, 115,789 and 273,290, respectively. Furthermore, the 2023 average household income within a one-, three- and five-mile radius is $72,892, $78,141 and $87,527, respectively.

The following table presents information relating to comparable industrial leases for the 1040 40th Street SE Property:

Comparable Industrial Rental Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Mos)	Rent (PSF)
1040 40th Street SE Grand Rapids, MI 49508	–	1980 / 2024	Various	Various	Various	Various	$4.64(2)
2640 Northridge Drive Walker, MI 49544	14.3 miles	1995 / 2007	Sherpack	210,325 SF	September 2022	5.0 Yrs.	$4.95
770 Interchange Dr Holland, MI 49423	26.9 miles	2024 / NAP	L. Perrigo Company	281,775 SF	August 2024	7.0 Yrs.	$6.68
5724 E N Ave Kalamazoo, MI 49048	55.2 miles	2023 / NAP	Allen Distribution - Phase I	296,000 SF	November 2023	7.2 Yrs.	$7.60
201 Watkins Road Battle Creek, MI 49015	64.1 miles	2024 / NAP	CMS	252,000 SF	May 2024	7.0 Yrs.	$6.00
4405 Continental Drive Flint, MI 48507	107 miles	2000 / 2006	General Motors, LLC	400,000 SF	September 2024	5.0 Yrs.	$6.40

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated May 1, 2024. Rent (PSF) does not include rent steps.

The Borrower and the Borrower Sponsors. The borrower is 1040 Michigan LP, a Delaware limited partnership and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1040 40th Street SE Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is Ian Quint of Brasswater Real Estate (“Brasswater”). Founded by Ian Quint in 2015, Brasswater is a Canadian based vertically integrated real estate development firm focused on industrial, office and retail properties. Brasswater has a team of over 70 professionals that oversee 13 million square feet of commercial real estate properties and an additional 13 million square feet of land for development.

Initial and Ongoing Reserves. At origination of the 1040 40th Street SE Mortgage Loan, the borrower deposited: (i) approximately $558,466 into a tax reserve, (ii) $420,000 into a replacement reserve, (iii) approximately $244,283 into an immediate repairs reserve, and (iv) $400,000 into an outstanding tenant improvements and leasing commission reserve with respect to the lease with American Seating Company.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $55,847).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies ; provided, however, such deposits were waived at origination of the 1040 40th Street SE Mortgage Loan because the borrower’s insurance coverage was maintained pursuant to an acceptable blanket policy and will be waived for so long as the borrower’s policy is maintained pursuant to an acceptable blanket policy. If the lender, at any time, determines that the amounts on deposit are insufficient to pay all applicable premiums, the borrower is required to make a true up payment.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $13,656, subject to a cap of $1,076,000. If the amount in the replacement reserve account ever falls below such cap, the borrower will be required to resume depositing the monthly replacement reserve.

Leasing Reserve – The borrower is required to deposit into a leasing reserve, on a monthly basis, approximately $7,917. Provided no event of default has occurred and is continuing, the lender is required to disburse, upon the borrower’s request, the leasing reserve funds if, among other conditions contained in the 1040 40th Street SE Mortgage Loan documents, (i) the borrower specifies the tenant improvement costs and leasing commissions to be paid, (ii) the lender has reviewed and approved the lease, budget for tenant improvement costs and schedule of leasing commissions, and (iii) the lender has received such other evidence as the lender reasonably requests that the tenant improvements and/or leasing commissions to be funded have been completed or will be paid upon disbursement to borrower.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
57

Industrial – Warehouse/Distribution 1040 40th Street Southeast Grand Rapids, MI 49508	Collateral Asset Summary – Loan No. 6 1040 40th Street SE	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,450,000 65.0% 1.26x 9.5%

Springing Specified Tenant Renewal Reserve – The borrower is required to deposit, on the twelfth monthly payment date occurring after a Specified Tenant Renewal Trigger Event (as defined below), a lump sum, in cash or letter of credit, equal to the Springing Specified Tenant Renewal Amount (as defined below).

Outstanding TI/LC Reserve – With respect to the lease with American Seating Company, provided no event of default has occurred and is continuing, the lender is required to disburse, upon the borrower’s request, the leasing reserve funds if, among other conditions contained in the 1040 40th Street SE Mortgage Loan documents, (i) the borrower specifies tenant improvement costs and leasing commissions to be paid, (ii) the lender has reviewed and approved the lease, budget for tenant improvement costs, and schedule of leasing commissions, and (iii) the lender has received such other evidence as the lender reasonably requests that the tenant improvements and/or leasing commissions to be funded have been completed or will be paid upon disbursement to borrower.

Lockbox / Cash Management The 1040 40th Street SE Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to, and is required to cause the property manager to, immediately deposit all rents directly into a lender-approved lockbox account. At origination of the 1040 40th Street SE Mortgage Loan, the borrower was required to deliver a notice to the tenants at the 1040 40th Street SE Property directing the tenants to remit all payments under the applicable lease directly to the lender-controlled lockbox. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 1040 40th Street SE Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 1040 40th Street SE Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 1040 40th Street SE Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 1040 40th Street SE Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, beyond any applicable notice and cure periods, (ii) the debt service coverage ratio falling below 1.15x, and (iii) the occurrence of Specified Tenant Trigger Period (as defined below) and (B) expiring upon (a) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (b) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters, and (c) with regard to any Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means, as applicable, (i) Bunzl Retail Services, together with any successor and/or assigns, (ii) American Seating Company, together with any successor and/or assigns, (iii) any other entity or person that leases (in the aggregate) not less than 85% of the gross leasable area of any Specified Tenant space as of origination of the 1040 40th Street SE Mortgage Loan, and (iv) any parent or affiliate thereof providing credit support or a guaranty under the applicable related Specified Tenant lease.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the earliest of (i) Specified Tenant being in default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) Specified Tenant failing to be in actual, physical possession of 85% or more of the Specified Tenant space, (iii) Specified Tenant failing to be open for business during customary hours and/or “going dark” in 15% or more of the Specified Tenant space, (iv) Specified Tenant giving notice that it is terminating its lease for 15% or more of the Specified Tenant space, (v) any termination or cancellation of 15% or more of the Specified Tenant space under any Specified Tenant lease and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of a Specified Tenant, and (vii) occurrence of a Specified Tenant Renewal Trigger Event and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below); or (2) the borrower leasing not less than 85% of the Specified Tenant space for a minimum of five years pursuant to one or more leases in accordance with the applicable terms and conditions of the 1040 40th Street SE Mortgage Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition (as defined below) is satisfied in connection therewith.

“Specified Tenant Cure Conditions” means (i) the lender’s receipt of reasonably satisfactory evidence that the Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and open for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) if the Specified Tenant Trigger Period is due to a Specified Tenant Renewal Trigger Event, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the 1040 40th Street SE Mortgage Loan documents, (v) if applicable, the Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
58

Industrial – Warehouse/Distribution 1040 40th Street Southeast Grand Rapids, MI 49508	Collateral Asset Summary – Loan No. 6 1040 40th Street SE	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,450,000 65.0% 1.26x 9.5%

“Specified Tenant Excess Cash Flow Condition” means, with respect to curing any Specified Tenant Trigger Period by re-tenanting the applicable Specified Tenant space or renewal/extension of any Specified Tenant lease, sufficient funds have been accumulated in the excess cash flow account and the leasing reserve account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any such re-tenanting or renewal/extension.

“Specified Tenant Renewal Trigger Event” means a Specified Tenant failing to extend or renew on or prior to the date that is six months prior to expiration of the then applicable term of the applicable Specified Tenant lease in accordance with the applicable terms and conditions thereof for a minimum renewal term of five years.

“Springing Specified Tenant Renewal Amount” means an amount equal to (i) one year of the then current rent due under the applicable Specified Tenant lease that has caused the Specified Tenant Renewal Trigger Event less (ii) the aggregate amount of deposits made (and remain available) into the excess cash flow account during the immediately preceding six months.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
59

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Blue Owl Tenneco Portfolio (Pool A)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 43.2% 2.58x 16.7%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
60

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Blue Owl Tenneco Portfolio (Pool A)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 43.2% 2.58x 16.7%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
61

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Blue Owl Tenneco Portfolio (Pool A)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 43.2% 2.58x 16.7%

Mortgage Loan Information		Property Information
Loan Sellers:	GACC	Single Asset / Portfolio:	Portfolio
Loan Purpose(1):	Recapitalization	Property Type – Subtype(4):	Industrial – Various
Borrower Sponsor(s):	Blue Owl NLT Operating Partnership LP	Collateral:	Fee
Borrower(s)(2):	Various	Location(4):	Various, Various
Original Balance:	$43,000,000	Year Built / Renovated(4):	Various / Various
Cut-off Date Balance:	$43,000,000	Property Management:	Self-Managed
% by Initial UPB:	5.2%	Size:	1,256,904 SF
Interest Rate:	6.24600%	Appraised Value / Per SF(5):	$99,600,000 / $79
Note Date:	April 2, 2024	Appraisal Date(5):	Various
Original Term:	60 months	Occupancy:	100.0% (as of May 6, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$7,202,484
Interest Only Period:	60 months	Underwritten NCF:	$7,013,948
First Payment Date:	May 6, 2024
Maturity Date:	April 6, 2029	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(6):	NAV
Additional Debt Balance:	NAP	2023 NOI(6):	NAV
Call Protection:	L(12),YM1(13),DorYM1(30),O(5)	2022 NOI(6):	NAV
Lockbox / Cash Management:	Hard / Springing	2021 NOI(6):	NAV

Reserves(3)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan Per SF:	$34
Taxes:	$0	Springing	NAP	Maturity Date Loan Per SF:	$34
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	43.2%
Replacement:	$0	Springing	NAP	Maturity Date LTV:	43.2%
TI/LC:	$0	Springing	NAP	UW NOI DY:	16.7%
				UW NCF DSCR:	2.58x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$43,000,000	100.0%	Recapitalization(1)	$42,410,323	98.6%
			Closing Costs	589,677	1.4
Total Sources	$43,000,000	100.0%	Total Uses	$43,000,000	100.0%
(1)	The borrowers executed a sale leaseback transaction between December 2022 and March 2023 to acquire the Blue Owl Tenneco Portfolio (Pool A) Portfolio (as defined below) for $73,864,000. The loan proceeds were used to recapitalize the borrowers.
(2)	The borrower entities are TENFRIN001 LLC, TENHAVA001 LLC, TENGLMI001 LLC and TENPLMI001 LLC.
(3)	See “Initial and Ongoing Reserves” below.
(4)	See the “Portfolio Summary” chart below.
(5)	The Appraised Value represents the aggregate of the "as-is" appraised values of the Blue Owl Tenneco Portfolio (Pool A) Portfolio. The individual appraisal valuation dates are between August 9, 2023 and August 14, 2023.
(6)	Historical net operating income is not available as the properties were purchased in a sale-leaseback transaction between December 2022 and March 2023 with the sole tenant.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
62

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Blue Owl Tenneco Portfolio (Pool A)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 43.2% 2.58x 16.7%

The Loan. The seventh largest mortgage loan (the “Blue Owl Tenneco Portfolio (Pool A) Mortgage Loan”) is secured by the borrowers’ fee interests in a portfolio of four industrial properties totaling 1,256,904 square feet located in three states (each a “Blue Owl Tenneco Portfolio (Pool A) Property” and, collectively, the “Blue Owl Tenneco Portfolio (Pool A) Portfolio”). The Blue Owl Tenneco Portfolio (Pool A) Mortgage Loan is evidenced by two promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $43,000,000. The Blue Owl Tenneco Portfolio (Pool A) Mortgage Loan was originated on April 2, 2024 by DBR Investments Co. Limited (“DBRI”) and Societe Generale Financial Corporation (“SG”). GACC is expected to purchase Note A-2 from SG and is contributing Note A-1 and Note A-2 with an aggregate outstanding principal balance as of the Cut-off Date of $43,000,000. The Blue Owl Tenneco Portfolio (Pool A) Mortgage Loan accrues interest at a fixed rate of 6.24600% per annum, has a term of five-years and is interest-only for the full term. The scheduled maturity date of the Blue Owl Tenneco Portfolio (Pool A) Mortgage Loan is the payment date that occurs on April 6, 2029.

The Properties. The Blue Owl Tenneco Portfolio (Pool A) Properties are comprised of four industrial properties totaling 1,256,904 square feet located in three states. The borrowers executed a sale-leaseback with the sole tenant, Tenneco Inc. (“Tenneco”), whereby the borrowers acquired the Blue Owl Tenneco Portfolio (Pool A) Properties and executed a 20-year triple-net lease with Tenneco (the “Tenneco Lease”) expiring December 31, 2042 with 3% annual escalations. Tenneco is a designer, manufacturer, and marketer of automotive products for original equipment and aftermarket customers. The Blue Owl Tenneco Portfolio (Pool A) Properties house processes that include prototype testing, design and fabrication, product engineering, and distribution among others. These facilities support many of Tenneco’s largest customers including Caterpillar Inc., General Motors Company, Ford, Fiat Chrysler Automobiles and Deere & Company (John Deere). The properties included in the Blue Owl Tenneco Portfolio (Pool A) Portfolio are mission-critical to Tenneco operations, housing processes that are integral to Tenneco’s operations.

The following table presents certain information relating to the Blue Owl Tenneco Portfolio (Pool A) Properties:

Portfolio Summary
Property Name	City, State	Property Type - Subtype	Year Built / Renovated	SF(1)	Occupancy(1)	Allocated Mortgage Loan Cut-off Date Balance	% of Allocated Mortgage Loan Cut-off Date Balance	Appraised Value(2)	% of UW Base Rent(1)	Max Clear Height(2)
3160 Abbott Lane	Harrisonburg, VA	Industrial - Manufacturing	1960 / 2007	760,418	100.0%	$24,867,000	57.8%	$57,600,000	47.4%	35'
47001 Port Street	Plymouth, MI	Industrial - Flex	1997 / 2017	138,186	100.0%	8,635,000	20.1%	20,000,000	26.0%	16'
3901 Willis Road	Grass Lake, MI	Industrial – Manufacturing	1968 / 2014	179,133	100.0%	5,310,000	12.3%	12,300,000	16.0%	14'
2845 West State Road 28	Frankfort, IN	Industrial – Manufacturing	1964, 1967, 1993, 1999, 2003 / NAP	179,167	100.0%	4,188,000	9.7%	9,700,000	10.5%	28'
Total / Wtd. Avg.				1,256,904	100.0%	$43,000,000	100.0%	$99,600,000	100.0%
(1)	Based on the underwritten rent roll dated May 6, 2024.
(2)	Source: Appraisals.

Sole Tenant. The Blue Owl Tenneco Portfolio (Pool A) Properties are 100% leased to Tenneco through December 31, 2042. The lease has five, five-year renewal options with at least 18 months’ notice at the greater of fair market rent or 3.0% over the prior year’s base rent. There are no termination options, except in connection with certain casualty or condemnation events. Rent under the lease commences at approximately $5.87 per square foot, with 3.0% annual increases.

Tenneco has operated from the Blue Owl Tenneco Portfolio (Pool A) Properties for an average of 50 plus years. The location of the Blue Owl Tenneco Portfolio (Pool A) Properties is proximate to Tenneco’s largest clients, including General Motors and Ford, allowing for direct links to end-users. Further, Tenneco has invested significantly in the Blue Owl Tenneco Portfolio (Pool A) Properties, with an estimated $10 million in capital improvements since 2019 and another $2 million budgeted for 2024 across the 2845 West State Road 28, 3901 Willis Road and 47001 Port Street properties. Capital expenditures planned for 2024 are not required or reserved for under the loan documents and there can be no assurance that they will be implemented as planned.

In February 2022, Tenneco was acquired by Apollo in a $7.1 billion all-cash transaction, including an investment of $1.6 billion of cash equity, as well as additional debt.

The Tenneco Lease permits the tenant to assign or transfer its lease or sublet its space at one or more leased premises (x) to an entity that purchases, or effectuates a merger or consolidation of or with respect to, all or substantially all of the interests in, or assets of, either (i) Tenneco or (ii) an operating division, business group, or department of Tenneco (any, a “Division”), (y) to an entity or entities created by splitting the Division of Tenneco using the leased premises into one or more separate corporations, partnerships, or other entities and (z) in connection with the public offering of the stock of (i) Tenneco (ii) any affiliated or successor entity of Tenneco, or (iii) any entity created in connection with the “spin-off” of an operating Division of Tenneco; provided that in the case of each of (x), (y) and (z) (each a “Tenneco Divisional Transfer”), each of (1) the proposed transferee (or a substitute guarantor) that will become the tenant as to the

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
63

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Blue Owl Tenneco Portfolio (Pool A)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 43.2% 2.58x 16.7%

applicable leased premises and (2) the surviving Tenneco entity (or substitute guarantor) that will remain the tenant under the Tenneco Lease as to the remaining leased premises has (x) a total indebtedness leverage ratio of less than 6.25x, as evidenced by the financial statements of such entity or its guarantor, as applicable, and (y) EBITDA of at least $100,000,000. See “Description of the Mortgage Pool—Property Types—Industrial Properties” in the Preliminary Prospectus for further information regarding such financial tests. Simultaneously with a Tenneco Divisional Transfer, unless the lender elects in its sole and absolute discretion to have the related property remain as collateral for the Blue Owl Tenneco Portfolio (Pool A) Mortgage Loan, the borrowers are required to obtain the release of such property as described below under “Release of Collateral.” In addition, the borrowers have the right to sever the Tenneco Lease into two or more leases; however, the loan documents require the lender’s consent for a severance.

Tenneco (rated B2/B/BB- by Moody’s, S&P and Fitch) is a designer, manufacturer and marketer of automotive products for original equipment and aftermarket customers. Tenneco operates globally at over 200 sites worldwide and employs 71,000 people. Tenneco produces automotive parts through four business segments: Motorparts (DriV), Performance Solutions, Clean Air, and Powertrain. The chart below details each business segment and the revenue share generated by each:

Business Segment Revenue Share(1)
Segment	LTM Revenue %	Description
Motorparts	15%	Manufactures, sources, markets and distributes a broad portfolio of leading brand-name products in the global vehicle aftermarket while also servicing original equipment.
Performance Solutions	17%	Designs, manufactures, markets and distributes a variety of products and systems designed to optimize the ride experience to a global original equipment customer base.
Clean Air	46%	Designs, manufactures, and distributes a variety of products and systems designed to reduce pollution and optimize engine performance, acoustic tuning and weight on a vehicle.
Powertrain	22%	Designs, manufactures, and distributes a variety of original equipment powertrain products for light vehicle, commercial truck, off-highway and industrial applications.
(1)	Source: borrower sponsor.

The following table presents certain information relating to the sole tenant at the Blue Owl Tenneco Portfolio (Pool A) Properties:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options(3)
Tenneco Inc.	B2/B/BB-	1,256,904	100.0%	$7,372,122	$5.87	100.0%	12/31/2042	No	5 x 5 Yr
Total Occupied		1,256,904	100.0%	$7,372,122	$5.87	100.0%
Vacant		0	0.0%
Total		1,256,904	100.0%
(1)	Based on the underwritten rent roll dated May 6, 2024, inclusive of rent steps through December 31, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	The Tenneco Lease has five, five year renewal options with at least 18 months’ notice at the greater of fair market rent or 3.0% over the last base rent.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
64

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Blue Owl Tenneco Portfolio (Pool A)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 43.2% 2.58x 16.7%

The following table presents certain information relating to the lease rollover schedule at the Blue Owl Tenneco Portfolio (Pool A) Properties, based on initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0.00	0.0%	$0.00	0
2024	0	0.0	0.0%	$0.00	0.0	$0.00	0
2025	0	0.0	0.0%	$0.00	0.0	$0.00	0
2026	0	0.0	0.0%	$0.00	0.0	$0.00	0
2027	0	0.0	0.0%	$0.00	0.0	$0.00	0
2028	0	0.0	0.0%	$0.00	0.0	$0.00	0
2029	0	0.0	0.0%	$0.00	0.0	$0.00	0
2030	0	0.0	0.0%	$0.00	0.0	$0.00	0
2031	0	0.0	0.0%	$0.00	0.0	$0.00	0
2032	0	0.0	0.0%	$0.00	0.0	$0.00	0
2033	0	0.0	0.0%	$0.00	0.0	$0.00	0
2034	0	0.0	0.0%	$0.00	0.0	$0.00	0
2035 & Thereafter	1,256,904	100.0	100.0%	$7,372,122	100.0	$5.87	1
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,256,904	100.0%		$7,372,122	100.0%	$5.87	1
(1)	Based on the underwritten rent roll dated May 6, 2024, inclusive of rent steps through December 31, 2024.

Appraisals. According to the appraisals, the Blue Owl Tenneco Portfolio (Pool A) Properties have an aggregate “as-is” appraised value of $99,600,000 as of the individual appraisal dates between August 9, 2023 and August 14, 2023. According to the individual appraisals, the Blue Owl Tenneco Portfolio (Pool A) Properties had an aggregate hypothetical value “as dark” of $65,200,000 based on the appraisals dated August 9, 2023 through August 14, 2023. Based on the aggregate values, the hypothetical loan to dark value is 66.0%.

Property Name	Appraisal Approach	Appraised Value	Capitalization Rate
3160 Abbott Lane	Direct Capitalization	$57,600,000	6.00%
47001 Port Street	Direct Capitalization	$20,000,000	9.50%
3901 Willis Road	Direct Capitalization	$12,300,000	9.50%
2845 West State Road 28	Direct Capitalization	$9,700,000	7.75%
Total / Wtd. Avg.		$99,600,000	7.31%

Environmental Matters. According to the Phase I environmental reports dated September 1, 2023, a controlled recognized environmental condition (“CREC”) exists at the 2845 West State Road 28 property, 3901 Willis Road property and 3160 Abbott Lane property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus. No RECs or CRECs were identified at the 47001 Port Street property.

The Market. The Blue Owl Tenneco Portfolio (Pool A) Properties are located in Virginia, Michigan and Indiana. A stratification of the Blue Owl Tenneco Portfolio (Pool A) Properties by state is presented in the chart below:

Geographic Summary(1)
State	# of Properties	Allocated Loan Amount	Total SF(2)	% of NRA(2)	Occupancy(2)	Base Rent(2)	Base Rent PSF(2)	Market Rent PSF
Virginia	1	$24,867,000	760,418	60.5%	100.0%	$3,494,481	$4.60	$6.00
Michigan	2	$13,945,000	317,319	25.2%	100.0%	$3,099,888	$9.77	$7.11
Indiana	1	$4,188,000	179,167	14.3%	100.0%	$777,753	$4.34	$4.50
Total / Wtd. Avg.	4	$43,000,000	1,256,904	100.00%	100.0%	7,372,122	$5.87	$6.21
(1)	Source: Appraisal unless otherwise indicated. Inclusive of rent steps through December 31, 2024.
(2)	Based on the underwritten rent roll dated May 6, 2024.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
65

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Blue Owl Tenneco Portfolio (Pool A)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 43.2% 2.58x 16.7%

The following table presents certain information relating to the demographics of the areas where the Blue Owl Tenneco Portfolio (Pool A) Properties are located:

Demographics Summary(1)(2)
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Avg Household Income	3-mile Avg Household Income	5-mile Avg Household Income
3160 Abbott Lane	Harrisonburg, VA	2,225	37,549	79,285	$81,892	$83,505	$87,068
47001 Port Street	Plymouth, MI	1,956	53,679	139,810	$213,307	$190,046	$161,937
3901 Willis Road	Grass Lake, MI	455	4,134	10,387	$106,180	$102,701	$102,604
2845 West State Road 28	Frankfort, IN	48	12,645	20,032	$67,561	$61,762	$68,624
(1)	Source: Appraisal.
(2)	Values are 2023 estimations.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
66

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Blue Owl Tenneco Portfolio (Pool A)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 43.2% 2.58x 16.7%

The following table presents certain information relating to the Underwritten Net Cash Flow at the Blue Owl Tenneco Portfolio (Pool A) Properties:

Cash Flow Analysis(1)(2)
	U/W	U/W Per SF
Base Rent	$7,372,122	$5.87
Contractual Rent Steps(3)	221,164	$0.18
Gross Potential Rent	$7,593,286	$6.04
Total Reimbursements	222,757	$0.18
Net Rental Income	$7,816,043	$6.22
Vacancy & Credit Loss	(390,802)	($0.31)
Effective Gross Income	$7,425,241	$5.91
Total Expenses	222,757	$0.18
Net Operating Income	$7,202,484	$5.73
Capital Expenditures	188,536	$0.15
TI/LC	0	$0.00
Net Cash Flow	$7,013,948	$5.58

Occupancy	95.0%
NCF DSCR	2.58x
NOI Debt Yield	16.7%
(1)	Based on the underwritten rent roll dated May 6, 2024.
(2)	Historical cash flows are unavailable due to the acquisition of the Blue Owl Tenneco Portfolio (Pool A) Properties in a sale-leaseback transaction between December 2022 and March 2023.
(3)	Inclusive of rent steps through December 31, 2024.

The Borrowers and the Borrower Sponsor. The borrowers for the Blue Owl Tenneco Portfolio (Pool A) Mortgage Loan are TENFRIN001 LLC, TENHAVA001 LLC, TENGLMI001 LLC and TENPLMI001 LLC, each a Delaware limited liability company and each a single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Blue Owl Tenneco Portfolio (Pool A) Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor for the Blue Owl Tenneco Portfolio (Pool A) Mortgage Loan is Blue Owl NLT Operating Partnership LP, a Delaware limited partnership, a joint venture between Blue Owl Capital Inc (“Blue Owl”) and GIC (Realty) Private Limited, a fund controlled by the government of Singapore. Blue Owl (NYSE: OWL) is an asset manager with $174 billion of assets under management. Blue Owl was formed in 2021 by the strategic combination of Owl Rock, a direct lending platform, and Dyal Capital, a provider of capital solutions to large, multi-product private capital managers. Blue Owl acquired Oak Street, a private equity real estate ﬁrm, in 2022 as a complement to its direct lending and GP solutions platform. Owl Rock, Dyal Capital, and Oak Street are divisions of Blue Owl. In 2022, Blue Owl acquired Wellfleet Credit Partners which focuses on the management of CLO portfolios of broadly syndicated leveraged loans and is now a platform within the Owl Rock division.

Property Management. The Blue Owl Tenneco Portfolio (Pool A) Properties are self-managed by the sole tenant.

Initial and Ongoing Reserves.

Tax Reserve – In the event the Reserve Waiver Conditions (as defined below) are no longer being met, the borrowers are required to escrow 1/12 of the annual estimated tax payments payable during the next ensuing 12 months on a monthly basis.

Insurance Reserve – In the event the Reserve Waiver Conditions are no longer being met, the borrowers are required to escrow 1/12 of the annual estimated insurance payments on a monthly basis, unless the Portfolio is insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required, even if the Reserve Waiver Conditions are no longer met).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
67

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Blue Owl Tenneco Portfolio (Pool A)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 43.2% 2.58x 16.7%

Replacement Reserve – In the event the Reserve Waiver Conditions are no longer being met, the borrowers are required to deposit monthly, with or on behalf of the lender, approximately $15,711 into a replacement reserve account.

TI/LC Reserve – In the event the Reserve Waiver Conditions are no longer being met, the borrower is required to deposit monthly, with or on behalf of the lender, $23,000 into a leasing reserve account.

The “Reserve Waiver Conditions” means the following: (i) the Tenneco lease is a triple net lease, remains in full force and effect with no monetary or material non-monetary default occurring thereunder and covers the entirety of the Blue Owl Tenneco Portfolio (Pool A) Portfolio, (ii) no Trigger Period (as defined below) is continuing, (iii) Tenneco is obligated pursuant to its lease (w) to pay directly to the applicable governmental authority taxes and other assessments (if any), (x) to maintain insurance consistent with the insurance requirements set forth in the loan documents, (y) is responsible for all capital expenditures related to the Blue Owl Tenneco Portfolio (Pool A) Portfolio and (z) to be responsible to directly pay for such other ongoing recurring property level expenses which would be covered by the applicable reserve which has been suspended, and (iv) Tenneco performs such obligations in a timely manner and the borrowers provide evidence of such performance to the lender in a timely manner.

Lockbox / Cash Management. The Blue Owl Tenneco Portfolio (Pool A) Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to direct the sole tenant to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within two business days after receipt. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on a daily basis to a lender-controlled cash management account. Provided no event of default is continuing, funds in the cash management account are required to be applied to debt service, the reserves and escrows described above, budgeted operating expenses, lender-approved extraordinary expenses and required REIT distributions not exceeding $75,000 per annum, with any excess funds (i) during a Trigger Period due to a Lease Sweep Period (as defined below), to be deposited into a lease sweep reserve, (ii) if no Lease Sweep Period is continuing, but any other Trigger Period is continuing, to be deposited into a cash collateral account held by the lender as cash collateral for the Blue Owl Tenneco Portfolio (Pool A) Mortgage Loan during such Trigger Period.

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default under the Blue Owl Tenneco Portfolio (Pool A) Mortgage Loan documents, (ii) a Low DSCR Period (as defined below), or (iii) a Lease Sweep Period. A Trigger Period will end if (a) in the case of an event of default, a cure of such event of default is accepted by the lender, (b) in the case of a Low DSCR Period, the Low DSCR Period has been cured in accordance with the definition of such term, and (c) in the case of a Lease Sweep Period, such Lease Sweep Period has been cured in accordance with the definition of such term.

A “Low DSCR Period” will commence if as of the last day of two consecutive calendar quarters the Blue Owl Tenneco Portfolio (Pool A) Mortgage Loan interest only debt service coverage ratio is less than 1.35x; however, if any tenant becomes subject to certain underwritten net cash flow adjustments as described in the loan agreement, then the underwritten net cash flow as of the most recent calendar quarter may be immediately adjusted downward by the lenders and to the extent said adjustment results in a debt service coverage ratio that is below 1.35x, a Low DSCR Period will immediately commence. A Low DSCR Period will end when either (i) the Blue Owl Tenneco Portfolio (Pool A) Mortgage Loan interest only debt service coverage ratio is at least 1.35x as of the last day of two consecutive calendar quarters or (ii) cash has been deposited with the lenders (or swept into the cash collateral account) or (iii) a letter of credit has been delivered to the lender, in each case in an amount which if applied to repay the outstanding principal balance of the Blue Owl Tenneco Portfolio (Pool A) Mortgage Loan would cause the interest only debt service coverage ratio to be 1.35x. Such cash or letter of credit is required to be released to the borrowers if the Blue Owl Tenneco Portfolio (Pool A) Mortgage Loan interest only debt service coverage ratio is at least 1.35x as of the last day of two consecutive calendar quarters.

A “Lease Sweep Period” will commence on the first monthly payment date following (a) the earlier of (i) the date that is twelve months prior to the expiration of a Sweep Lease (as defined below) or (ii) the date required under the Sweep Lease by which the Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon (1) the surrender, cancellation or termination of a Sweep Lease (or any material portion thereof) or (2) upon the borrower’s receipt of written notice by a Sweep Tenant of its intent to effect a surrender, cancellation or termination of its Sweep Lease (or any material portion thereof); (c) if a Sweep Tenant has discontinued its business (i.e., “goes dark”) for a period of 30 days in 10% or more of its space at the Blue Owl Tenneco Portfolio (Pool A) Properties (provided that a Lease Sweep Period will not be deemed to exist if the sole reason the Sweep Tenant is dark is to (i) perform alterations or repairs in accordance with its lease and the loan documents for a period not to exceed 90 days, (ii) restore the applicable Blue Owl Tenneco Portfolio (Pool A) Property following a casualty or condemnation for a period of not more than 270 days or (iii) comply with governmental restrictions on the use or occupancy of the applicable Blue Owl Tenneco Portfolio (Pool A) Property in connection with any pandemic or epidemic and the Sweep Tenant resumes operations within 30 days after such government restrictions are lifted); (d) upon a monetary or material nonmonetary default under a Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period, (e) upon a bankruptcy or insolvency proceeding of a Sweep Tenant or its direct or indirect parent company or lease guarantor (if any) (f) upon a decline in the credit rating of the Sweep Tenant (or its parent) below B- or equivalent by any rating agency or (g) upon the borrower or lender receiving notice or obtaining knowledge of a material monetary default under any corporate credit facility in place with respect to such person.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
68

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Blue Owl Tenneco Portfolio (Pool A)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 43.2% 2.58x 16.7%

A Lease Sweep Period will terminate upon: (A) in the case of clauses (a), (b), and (c) above, the entirety of the Sweep Lease space (or applicable portion thereof) is leased pursuant to one or more qualified leases (which must be on market terms and have terms that extend at least five years beyond the loan term) and in the lender’s reasonable judgement there are sufficient funds in the lease sweep reserve to cover all reasonably anticipated leasing expenses, and free or abated rent periods for such qualified leases, and any shortfalls in loan agreement payments or operating expenses resulting from anticipated down time prior to the commencement of payments under such qualified leases (collectively, “Shortfalls”); (B) in the case of clause (a) above, the Sweep Tenant irrevocably exercises its renewal option and there are sufficient funds in the lease sweep reserve to cover all anticipated Shortfalls or leasing expenses in connection with such renewal; (C) in the case of clause (c) above, the applicable tenant has ceased being dark and resumed occupancy for a period of no less than 30 days, or if the dark premises are less than 25% of the rentable space at the Blue Owl Tenneco Portfolio (Pool A) Properties, an amount equal to the dark premises multiplied by $10.00 has accumulated in the lease sweep reserve;(D) in the case of clause (d) above, the default in question has been cured and no other default is continuing for a period of 60 days thereafter; (E) in the case of clause (e) above, the applicable bankruptcy or insolvency proceeding has been terminated and the applicable Sweep Lease (and any guaranty of it) has been affirmed or assumed in a manner reasonably satisfactory to the lender or pursuant to a final non-appealable order of the bankruptcy court, all lease defaults have been cured and the Sweep Tenant is in occupancy and paying full, unabated rent, and adequate assurance of future performance under the Sweep Lease (and any guaranty), as reasonably determined by the lender, has been provided; (F) in the case of clause (f) above, the credit rating of the Sweep Lease tenant has been restored to at least “B-“ or equivalent by any of the rating agencies; and (G) in the case of clause (g) above, the earlier to occur of (x) delivery of evidence acceptable to the lender, in its sole and absolute discretion, that such material monetary default under such corporate credit facility has been cured or such corporate credit facility has been repaid in full and (y) the date funds equal to $12,000,000 have accumulated in the lease sweep reserve.

A “Sweep Lease” means the Tenneco Lease and any replacement lease that covers at least 25% of the rentable square feet of the Blue Owl Tenneco Portfolio (Pool A) Portfolio.

A “Sweep Tenant” means any tenant under a Sweep Lease.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. After the prepayment lockout expiration date, the related loan documents permit the release of any of the individual Blue Owl Tenneco Portfolio (Pool A) Properties (other than the 3160 Abbott Lane property) in connection with the sale of such property (a "Blue Owl Tenneco Sale Release"), upon satisfaction of the following conditions, among others, (i) no event of default is continuing, (ii) the sale is pursuant to an arm’s length agreement to a third party not affiliated with any borrower or guarantor, (iii) the borrowers prepay (x) the amount of any collateral held to cure a debt service coverage ratio related cash management trigger, and (y) the Release Amount (as defined below) for the applicable Blue Owl Tenneco Portfolio (Pool A) Property, and pay (z) a prepayment fee equal to the greater of 1.0% (or if an event of default is continuing, 4.0%) of the amount prepaid and a yield maintenance premium on the amounts so prepaid, (iv) after giving effect to such sale and prepayment, the interest only debt service coverage ratio must be no less than the greater of 2.58x and the interest only debt service coverage ratio immediately preceding the sale, (v) the applicable Blue Owl Tenneco Portfolio (Pool A) Property must be removed from the Tenneco Lease, and (vi) satisfaction of REMIC related conditions.

The related loan documents also permit the release of any of the individual Blue Owl Tenneco Portfolio (Pool A) Properties as to which the following conditions, among others, have been satisfied (a “Blue Owl Tenneco Defaulted Property Release”): (i) (x) an event of default is occurring that (1) is non-monetary in nature, (2) relates solely to the property being released (the “Defaulted Property”) and (3) after giving effect to the applicable release, no event of default is ongoing and (y) the borrowers have demonstrated in good faith to the lender that they have pursued a cure of such event of default (which will not require any capital contribution), which cure lender may accept or deny in its sole and absolute discretion, and (ii) all conditions to a Blue Owl Tenneco Sale Release set forth in the paragraph above, except that an event of default may exist (solely as to the Defaulted Property) and the release may be in connection with a transfer to a borrower affiliate.

The related loan documents also permit the release of any of the individual Blue Owl Tenneco Portfolio (Pool A) Properties as to which a casualty or condemnation has occurred (a “Blue Owl Tenneco Casualty/Condemnation Release”), provided that the following conditions, among others, have been satisfied, (i) either (x) the casualty or condemnation affects more than 60% of the rentable square footage at the applicable Blue Owl Tenneco Portfolio (Pool A) Property or (y) the lender has determined that the net proceeds of such casualty or condemnation will be applied to repay the mortgage and the amount of net proceeds so applied is equal to at least 30% of the allocated loan amount for the applicable property; (ii) such release occurs no more than 120 days after the occurrence of the applicable casualty or condemnation, and (iii) all conditions to a Blue Owl Tenneco Sale Release set forth above, except that the release may be in connection with a transfer to a borrower affiliate.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
69

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Blue Owl Tenneco Portfolio (Pool A)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 43.2% 2.58x 16.7%

In addition, unless otherwise elected by the lender in its sole discretion, the related loan documents require the borrowers to obtain the release of any related individual properties as to which a Tenneco Divisional Transfer has occurred as described above under “Sole Tenant” (a “Blue Owl Tenneco Divisional Transfer Release”), and to satisfy the conditions to a Blue Owl Tenneco Sale Release in connection therewith, except that an event of default may exist and the release may be in connection with a transfer to a borrower affiliate.

“Release Amount” means:

•	(A) with respect to any Blue Owl Tenneco Portfolio (Pool A) Property released pursuant to a Blue Owl Tenneco Sale Release or a Blue Owl Tenneco Defaulted Property Release (other than the 3160 Abbott Lane property), the greater of (x) 85% of the net sales proceeds of such property and (y)(I) until such time as the outstanding principal balance of the Blue Owl Tenneco Portfolio (Pool A) Mortgage Loan is reduced by 20%, 110% of its allocated loan amount and (II) upon such time as the outstanding principal balance of the Blue Owl Tenneco Portfolio (Pool A) Mortgage Loan is reduced by at least 20%, 125% of its allocated loan amount;
•	(B) with respect to any release of the 3160 Abbott Lane property pursuant to a Blue Owl Tenneco Defaulted Property Release, 125% of its allocated loan amount;
•	(C) with respect to any Blue Owl Tenneco Portfolio (Pool A) Property released pursuant to a Blue Owl Tenneco Casualty/Condemnation Release, 125% of its allocated loan amount; and
•	(D) with respect to any Blue Owl Tenneco Portfolio (Pool A) Property released pursuant to a Blue Owl Tenneco Divisional Transfer Release, (x) with respect to the 3160 Abbott Lane property, 125% of its allocated loan amount and (y) with respect to each of the other Blue Owl Tenneco Portfolio (Pool A) Properties, will be released at 100% of its allocated loan amount. The lender has sole discretion as to whether a Blue Owl Tenneco Divisional Transfer Release occurs.

In addition, on any business day after the Closing Date of the Benchmark 2024-V7 securitization transaction, the loan documents permit the release of all or a portion of, (i) certain specified vacant unimproved land located on the 2845 West State Road 28 property and (ii) all or a portion of any vacant, non-improved land located on any other Blue Owl Tenneco Portfolio (Pool A) Property (each of (i) and (ii), a “Release Parcel”). Pursuant to agreements between the borrowers and Tenneco, such parties may each market the Release Parcel for sale (and upon such sale such Release Parcel will be removed from the Tenneco Lease), and the profits from any sale of a Release Parcel (net of expenses of the applicable borrower and Tenneco and all applicable taxes) are required to be divided 50% each between the applicable borrower and Tenneco. Such release is conditioned upon, among other things, (i) the Release Parcel constituting a legally divided separate tax lot (or if not yet divided, Tenneco is required to pay taxes on the entire lot, including the Release Parcel) and zoning lot, (ii) the release not causing any adverse effect on the use or operation of, or access to, the remaining portion of the related property or causing such remaining property to violate legal requirements or any document or instrument relating to such remaining property, (iii) following securitization, compliance with REMIC related conditions, (iv) conveyance of the Release Parcel to a third party or to Ten Portfolio Excess Land Owner LLC (an affiliate of the borrowers), and (v) deposit of any net proceeds received by the borrowers or any affiliate from the sale of the Release Parcel (but not any net proceeds allocable to Tenneco) into the lockbox account. In addition, the Release Parcel located on the 2845 West State Road 28 property may be released, and is expected to be released, prior to the Closing Date.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
70

Office - CBD 1099 New York Avenue Northwest Washington, DC 20001	Collateral Asset Summary – Loan No. 8 1099 New York Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 59.4% 1.85x 13.8%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
71

Office - CBD 1099 New York Avenue Northwest Washington, DC 20001	Collateral Asset Summary – Loan No. 8 1099 New York Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 59.4% 1.85x 13.8%

Floor	Tenants
Rooftop Deck	
11	Jenner and Block, LLP 16,553 SF 7/2034
10	Jenner and Block, LLP 16,553 SF 7/2034
9	Jenner and Block, LLP 16,553 SF 7/2034
8	Jenner and Block, LLP 16,553 SF 7/2034
7	Jenner and Block, LLP 16,553 SF 7/2034
6	Securities Industry and Financial Market Association 17,288 SF 10/2032
5	Vacant 3,356 SF; JMI Management (d/b/a JMI Equity) 4,413 SF 8/2025; Archer-Daniels-Midland Company 3,824 SF 12/2029; Bruch Law Group PLLC 6,372 SF 12/2028
4	Medialinks TV, LLC 17,288 SF 3/2033
3	Medialinks TV, LLC 17,288 SF 3/2033
2	Medialinks TV, LLC 11,728 SF 3/2033; Vacant 5,051 SF
1	FT Casaluca DC, LLC (d/b/a Sfoglina) 5,568 SF 4/2033; Truist Bank 2,318 SF 9/2028
Below Grade	FT Casaluca DC, LLC (d/b/a Sfoglina) 115 SF 4/2033; Vacant 407 SF; Jenner and Block, LLP 569 SF 7/2034; Medialinks TV, LLC 1,110 SF 3/2033; Vacant 174 SF

Vacant | Building | 2023 – 2024 | 2025 – 2026 | 2027 – 2028 | 2029+

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
72

Office - CBD 1099 New York Avenue Northwest Washington, DC 20001	Collateral Asset Summary – Loan No. 8 1099 New York Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 59.4% 1.85x 13.8%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
73

Office - CBD 1099 New York Avenue Northwest Washington, DC 20001	Collateral Asset Summary – Loan No. 8 1099 New York Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 59.4% 1.85x 13.8%
Mortgage Loan Information		Property Information
Loan Seller(s):	Barclays	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition	Property Type - Subtype:	Office – CBD
Borrower Sponsors:	National Capital Properties VI, LP and Kanden Realty & Development America LLC	Collateral:	Fee
Borrower(s):	1099 New York, LLC	Location:	Washington, DC
Original Balance(1):	$42,000,000	Year Built / Renovated:	2008 / NAP
Cut-off Date Balance(1):	$42,000,000	Property Management:	QDC 1099 Management Services, LLC
% by Initial UPB:	5.1%	Size:	179,585 SF
Interest Rate:	6.79700%	Appraised Value / Per SF:	$95,900,000 / $534
Note Date:	March 22, 2024	Appraisal Date:	February 13, 2024
Original Term:	60 months	Occupancy:	91.3% (as of March 13, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	90.0%
Original Amortization:	NAP	Underwritten NOI:	$7,886,148
Interest Only Period:	60 months	Underwritten NCF:	$7,250,505
First Payment Date:	May 6, 2024
Maturity Date:	April 6, 2029	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI(4):	$8,161,878 (TTM December 31, 2023)
Additional Debt Balance(1):	$15,000,000	2022 NOI(4):	$6,910,302
Call Protection(2):	L(25),D(28),O(7)	2021 NOI(4):	$8,545,419
Lockbox / Cash Management:	Hard / Springing	2020 NOI:	$8,517,103

Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap
Taxes:	$503,282	$251,641	NAP	Cut-off Date Loan / SF:	$317
Insurance:	$0	Springing	NAP	Maturity Date Loan / SF:	$317
Replacement Reserve:	$0	$2,993	$107,751	Cut-off Date LTV:	59.4%
TI/LC:	$0	$29,931	NAP	Maturity Date LTV:	59.4%
Outstanding TI Reserve:	$10,159,207	$0	NAP	UW NOI DY:	13.8%
Free Rent Reserve:	$3,345,790	$0	NAP	UW NCF DSCR:	1.85x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$57,000,000	57.4%	Purchase Price	$95,000,000	95.6%
Borrower Sponsor Equity	42,338,772	42.6	Borrower Credits(5)	(13,504,997)	(13.6)
			Upfront Reserves	14,008,279	14.1
			Closing Costs(6)	3,835,491	3.9
Total Sources	$99,338,772	100.0%	Total Uses	$99,338,772	100.0%
(1)	The 1099 New York Avenue Mortgage Loan (as defined below) is part of the 1099 New York Avenue Whole Loan (as defined below) evidenced by two pari passu notes with an aggregate original principal balance and Cut-off Date Balance of $57,000,000. Financial information in the chart above reflects the 1099 New York Avenue Whole Loan. See “The Loan” herein.
(2)	The lockout period will be at least 25 payments beginning with and including the first payment date of May 6, 2024. The borrower has the option to defease the 1099 New York Avenue Whole Loan in whole (but not in part) after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) March 22, 2027. The assumed defeasance lockout period of 25 months is based on the expected closing date of the Benchmark 2024-V7 securitization in May 2024. The actual lockout period may be longer.
(3)	See “Initial and Ongoing Reserves” below.
(4)	MediaLinks (as defined below), the second largest tenant, executed a renewal for their space August 3, 2021 with an effective date February 1, 2022 extending their maturity date from July 2022 to March 2033. The MediaLinks lease renewal also provided for an abatement period of rent and reimbursement commencing February 2022 through March 2023, resulting in no MediaLinks rental income for these months, and thus a decrease of 2022 NOI compared to 2021 NOI and Most Recent NOI.
(5)	Includes credits to the borrower for fitness center and rooftop improvements, outstanding tenant improvements, and free rent and recoveries, all of which have been reserved upfront.
(6)	Includes an $855,000 rate buy down.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
74

Office - CBD 1099 New York Avenue Northwest Washington, DC 20001	Collateral Asset Summary – Loan No. 8 1099 New York Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 59.4% 1.85x 13.8%

The Loan. The eighth largest mortgage loan (the “1099 New York Avenue Mortgage Loan”) is part of a whole loan (the “1099 New York Avenue Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance and Cut-off Date Balance of $57,000,000, which is secured by a first deed of trust encumbering the borrower’s fee interest in a 179,585 square foot office property located in Washington, DC (the “1099 New York Avenue Property”). The 1099 New York Avenue Mortgage Loan is evidenced by the controlling note A-1. The 1099 New York Avenue Whole Loan was co-originated on March 22, 2024 by Barclays and Argentic Real Estate Finance 2 LLC and accrues interest at a fixed rate of 6.79700% per annum. The 1099 New York Avenue Whole Loan has an initial term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The 1099 New York Avenue Whole Loan requires interest-only payments during its entire term.

The table below summarizes the promissory notes that comprise the 1099 New York Avenue Whole Loan. The relationship between the holders of the 1099 New York Avenue Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 1099 New York Avenue Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2024-V7 securitization as described under “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$42,000,000	$42,000,000	Benchmark 2024-V7	Yes
A-2	15,000,000	15,000,000	Argentic Real Estate Finance 2 LLC(1)	No
Whole Loan	$57,000,000	$57,000,000
(1)	The Note held by Argentic Real Estate Finance 2 LLC is expected to be contributed to a future securitization transaction or may otherwise be transferred at any time.

The Property. The 1099 New York Avenue Property is an 11-story, 179,585 square foot, Class-A, trophy office building located within the East End of Washington, DC. The 1099 New York Avenue Property was constructed in 2008 and features a façade comprised of overlapping glass panels on three sides, a spacious lobby, a 2,500 square foot fitness center and a four level parking garage with 113 total spaces, or 0.63 spaces per 1,000 square feet. The 1099 New York Avenue Property also has a rooftop terrace with views of the White House, US Capitol and Washington Monument. The fitness center is expected to undergo a $3.7 million renovation that is projected to be completed in late 2024. The renovation is expected to include an expansion to the fitness center, Wi-Fi capabilities, bike storage, and a tenant lounge adjacent to the fitness center. The cost of such renovation has been reserved upfront. The 1099 New York Avenue Property is located just a twelve minute walk, or 0.6 miles, from the White House.

The 1099 New York Avenue Property is 91.3% occupied by six unique tenants, which consist of five office tenants and one ground floor retail tenant, which have a weighted average remaining lease term of approximately 9.3 years as of the Cut-off Date. The ground floor retail tenant is Sfoglina, which is an Italian restaurant. Sfoglina has been at the 1099 New York Avenue Property since 2013 and occupies 5,683 square feet on a lease through April 2033. Occupancy at the 1099 New York Avenue Property has been over 86% each year since 2014 with a ten-year average occupancy rate of 93.5%.

Major Tenants. The three largest tenants based on underwritten base rent are Jenner & Block, LLP, Medialinks TV, LLC and Securities Industry and Financial Markets Association.

Jenner & Block, LLP (83,334 square feet; 46.4% of NRA, 52.2% of underwritten base rent): Founded in 1914, Jenner & Block, LLP (“Jenner & Block”) is a law firm that focuses primarily on election law, government controversy and telecommunication litigation. Jenner & Block has six total offices throughout the United States, plus one office in London, and over 500 lawyers across the United States and United Kingdom. Jenner & Block has been at the 1099 New York Avenue Property since it was constructed in 2008 and recently extended their lease for an additional 11 years through July 2034. Jenner & Block has either two, five-year renewal options or one, ten-year renewal option at the discretion of the tenant. Jenner & Block has a one-time option to terminate its lease effective on June 1, 2031 with at least 18 months prior written notice and the payment of a termination fee of approximately $8.6 million which is required under the loan documents to be reserved with the lender if the termination option is exercised. If Jenner & Block provides notice of its intention to terminate its lease, a full cash flow sweep would commence until the cash flow sweep event is cured.

Medialinks TV, LLC (47,414 square feet; 26.4% of NRA, 28.7% of underwritten base rent): Medialinks TV, LLC (“MediaLinks”) is a subsidiary of China Global Television Network Corporation (“CGTN”) which is a state-owned media outlet of the Chinese government. CGTN was founded in 2016 and now has TV channels that are available in more than 160 countries and regions worldwide. CGTN is headquartered in Beijing and has three production centers located in Nairobi, Kenya, London, United Kingdom and Washington, DC. MediaLinks has been at the 1099 New York Avenue Property since 2012 and recently renewed its lease for an additional approximately 11.2 years through March 2033. MediaLinks either has one, five-year renewal option or one, ten-year renewal option remaining which is

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
75

Office - CBD 1099 New York Avenue Northwest Washington, DC 20001	Collateral Asset Summary – Loan No. 8 1099 New York Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 59.4% 1.85x 13.8%

at the discretion of the tenant. Additionally, MediaLinks has a one-time option to terminate its lease effective on March 31, 2028 subject to 18 months prior written notice and the payment of a termination fee which is approximately $6.9 million which is required under the loan documents to be reserved with the lender if the termination option is exercised. If MediaLinks does notify the borrower of its intent to terminate its lease, a full cash flow sweep would commence until the cash flow sweep event is cured.

Securities Industry and Financial Markets Association (17,288 square feet; 9.6% of NRA, 10.5% of underwritten base rent): The Securities Industry and Financial Markets Association (“SIFMA”) is the leading trade association for broker-dealers, investment banks and asset managers operating in the United States and global capital markets. SIFMA advocates on legislation, regulation and business policy affecting retail and institutional investors, equity and fixed income markets and other products and services. SIFMA’s broker-dealer members comprise 80% of the United States market share by revenues and 70% of financial advisors managing approximately $18 trillion of client assets. SIFMA took occupancy at the 1099 New York Avenue Property in 2019 on a lease through October 2032. SIFMA has two, five-year renewal options and no termination options.

The following table presents certain information relating to the tenants at the 1099 New York Avenue Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/S&P/Fitch)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
Jenner & Block(2)	NR/NR/NR	83,334	46.4%	$4,404,439	$52.85	52.2%	7/31/2034	Y(3)	Various(4)
MediaLinks	NR/NR/NR	47,414	26.4	2,419,106	$51.02	28.7	3/31/2033	Y(5)	Various(6)
Securities Industry and Financial Markets Association	NR/NR/NR	17,288	9.6	888,776	$51.41	10.5	10/31/2032	N	2 x 5 Yr
Bruch Law Group PLLC	NR/NR/NR	6,372	3.5	314,649	$49.38	3.7	12/31/2028	Y(7)	None
Sfoglina	NR/NR/NR	5,683	3.2	242,833	$42.73	2.9	4/30/2033	N	1 x 5 Yr
Largest Tenants		160,091	89.1%	$8,269,804	$51.66	98.0%
Remaining Occupied		3,824	2.1	168,753	$44.13	2.0
Total Occupied		163,915	91.3%	$8,438,557	$51.48	100.0%
Vacant		15,670	8.7
Total		179,585	100.0%
(1)	Based on the underwritten rent roll dated March 13, 2024 and includes contractual rent steps through February 2025.
(2)	So long as no monetary or material non-monetary event of default exists under its lease, Jenner & Block has a rent abatement period for 14 months from June 1, 2023 through July 31, 2024, with respect to all of its space except the seventh floor, and a rent abatement period of 20 months from June 1, 2023 through January 31, 2025 with respect to its space on the seventh floor. Free rent associated with such rent abatement periods have been reserved upfront.
(3)	Jenner & Block has a one-time option to terminate its lease effective on June 1, 2031 with at least 18 months prior written notice and the payment of a fee of approximately $8.6 million which would be reserved with the lender if exercised.
(4)	Jenner & Block either has one, ten-year renewal option or two, five-year renewal options which is up to the discretion of the tenant.
(5)	MediaLinks has a one-time option to terminate its lease effective on March 31, 2028 subject to 18 months prior written notice and the payment of a fee of approximately $6.9 million which would be reserved with the lender if exercised.
(6)	MediaLinks either has one, five-year renewal option or one, ten-year renewal option which is up to the discretion of the tenant.
(7)	Bruch Law Group PLLC has the option to terminate its lease effective as of December 31, 2026 (the “Early Termination Date”) if notice is provided to the landlord by October 31, 2025 and payment of the termination fee prior to the termination date. The termination fee is equal to the sum of (x) two times the monthly base rent and additional rent due under the lease through and including the Early Termination Date and (y) the unamortized portion of the lease costs as of the Early Termination Date.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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Office - CBD 1099 New York Avenue Northwest Washington, DC 20001	Collateral Asset Summary – Loan No. 8 1099 New York Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 59.4% 1.85x 13.8%

The following table presents certain information relating to the lease rollover schedule at the 1099 New York Avenue Property:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	6,372	3.5	3.5%	314,649	3.7	$49.38	1
2029	3,824	2.1	5.7%	168,753	2.0	$44.13	1
2030	0	0.0	5.7%	0	0.0	$0.00	0
2031	0	0.0	5.7%	0	0.0	$0.00	0
2032	17,288	9.6	15.3%	888,776	10.5	$51.41	1
2033	53,097	29.6	44.9%	2,661,939	31.5	$50.13	2
2034	83,334	46.4	91.3%	4,404,439	52.2	$52.85	1
2035 & Thereafter	0	0.0	91.3%	0	0.0	$0.00	0
Vacant	15,670	8.7	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	179,585	100.0%		$8,438,557	100.0%	$51.48	6
(1)	Based on underwritten rent roll dated March 13, 2024 and includes contractual rent steps through February 2025.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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Office - CBD 1099 New York Avenue Northwest Washington, DC 20001	Collateral Asset Summary – Loan No. 8 1099 New York Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 59.4% 1.85x 13.8%

Appraisal. According to the appraisal, the 1099 New York Avenue Property has an “As Is – Subject to Extraordinary Assumption” appraised value of $95,900,000 as of February 13, 2024. The tenant improvement and leasing commission costs associated with such extraordinary assumption have been reserved upfront.

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$95,900,000	8.00%

Environmental Matters. According to a Phase I environmental report dated February 20, 2024, there are no recognized environmental conditions or recommendations for further action at the 1099 New York Avenue Property.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 1099 New York Avenue Property:

Cash Flow Analysis(1)
	2020	2021(2)	2022(2)	2023(2)	U/W	U/W Per SF
Base Rent(3)	$9,330,602	$9,242,397	$8,667,178	$8,459,800	$8,438,557	$46.99
Gross Up Vacancy	419,952	353,412	1,283,268	1,156,208	$568,287	$3.16
Gross Potential Rent	$9,750,554	$9,595,809	$9,950,446	$9,616,008	$9,006,844	$50.15
Total Reimbursements	4,810,328	4,870,253	3,441,020	5,075,711	$5,630,518	$31.35
Other Revenue	220,748	202,745	494,806	431,313	$431,313	$2.40
Net Rental Income	$14,781,630	$14,668,806	$13,886,272	$15,123,032	$15,068,674	$83.91
Vacancy/Credit Loss	(419,952)	(353,412)	(1,283,268)	(1,156,208)	($900,684)	($5.02)
Effective Gross Income	$14,361,678	$14,315,394	$12,603,004	$13,966,824	$14,167,990	$78.89
Taxes	2,937,353	2,872,841	2,608,738	2,705,509	$3,020,756	$16.82
Insurance	126,878	142,213	157,677	163,067	$70,859	$0.39
Repairs and Maintenance	1,240,091	1,253,654	1,360,516	1,323,197	$1,323,197	$7.37
Other Expenses	1,540,253	1,501,266	1,565,771	1,613,172	$1,867,030	$10.40
Total Expenses	$5,844,576	$5,769,975	$5,692,702	$5,804,946	$6,281,842	$34.98
Net Operating Income	$8,517,103	$8,545,419	$6,910,302	$8,161,878	$7,886,148	$43.91
Capital Expenditures	0	0	0	0	$35,917	$0.20
TI/LC	0	0	0	0	$599,727	$3.34
Net Cash Flow	$8,517,103	$8,545,419	$6,910,302	$8,161,878	$7,250,505	$40.37

Occupancy(4)	95.3%	91.5%	86.9%	90.8%	90.0%(5)
NCF DSCR(6)	2.17x	2.18x	1.76x	2.08x	1.85x
NOI Debt Yield(6)	14.9%	15.0%	12.1%	14.3%	13.8%
(1)	Based on the underwritten rent roll dated March 13, 2024.
(2)	MediaLinks, the second largest tenant, executed a renewal for their space August 3, 2021 with an effective date of February 1, 2022 extending their maturity date from July 2022 to March 2033. The MediaLinks lease renewal also provided for an abatement period of rent and reimbursement commencing February 2022 through March 2023, resulting in no MediaLinks rental income for these months, and thus a decrease of 2022 Net Operating Income compared to 2021 and 2023 Net Operating Income.
(3)	U/W Base Rent includes contractual rent steps through February 2025.
(4)	Represents the average quarterly occupancy for each year.
(5)	U/W occupancy is based on economic occupancy.
(6)	Based on the 1099 New York Avenue Whole Loan.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
78

Office - CBD 1099 New York Avenue Northwest Washington, DC 20001	Collateral Asset Summary – Loan No. 8 1099 New York Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 59.4% 1.85x 13.8%

The Market. The 1099 New York Avenue Property is located in the East End submarket within the greater Washington DC market. The East End is focused between 6th and 12th streets NW from Market Square to Mount Vernon Square. The White House, Capital One Arena and Walter E. Washington Convention Center are all located within a few blocks of the 1099 New York Avenue Property. Capital One Arena is an over 18,000 seat arena that hosts the Washington Wizards, Washington Capitals and the Georgetown men’s basketball team. The Walter E. Washington Convention Center generates approximately $1 billion in annual spending. Additionally, the 1099 New York Avenue Property is located adjacent to CityCenterDC, which is a luxury, mixed-use complex that spans across 2.5 million square feet. CityCenterDC consists of office, retail, hotel and apartment uses.

The 1099 New York Avenue Property is located less than five miles north of Reagan National Airport. Union Station, the area’s primary train station, is located slightly over one mile east of the 1099 New York Avenue Property. The nearest Metrorail station is just two blocks away from the 1099 New York Avenue Property. The Metrorail is Washington, DC’s subway system which provides convenient access for residents and employees to travel throughout the city and surrounding suburbs in Maryland and Virginia. Additionally, the 1099 New York Avenue Property is located on New York Avenue which is a primary east-west thoroughfare in Washington, DC.

As of the third quarter of 2023, the Washington, DC Office Market direct vacancy rate was 19.3% and was 21.4% in the East End submarket. Trophy/Class A office space has a vacancy rate of 11.8% in the Washington, DC market and 9.1% trophy vacancy rate in the submarket. Overall vacancy is higher partially due to several Class B and Class C office buildings, totaling 1.7 million square feet, sold for non-office conversions or redevelopments. These conversions have not yet taken place, resulting in these largely vacant office buildings weighing on vacancy rates. No new office space was delivered through the third quarter of 2023 and there is currently approximately 1 million square feet of office space under construction which is the lowest level of new construction activity in several decades.

The Washington DC office market has demonstrated a preference for Trophy/Class A office space. Since the beginning of 2020, Trophy buildings have represented more than 45% of the market’s new leasing activity and renovated Class A space represents an additional 19%, bringing the total figure to 65%. Since 2017, Trophy space absorption in the market has been more than 4.2 million square feet total while the rest of office space in the market has a combined negative net absorption of 3.4 million square feet. Average triple net rent for Trophy office space was $53.70 as of the middle of 2023, or $78.38 on a gross lease basis, compared to $54.90 as of the third quarter of 2023 for the rest of the office space in the market on a gross lease basis. Underwritten rent per square foot at the 1099 New York Avenue Property is $84.74 on a gross lease basis or $51.48 on a triple net lease basis. Trophy office triple net average rent has increased by 5.5% since 2020. Per the appraisal, vacancy rate for Trophy office space in the market is expected to approach 0% by 2025.

The following table presents certain information relating to comparable sales to the 1099 New York Avenue Property:

Comparable Sales(1)
Property Name City, State	Net Rentable Area (SF)	Year Built / Renovated	Class	Sale Date	Sale Price	Sale Price / SF	Cap Rate	NOI / SF	Occupancy
1099 New York Avenue Northwest Washington, DC	179,585(2)	2008 / NAP	A+ / Trophy	Feb-24	$95,000,000(3)	$529.00(2)(3)	8.00%	$43.91(2)	91.3%(2)
Mills Building Washington, DC	208,772	1966 / 2022	A+ / Trophy	Dec-23	$200,000,000	$957.98	6.52%	$62.50	88.0%
1050 17th Washington, DC	154,000	2020 / NAP	A	Mar-23	$110,680,000	$718.70	9.00%	$64.68	61.0%
601 Massachusetts Washington, DC	478,882	2015 / NAP	A	Aug-22	$531,000,000	$1,108.83	5.21%	$57.77	97.0%
L’Enfant Plaza Office – Southeast Washington, DC	217,415	2019 / NAP	A	Sep-21	$166,500,000	$765.82	4.99%	$38.21	96.0%
McPherson Building Washington, DC	253,468	1988 / 2008	A	Nov-19	$209,100,000	$824.96	5.80%	$47.85	97.0%
1000 F Washington, DC	94,273	2016 / NAP	A	Dec-20	$106,000,000	$1,124.39	5.00%	$56.22	100.0%
(1)	Source: the appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated March 13, 2024.
(3)	Includes $13,504,997 of credits to the borrower for fitness center and rooftop improvements, outstanding tenant improvements, and free rent and recoveries.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
79

Office - CBD 1099 New York Avenue Northwest Washington, DC 20001	Collateral Asset Summary – Loan No. 8 1099 New York Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 59.4% 1.85x 13.8%

The following table presents certain information relating to the demographics of the 1099 New York Avenue Property:

Demographics Summary(1)
Property Name	City, State	Whole Loan Cut-off Date Balance	1-mile Population	3-mile Population	5-mile Population	1-mile Avg Household Income	3-mile Avg Household Income	5-mile Avg Household Income
1099 New York Avenue	Washington, DC	$57,000,000	55,149	383,844	813,464	$158,279	$151,646	$139,733
(1)	Population statistics are sourced from a third party report. Demographics statistics is based on year-end 2022.

The Borrower and the Borrower Sponsors. The borrower for the 1099 New York Avenue Whole Loan is 1099 New York, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1099 New York Avenue Whole Loan.

The borrower sponsors and non-recourse carveout guarantors are National Capital Properties VI, LP (“National Capital”) and Kanden Realty & Development America LLC (“Kanden”). National Capital is a holding entity for Quadrangle Development Corporation and has a 47.5% indirect interest in the borrowing entity. Quadrangle Development Corporation specializes in commercial real estate management, acquisitions and commercial property development in the Washington, DC metropolitan area. Quadrangle Development Corporation has completed, acquired, or is currently developing 62 properties totaling approximately 19.6 million square feet and a total cost of approximately $11.8 billion. Additionally, the Massachusetts Institute of Technology has a 49.29% interest in National Capital. Kanden is a global commercial real estate company with properties located in the United States, Japan, Europe and Australia and has a 47.5% indirect interest in the borrower. Kanden is headquartered in Osaka, Japan, and reported 2023 sales of approximately $707.1 million. Kanden was founded in 1957 and as of April 1, 2023 had 627 employees located in its offices throughout Japan, Thailand and Los Angeles.

Property Management. The 1099 New York Avenue Property is managed by QDC 1099 Management Services, LLC, an affiliate of National Capital.

Initial and Ongoing Reserves. At origination of the 1099 New York Avenue Whole Loan, the borrower deposited (i) $10,159,207 for outstanding landlord work and tenant improvement and leasing commissions, (ii) $3,345,790 for free rent and (iii) $503,282 for taxes. In accordance with the MediaLinks lease and the 1099 New York Avenue Whole Loan documents, on May 7, 2024, $4,868,865 of the outstanding landlord work and tenant improvement and leasing commissions reserve was transferred to the free rent reserve. The total amount attributed to outstanding landlord work and tenant improvement and leasing commissions reserve is $5,290,342 and the total amount attributed to the free rent reserve is $8,214,655 without giving credit to any disbursements since origination.

Tax Reserve – The borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months, approximately $251,641, on a monthly basis.

Insurance Reserve – The borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, provided that such requirement is waived so long as the 1099 New York Avenue Property is insured under a blanket policy meeting the requirements set forth in the related loan agreement.

Replacement Reserve – The borrower is required to deposit monthly with the lender 1/12th of $0.20 per rentable square foot for annual capital expenditures (which amount is expected to be approximately $2,993 per month) subject to a cap of approximately $107,751.

TI/LC Reserve – The borrower is required to deposit monthly with the lender 1/12th of $2.00 per rentable square foot for annual approved leasing expenses (which amount is expected to be approximately $29,931 per month).

Lockbox / Cash Management. The 1099 New York Avenue Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit into such account any rents otherwise received within one business day of receipt. During the continuance of a Trigger Period (as defined below) all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 1099 New York Avenue Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 1099 New York Avenue Whole Loan during the continuance of a Cash Sweep Trigger Period.

“Cash Sweep Trigger Period” means a period of time (A) commencing upon the earliest of (i) the occurrence of an event of default, (ii) the NCF DSCR (as defined below) being less than 1.25x for any two (2) consecutive calendar quarters (a “Cash Sweep Debt Service Coverage Ratio Event”), (iii) the occurrence of a Jenner & Block Tenant Trigger Event (as defined below) and (iv) the occurrence of a

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
80

Office - CBD 1099 New York Avenue Northwest Washington, DC 20001	Collateral Asset Summary – Loan No. 8 1099 New York Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 59.4% 1.85x 13.8%

MediaLinks Tenant Trigger Event (as defined below); and (B) expiring upon (w) with regard to any Cash Sweep Trigger Period commenced in connection with clause (i) above, the acceptance by the lender of a cure of such event of default, (x) with regard to any Cash Sweep Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is greater than or equal to 1.30x for any two (2) consecutive calendar quarters, (y) with regard to any Cash Sweep Trigger Period commenced in connection with clause (iii) above, the occurrence of a Jenner & Block Tenant Trigger Cure (as defined below) and (z) with regard to any Cash Sweep Trigger Period commenced in connection with clause (iv) above, the occurrence of a MediaLinks Tenant Trigger Cure (as defined below). Notwithstanding the foregoing, a Cash Sweep Trigger Period will not be deemed to expire in the event that a Cash Sweep Trigger Period then exists for any other reason.

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a net cash flow debt service coverage ratio (“NCF DSCR”) less than 1.25x for any one calendar quarter, (iii) the occurrence of a Jenner & Block Tenant Trigger Event and (iv) the occurrence of a MediaLinks Tenant Trigger Event. A Trigger Period will end upon (a) in the case of an event of default under the 1099 New York Avenue Whole Loan documents, a cure of such event of default is accepted by the lender, (b) with regard to clause (ii) above, a NCF DSCR greater than or equal to 1.30x for two consecutive calendar quarters, (c) with regard to clause (iii) above, the occurrence of a Jenner & Block Trigger Cure and (d) with regard to clause (iv) above, the occurrence of a MediaLinks Tenant Trigger Cure.

A “Jenner & Block Tenant Trigger Event” means the period commencing upon Jenner & Block (i) Going Dark (as defined below), (ii) defaulting under its lease, (iii) becoming the subject of a bankruptcy or insolvency proceeding or (iv) providing notice of its intent to terminate its lease. A Jenner & Block Tenant Trigger Event will expire upon a Jenner & Block Tenant Trigger Cure.

“Going Dark” and “Gone Dark” each means, with respect to any tenant, that the tenant is not in physical occupancy of, or is not operating, in more than 25% of the space leased to such tenant at the 1099 New York Ave Property.

A “Jenner & Block Tenant Trigger Cure” means (1) with respect to clause (i) above, either (x) the satisfaction of the Major Tenant Replacement Lease Criteria (as defined below) or (y) Jenner & Block resumes occupancy of its space and the lender receives an updated estoppel that confirms (a) the lease is in full force and effect and (b) that Jenner & Block has been in physical occupancy of, and open for normal operations in, a sufficient portion of the space covered by its lease such that it has not Gone Dark for at least 30 days and is paying full contractual rent, (2) with respect to clause (ii) above, either (x) the satisfaction of the Major Tenant Replacement Lease Criteria, (y) the borrower provides evidence that Jenner & Block has cured the default under its lease and provides evidence that Jenner & Block is in physical occupancy of, and open for normal operations in a sufficient portion of the space covered by its lease such that it has not Gone Dark and is paying full contractual rent, (3) with respect to clause (iii) above, either (x) the satisfaction of the Major Tenant Replacement Lease Criteria or (y) the borrower provides the lender with (a) evidence that the assets of Jenner & Block or its parent company or lease guarantor are no longer subject to the jurisdiction of the bankruptcy court, (b) evidence that its lease or guaranty as applicable has been affirmed and (c) an updated tenant estoppel certificate from Jenner & Block confirming that the lease is in full force and effect, Jenner & Block is in physical possession of, and open for normal operations in, a sufficient portion of the space covered by its lease such that it has not Gone Dark and is paying full contractual rent and (4) with regard to clause (iv) above, the satisfaction of the Major Tenant Replacement Lease Criteria.

A “MediaLinks Tenant Trigger Event” means the period commencing upon the occurrence of (i) the earlier to occur of (a) 12 months prior to the expiration date of MediaLinks’ lease and (b) the date by which MediaLinks is required to deliver notice of its renewal or extension of its lease, in each case unless and until MediaLinks has delivered notice or renewed or extended its lease, (ii) MediaLinks (x) Going Dark, (y) becoming the subject of a bankruptcy or insolvency proceeding or (z) defaulting on its monetary obligations under its lease or (iii) MediaLinks providing notice of its intent to terminate or not renew its lease.

A “MediaLinks Tenant Trigger Cure” means (1) with respect to clause (i) above, either (x) the satisfaction of the Major Tenant Replacement Lease Criteria or (y) the satisfaction of the Major Tenant Renewal Criteria (as defined below), (2) with respect to clause (ii)(x) above, either (x) the satisfaction of the Major Tenant Replacement Lease Criteria or (y) MediaLinks resumes occupancy of its space and the lender receives an updated estoppel that confirms (a) the lease is in full force and effect and (b) that MediaLinks has been in physical possession of, and open for normal operations in, a sufficient portion of the space covered by its lease such that it has not Gone Dark and is paying full contractual rent, (3) with respect to clause (ii)(z) above, either (x) the satisfaction of the Major Tenant Replacement Lease Criteria or (y) the borrower provides the lender with evidence that MediaLinks has cured the default under its lease and the lender receives an updated tenant estoppel certificate that confirms (a) the lease is in full force and effect, (b) MediaLinks is in physical occupancy of, and open for normal operations in, a sufficient portion of the space covered by its lease such that it has not Gone Dark and paying full contractual rent and (c) there is no default by either party under such lease, (4) with regard to clause (ii)(y) above, either (x) the satisfaction of the Major Tenant Replacement Lease Criteria or (y) the borrower provides the lender with (a) evidence that the assets of MediaLinks or its parent company or lease guarantor are no longer subject to the jurisdiction of the bankruptcy court, (b) evidence that its lease or guaranty as applicable has been affirmed and (c) an updated tenant estoppel certificate from MediaLinks confirming that the lease is in full force and effect, MediaLinks is in physical possession of, and open for normal operations in, a sufficient portion of the space covered by its lease such that it has not Gone Dark and is paying full contractual rent and (5) with regard to clause (iii) above, the satisfaction of the Major Tenant Replacement Lease Criteria.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
81

Office - CBD 1099 New York Avenue Northwest Washington, DC 20001	Collateral Asset Summary – Loan No. 8 1099 New York Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 59.4% 1.85x 13.8%

“Major Tenant Renewal Criteria” means the lender received (i) evidence reasonably satisfactory to the lender that MediaLinks has renewed its lease in accordance with the terms set forth in such lease or otherwise on terms acceptable to the lender and if there are outstanding tenant improvements or leasing commission obligations on the part of the borrower (whether previously existing or as part of the lease renewal), such amounts have been reserved in the applicable accounts, and (iii) the borrower confirms that there is no default by either party under such lease.

“Major Tenant Replacement Lease Criteria” means the satisfaction of the following conditions with respect to all of the space attributed to Jenner & Block and/or MediaLinks: (i) the borrower has entered into one or more leases with a Major Tenant Replacement Tenant (as defined below), (ii) each Major Tenant Replacement Tenant is in physical occupancy of, and open for normal operations in, a sufficient portion of the space covered by its lease such that it has not Gone Dark and paying full contractual rent, (iii) the borrower provides the lender with (a) a copy of each executed Major Tenant Replacement Tenant lease, (b) a tenant estoppel certificate satisfactory to the lender executed by each Major Tenant Replacement Tenant which confirms that such lease is in full force and effect, the tenant is in physical occupancy of, and open for normal operations in, a sufficient portion of the space covered by its lease such that it has not Gone Dark and paying full contractual rent, (c) upon request of the lender, a subordination, non-disturbance and attornment agreement satisfactory to the lender, (d) an officer’s certificate stating that the borrower has performed and paid for, or there remain in the applicable accounts sufficient amounts for, all tenant improvements relating to such Major Tenant Replacement Tennant and there are no unpaid leasing commissions associated with such Major Tenant Replacement Tenant and (e) an updated rent roll.

“Major Tenant Replacement Tenant” means a new tenant or tenants at the 1099 New York Avenue Property leasing all or part of the space presently occupied by Jenner & Block and/or MediaLinks pursuant to its respective lease.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
82

Multifamily – Mid Rise 26-30 4th Street Astoria, NY 11102	Collateral Asset Summary – Loan No. 9 26-30 4th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 63.7% 1.21x 8.2%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
83

Multifamily – Mid Rise 26-30 4th Street Astoria, NY 11102	Collateral Asset Summary – Loan No. 9 26-30 4th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 63.7% 1.21x 8.2%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
84

Multifamily – Mid Rise 26-30 4th Street Astoria, NY 11102	Collateral Asset Summary – Loan No. 9 26-30 4th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 63.7% 1.21x 8.2%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily – Mid Rise
Borrower Sponsor(s):	Isaac Stern and Joseph Brunner	Collateral:	Fee
Borrower(s):	4th Street Developments LLC	Location:	Astoria, NY
Original Balance:	$41,000,000	Year Built / Renovated:	2023 / NAP
Cut-off Date Balance:	$41,000,000	Property Management:	Bruman Realty LLC
% by Initial UPB:	5.0%	Size:	99 Units
Interest Rate:	6.64000%	Appraised Value / Per Unit(4):	$64,400,000 / $650,505
Note Date:	April 10, 2024	Appraisal Date:	February 19, 2024
Original Term:	60 months	Occupancy:	97.0% (as of March 26, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	97.0%
Original Amortization:	NAP	Underwritten NOI:	$3,352,651
Interest Only Period:	60 months	Underwritten NCFs:	$3,327,901
First Payment Date:	June 6, 2024
Maturity Date:	May 6, 2029	Historical NOI(3)
Additional Debt Type:	NAP	Most Recent NOI:	NAV
Additional Debt Balance:	NAP	2022 NOI:	NAV
Call Protection:	L(24),D(31),O(5)	2021 NOI:	NAV
Lockbox / Cash Management:	Springing / Springing	2020 NOI:	NAV

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$414,141
Taxes:	$23,940	$4,788	NAP	Maturity Date Loan / Unit:	$414,141
Insurance:	$47,164	$5,240	NAP	Cut-off Date LTV:	63.7%
Replacement Reserves:	$0	$2,063	NAP	Maturity Date LTV:	63.7%
TI / LC:	$0	$0	NAP	UW NOI DY:	8.2%
Environmental:	$47,875	$0	NAP	UW NCF DSCR:	1.21x
Other(2):	$1,125,205	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$41,000,000	100.0%	Loan Payoff	$31,005,069	75.6%
			Sponsor Equity	6,490,772	15.8
			Closing Costs(5)	2,259,976	5.5
			Upfront Reserves	1,244,184	3.0
Total Sources	$41,000,000	100.0%	Total Uses	$41,000,000	100.0%
(1)	See “Initial and Ongoing Reserves” below.
(2)	Other initial reserves include an upfront Section 421(a) reserve of $1,108,905 and an upfront rent concession reserve of $16,300. See “The Property” below.
(3)	Historical NOI information is not available because the 26-30 4th Street Property (as defined below) was recently constructed in 2023.
(4)	The borrower is in the process of applying for a 421-a tax exemption, which has not been approved. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus. The appraisal calculates the net present value of such 421-a exemption to be $22,118,455, which such amount is included in the capitalized value set forth in the appraisal.
(5)	Closing Costs include a rate buydown fee of $717,500.

The Loan. The ninth largest mortgage loan (the “26-30 4th Street Mortgage Loan”) is secured by the borrower’s fee interest in a Class A, 99 unit, part five- and part seven-story mid-rise multifamily property located in the Astoria neighborhood of the Queens borough in New York City (the “26-30 4th Street Property”). The 26-30 4th Street Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $41,000,000. The 26-30 4th Street Mortgage Loan was originated on April 10, 2024 by CREFI and accrues interest at a fixed rate of 6.64000% per annum. The 26-30 4th Street Mortgage Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of the 26-30 4th Street Mortgage Loan is May 6, 2029.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
85

Multifamily – Mid Rise 26-30 4th Street Astoria, NY 11102	Collateral Asset Summary – Loan No. 9 26-30 4th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 63.7% 1.21x 8.2%

The Property. The 26-30 4th Street Property is a recently constructed, 99 unit, mid-rise multifamily property located at 26-30 4th Street in the Astoria neighborhood of the Queens borough in New York City. The 26-30 4th Street Property was completed in 2023 and is comprised of a part five- and part seven-story complex that contains 99 residential units. Amenities at the 26-30 4th Street Property include on-site parking with 50 total spaces, elevators, a bike room, lounge, gym and rooftop. The 26-30 4th Street Property is located in close proximity to the East River with primary access provided by Queens Boulevard, the NYC Ferry, and the 30th Avenue subway station with service to the N and W train lines.

The borrower sponsors are utilizing the Family Homelessness and Eviction Protection Supplement program (“CityFHEPS”), a rental assistance program administered by the New York City Department of Social Services to help tenants find and keep housing. Of the 99 residential units at the 26-30 4th Street Property, 69 are market rate units and 30 are affordable-rate units. Each of such affordable-rate units were participants in CityFHEPS as of the date of origination of the 26-30 4th Street Mortgage Loan. See “Description of the Mortgage Pool—Property Types—Multifamily Properties” in the Preliminary Prospectus.

The unit mix at the 26-30 4th Street Property consists of 15 market rate studio units, six rent restricted studio units, 43 market rate one-bedroom units, 19 rent restricted one-bedroom units, 11 market rate two-bedroom units, and five rent restricted two-bedroom units. Unit amenities at the 26-30 4th Street Property include stainless steel kitchen appliances, hardwood floors, central air, and balconies for select units. As of March 26, 2024, the 26-30 4th Street Property was 97.0% occupied.

The borrower has applied for a 35-year 421-a Affordable New York Housing Tax Exemption Program exemption that would benefit the 26-30 4th Street Property. In order to qualify for the tax exemption, at least 30% of the units at the 26-30 4th Street Property must be leased as “affordable units” which are defined as affordable to a household whose income does not exceed 130% of the area median income. For years one through 25 of such exemption, 100% of the projected assessed value of the 26-30 4th Street Property improvements on the tax lot would be exempt from real estate taxes. The exemption would then fall to 30% in years 26 through 35 of such exemption. Taxes were underwritten to the appraiser’s year-one abated 2024/2025 taxes of $54,719 versus the appraisal’s estimated full tax liability for 2024/2025 of $1,108,905. The borrower and the guarantors will have full recourse liability for a portion of the 26-30 4th Street Mortgage Loan in an amount equal to $22,100,000 until the date on which the lender approves evidence delivered by the borrower that the applicable Section 421(a) benefits for the 26-30 4th Street Property have been implemented in accordance with the 26-30 4th Street Mortgage Loan documents. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the unit mix at the 26-30 4th Street Property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
Studio	15	15.2%	80.0%	394	$3,012	$2,950
Studio - Affordable Unit	6	6.1	100.0	342	$2,924	$2,950
1 BR/1BA	43	43.4	100.0	581	$3,156	$3,381
1 BR/1BA - Affordable Unit	19	19.2	100.0	479	$3,126	$3,381
2BR/1BA	4	4.0	100.0	810	$3,763	$4,050
2BR/1BA - Affordable Unit	2	2.0	100.0	825	$3,733	$4,050
2BR/1.5BA	1	1.0	100.0	682	$3,300	$3,600
2BR/2BA	6	6.1	100.0	887	$3,975	$4,408
2BR/2BA - Affordable Unit	3	3.0	100.0	665	$3,733	$4,408
Total / Wtd Avg.	99	100.0%	97.0%	555	$3,225	$3,426
(1)	Based on the underwritten rent roll dated March 26, 2024. Average Monthly Rent Per Unit is based on occupied units.
(2)	Source: Appraisal.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
86

Multifamily – Mid Rise 26-30 4th Street Astoria, NY 11102	Collateral Asset Summary – Loan No. 9 26-30 4th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 63.7% 1.21x 8.2%

The following table presents certain information relating to the Underwritten Net Cash Flow at the 26-30 4th Street Property:

Cash Flow Analysis(1)
	U/W	U/W Per Unit
Base Rent	$3,715,716	$37,532
Potential Income from Vacant Units	110,400	$1,115
Other Income(2)	205,829	$2,079
Gross Potential Rent	$4,031,945	$40,727
Vacancy Residential	(120,552)	($1,218)
Effective Gross Income	$3,911,393	$39,509

Real Estate Taxes(3)	54,719	$553
Insurance	59,981	$606
Management Fee	117,342	$1,185
Other Expenses(4)	326,700	$3,300
Total Expenses	$558,742	$5,644

Net Operating Income	$3,352,651	$33,865
Replacement Reserves	24,750	$250
Net Cash Flow	$3,327,901	$33,615

Occupancy	97.0%(5)
NCF DSCR	1.21x
NOI Debt Yield	8.2%
(1)	Historical financial information is not available because the 26-30 4th Street Property was recently constructed in 2023.
(2)	Other Income includes parking income, amenity fees, application fees, and other miscellaneous income.
(3)	Real Estate Taxes are underwritten assuming that the 26-30 4th Street Property benefits from the 421a tax abatement through the life of the 26-30 4th Street Mortgage Loan.
(4)	Other Expenses include payroll and benefits, repairs and maintenance, utilities and general and administrative expenses.
(5)	Represents economic occupancy.

Appraisal. According to the appraisal, the 26-30 4th Street Property had an “as-is” appraised value of $64,400,000 as of February 19, 2024. Based on the “as-is” value of $64,400,000, the Cut-off Date LTV and Maturity Date LTV for the 26-30 4th Street Mortgage Loan are 63.7%.

26-30 4th Street Appraised Value(1)
Property	Value	Capitalization Rate
26-30 4th Street	$64,400,000	5.25%
(1)	Source: Appraisal.

Environmental Matters. The Phase I environmental assessment dated March 5, 2024 identified as a controlled recognized environmental condition for the 26-30 4th Street Property residual subsurface impacts associated with historic onsite operations. In December 2022, the governing authority issued a notice of completion for the impacts at the 26-30 4th Street Property, which required that the institutional controls and engineering controls be placed on the 26-30 4th Street Property that restrict certain uses of the 26-30 4th Street Property without prior approval from the governing authority and that the 26-30 4th Street Property be managed pursuant to a site management plan. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The 26-30 4th Street Property is located at 26-30 4th Street in the Queens County multifamily submarket of Astoria. Primary access to the neighborhood is provided by Queens Boulevard with public transportation provided by the N and R subway lines, the NYC Ferry, and a nearby bus station. The 26-30 4th Street Property is located within the New York Metro multifamily market which according to the appraisal, as of December 31, 2023, had total inventory of 2,128,917 units, a vacancy rate of 2.2%, effective rent of $2,902 per unit and positive net absorption of 26,005 units.

According to the appraisal, the 26-30 4th Street Property is located in the Queens County multifamily submarket of the New York Metro multifamily market. As of December 31, 2023, the Queens County multifamily submarket had total inventory of 232,618 units, a vacancy rate of 1.7%, effective rent of $2,411 per unit and positive net absorption of 2,890 units.

According to the appraisal, the 2023 population within a 0.25-, 0.5- and 1.0-mile radius of the 26-30 4th Street Property was 7,324, 16,044 and 144,766, respectively. The 2023 average household income within the same radii was $72,879, $96,754 and $141,539, respectively.

The following table presents certain information relating to comparable multifamily properties to the 26-30 4th Street Property:

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
87

Multifamily – Mid Rise 26-30 4th Street Astoria, NY 11102	Collateral Asset Summary – Loan No. 9 26-30 4th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 63.7% 1.21x 8.2%
Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit
26-30 4th Street	–	2023 / NAP	97.0%(2)	99(2)	0BR / 1BA	394 SF(2)	$3,012(2)
					1BR / 1BA	581 SF(2)	$3,156(2)
					2BR / 2BA	840 SF(2)	$3,836(2)
26-41 3rd Street	0.1 miles	2022 / NAP	81.0%	58	0BR / 1BA	NAV	NAV
					1BR / 1BA	550 SF	$3,000
					2BR / 2BA	862 SF	$4,450
The Winslow / 26-25 4th Street	0.1 miles	2023 / NAP	83.0%	165	0BR / 1BA	450 SF	$3,000
					1BR / 1BA	525 SF	$3,250
					2BR / 2BA	770 SF	$4,100
28-16 21st Street	0.6 miles	2018 / NAP	98.0%	40	0BR / 1BA	420 SF	$2,400
					1BR / 1BA	550 SF	$3,000
					2BR / 2BA	760 SF	$3,800
10 Halletts Point	0.2 miles	2018 / NAP	97.0%	404	0BR / 1BA	450 SF	$3,150
					1BR / 1BA	600 SF	$3,600
					2BR / 2BA	850 SF	$4,600
23-33 Astoria Boulevard	0.7 miles	2021 / NAP	95.0%	29	0BR / 1BA	590 SF	$2,900
					1BR / 1BA	650 SF	$3,250
					2BR / 2BA	1,050 SF	$6,000
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated March 26, 2024. Average Unit Size and Average Rent Per Unit reflect the average fair market value rent for occupied units.

The Borrower and the Borrower Sponsors. The borrower is 4th Street Developments LLC, a New York limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 26-30 4th Street Mortgage Loan. The borrower sponsors and non-recourse carveout guarantors are Joseph Brunner of Bruman Realty and Isaac Stern of Star Realty Group. Bruman Realty is a full-service real estate development firm that was established over ten years ago. Isaac Stern leads Stars Realty Group and maintains a portfolio of 13 assets, with a focus on multifamily assets throughout Brooklyn and Queens, New York.

Property Management. The 26-30 4th Street Property is managed by Bruman Realty LLC, a borrower affiliated management company.

Initial and Ongoing Reserves. At origination of the 26-30 4th Street Mortgage Loan, the borrower deposited approximately (i) $23,940 into a reserve account for real estate taxes, (ii) $47,164 into a reserve account for insurance premiums, (iii) $47,875 into an environmental reserve, (iv) $16,300 into a reserve account for free rent and (v) $1,108,905 into a reserve account in connection with an anticipated Section 421(a) tax abatement.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $4,788). Except with respect to the borrower’s obligation to fund (or cause to be funded) the Section 421(a) reserve (as discussed below), any deposits required to be made by the borrower into such real estate tax reserve will be calculated based on abated real estate taxes as if the Section 421(a) benefits for the 26-30 4th Street Property have been implemented.

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $5,240); provided, however, such amount will be waived if the liability or casualty policy maintained by the borrower is an approved blanket or umbrella policy.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
88

Multifamily – Mid Rise 26-30 4th Street Astoria, NY 11102	Collateral Asset Summary – Loan No. 9 26-30 4th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 63.7% 1.21x 8.2%

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $2,063.

Section 421(a) Reserve – Commencing on the Tax Payment Date (as defined below) which is the earlier of: (i) the Tax Payment Date on which there are insufficient funds to pay all anticipated taxes for the following 12 month period and (ii) the Tax Payment Date occurring in June, 2025, and on each Tax Payment Date thereafter, the borrower is required to deposit (or cause the non-recourse carveout guarantor to deposit) into a Section 421(a) reserve, such amount as is sufficient to pay all anticipated taxes for the following 12 month period based on the most recent assessed value of the 26-30 4th Street Property. Provided no event of default has occurred and is continuing, such obligation will cease upon the date on which the lender approves evidence delivered by the borrower that the applicable Section 421(a) benefits for the 26-30 4th Street Property have been implemented in accordance with the 26-30 4th Street Mortgage Loan documents, and the lender will disburse all funds remaining in the Section 421(a) reserve (A) in the absence of a Trigger Period (as defined below), to the borrower within 10 business days after such date, or (B) during the continuance of a Trigger Period, to a lender-controlled cash management account to be applied in accordance with the 26-30 4th Street Mortgage Loan documents. “Tax Payment Date” means, with respect to any applicable taxes, the date occurring 30 days prior to the date the same are due and payable.

Lockbox / Cash Management. The 26-30 4th Street Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period, the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue received by the borrower or the property manager into such lockbox. Within fifteen days after the borrower receives notice of the first occurrence of a Trigger Period, the borrower is required to deliver a notice to all tenants at the 26-30 4th Street Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the 26-30 4th Street Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 26-30 4th Street Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 26-30 4th Street Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 26-30 4th Street Mortgage Loan documents, the lender will apply funds to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the 26-30 4th Street Mortgage Loan documents, and (ii) the debt service coverage ratio being less than 1.10x; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the 26-30 4th Street Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.10x for two consecutive calendar quarters.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
89

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 10 GNL Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 53.8% 2.12x 12.6%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
90

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 10 GNL Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 53.8% 2.12x 12.6%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
91

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 10 GNL Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 53.8% 2.12x 12.6%
Mortgage Loan Information		Property Information
Loan Sellers:	BMO, Barclays	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Property Type – Subtype(7):	Various – Various
Borrower Sponsor(s):	Global Net Lease Operating Partnership, L.P.	Collateral:	Fee
Borrower(s)(1):	Various	Location(7):	Various, Various
Original Balance(2):	$40,000,000	Year Built / Renovated(7):	Various / Various
Cut-off Date Balance(2):	$40,000,000	Property Management:	Global Net Lease Properties, LLC
% by Initial UPB:	4.9%	Size:	3,908,306 SF
Interest Rate:	5.74400%	Appraised Value / Per SF:	$440,475,000 / $113
Note Date:	April 5, 2024	Appraisal Date(8):	Various
Original Term:	60 months	Occupancy:	100.0% (as of May 6, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	100.0%
Original Amortization:	NAP	Underwritten NOI:	$29,914,041
Interest Only Period:	60 months	Underwritten NCF:	$29,327,795
First Payment Date:	May 6, 2024
Maturity Date:	April 6, 2029	Historical NOI
Additional Debt Type(2):	Pari Passu	Most Recent NOI:	$28,146,019 (December 31, 2023)
Additional Debt Balance(2):	$197,000,000	2022 NOI:	$27,583,927
Call Protection(3):	L(11),YM1(14),DorYM1(28),O(7)	2021 NOI:	$26,588,345
Lockbox / Cash Management:	Hard / Springing	2020 NOI(9):	NAV

Reserves(4)				Financial Information(2)
	Initial	Monthly	Cap	Cut-off Date Loan Per SF:	$61
Taxes:	$376,843	$94,211(5)	NAP	Maturity Date Loan Per SF:	$61
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	53.8%
FF&E:	$0	Springing	NAP	Maturity Date LTV:	53.8%
TI/LC:	$0	Springing	NAP	UW NOI DY:	12.6%
Other(6):	$1,634,412	$0	NAP	UW NCF DSCR:	2.12x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$237,000,000	95.1%	Loan Payoff	$240,000,000	96.3%
Borrower Sponsor Equity	12,312,601	4.9	Closing Costs(10)	7,301,346	2.9
			Reserves	2,011,255	0.8
Total Sources	$249,312,601	100.0%	Total Uses	$249,312,601	100.0%
(1)	See “The Borrowers and the Borrower Sponsor” below.
(2)	The GNL Industrial Portfolio Mortgage Loan (as defined below) is part of the GNL Industrial Portfolio Whole Loan (as defined below), which is evidenced by [17] pari passu promissory notes with an aggregate principal balance of $237,000,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the GNL Industrial Portfolio Whole Loan.
(3)	The GNL Industrial Portfolio Whole Loan may be voluntarily prepaid in whole (but not in part, other than in connection with the release of an individual property, to cure a Debt Yield Trigger (as defined below) or to obtain the DSCR threshold necessary for casualty/condemnation proceeds to be made available to the borrowers), at any time after April 5, 2025, with the payment of a yield maintenance premium if such prepayment is made prior to October 6, 2028. From and after October 6, 2028, the GNL Industrial Portfolio Whole Loan may be voluntarily prepaid in whole (but not in part, other than in connection with the release of an individual property pursuant to the GNL Industrial Portfolio Whole Loan documents, to cure a Debt Yield Trigger or to obtain the DSCR threshold necessary for casualty/condemnation proceeds to be made available to the borrowers), without the payment of a yield maintenance premium. The GNL Industrial Portfolio Whole Loan may be defeased in whole (but not in part, other than in connection with the release of an individual property pursuant to the GNL Industrial Portfolio Whole Loan documents) at any time after the earlier to occur of (i) April 5, 2027 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note of the GNL Industrial Portfolio Whole Loan to be securitized. The assumed defeasance lockout period of 25 payments is based on the expected Benchmark 2024-V7 securitization closing date in May 2024. The actual lockout period may be longer.
(4)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(5)	The borrowers are required to deposit monthly approximately $94,211 for five of the GNL Industrial Portfolio Properties. With respect to the remaining 15 properties, reserves for taxes are springing as discussed in “Tax Reserve” below.
(6)	Other Reserves include the Follet Replacement Work Reserve (as defined below) of approximately $741,403, a free rent reserve of $553,119, a Cott Beverage Concrete Work Reserve (as defined below) of $230,000 and an outstanding TI/LC reserve of $109,890.
(7)	See “The Properties” below.
(8)	Appraisals are dated between February 28, 2024 and March 7, 2024.
(9)	Historical Financials for 2020 are unavailable because the GNL Industrial Portfolio Properties were acquired by the borrower sponsor on various dates between 2014 and 2020.
(10)	Closing Costs includes an interest rate buy-down fee of approximately $4,740,000.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
92

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 10 GNL Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 53.8% 2.12x 12.6%

The Loan. The tenth largest mortgage loan (the “GNL Industrial Portfolio Mortgage Loan”) is part of a whole loan (the “GNL Industrial Portfolio Whole Loan”) evidenced by 17 pari passu promissory notes in the aggregate original principal amount of $237,000,000. The GNL Industrial Portfolio Mortgage Loan is evidenced by the non-controlling Notes A-3, A-6 and A-7 which have an outstanding principal balance as of the Cut-off Date of $40,000,000. The GNL Industrial Portfolio Whole Loan was co-originated on April 5, 2024 by Bank of Montreal (“BMO”), Société Générale Financial Corporation (“SGFC”), Barclays Capital Real Estate Inc. (“Barclays”) and KeyBank National Association (“KeyBank”). The GNL Industrial Portfolio Whole Loan is secured by the borrowers’ fee simple interest in 19 industrial properties and one office property (the “GNL Industrial Portfolio Properties”). The GNL Industrial Portfolio Whole Loan has a five-year term that is interest-only for the full term and accrues interest at a rate of 5.74400% per annum on an Actual/360 basis.

The table below identifies the promissory notes that comprise the GNL Industrial Portfolio Whole Loan. The relationship between the holders of the GNL Industrial Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool— The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The GNL Industrial Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2024-5C4 securitization transaction. See “Summary of Terms—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	BMO 2024-5C4	Yes
A-2(1)	15,000,000	15,000,000	BMO	No
A-3	11,000,000	11,000,000	Benchmark 2024-V7	No
A-4(1)	8,000,000	8,000,000	BMO	No
A-5(1)	2,650,000	2,650,000	BMO	No
A-6	16,500,000	16,500,000	Benchmark 2024-V7	No
A-7	12,500,000	12,500,000	Benchmark 2024-V7	No
A-8(1)	8,000,000	8,000,000	Barclays	No
A-9(1)	6,400,000	6,400,000	Barclays	No
A-10(1)	4,000,000	4,000,000	Barclays	No
A-11(1)	15,000,000	15,000,000	SGFC	No
A-12(1)	10,550,000	10,550,000	SGFC	No
A-13(1)	10,000,000	10,000,000	SGFC	No
A-14(1)	20,000,000	20,000,000	KeyBank	No
A-15(1)	12,000,000	12,000,000	KeyBank	No
A-16(1)	10,000,000	10,000,000	KeyBank	No
A-17(1)	5,400,000	5,400,000	KeyBank	No
Whole Loan	$237,000,000	$237,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Properties. The GNL Industrial Portfolio Properties are comprised of 19 industrial properties and one office property totaling 3,908,306 square feet and located across 12 states. Built between 1960 and 2018, the GNL Industrial Portfolio Properties range in size from 6,000 square feet to 997,022 square feet. Each individual GNL Industrial Portfolio Property is leased to a single tenant, and 100% of net rentable area at five of the GNL Industrial Portfolio Properties are leased to Sauer Brands (as defined below) under a master lease.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
93

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 10 GNL Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 53.8% 2.12x 12.6%

The following table presents geographical information relating to the GNL Industrial Portfolio Properties:

GNL Industrial Portfolio Properties by State(1)
State	Number of Properties	Square Feet	% of Total Square Feet
Michigan	3	1,556,829	39.8%
South Carolina	4	485,000	12.4%
Illinois	1	486,868	12.5%
Kansas	2	240,600	6.2%
Missouri	2	226,029	5.8%
Ohio	1	216,300	5.5%
Kentucky	1	138,487	3.5%
Florida	2	137,481	3.5%
Maryland	1	120,000	3.1%
Texas	1	109,000	2.8%
California	1	106,066	2.7%
Pennsylvania	1	85,646	2.2%
Total/Weighted Average	20	3,908,306	100.0%
(1)	Based on the underwritten rent rolls dated May 6, 2024.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
94

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 10 GNL Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 53.8% 2.12x 12.6%

The following table presents certain information relating to the GNL Industrial Portfolio Properties, which are presented in descending order of their allocated loan amounts:

GNL Industrial Portfolio Summary
Property Name	City, State(1)	Property Type / Subtype(1)	Year Built / Renovated (1)	SF(2)	Occupancy(2)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(1)(3)	% of UW Base Rent(2)
FCA USA - Detroit, MI	Detroit, MI	Industrial / Warehouse/Distribution	2015 / 2017, 2020	997,022	100.0%	$70,495,484	29.7%	$130,900,000	29.0%
Grupo Antolin - Shelby Township, MI	Shelby Township, MI	Industrial / Manufacturing	2017 / NAP	359,807	100.0%	27,788,900	11.7	52,000,000	12.9
Follett School - McHenry, IL	McHenry, IL	Industrial / Warehouse/Distribution	1996 / 2002	486,868	100.0%	20,249,276	8.5	37,600,000	7.5
Shaw Aero - Naples, FL	Naples, FL	Industrial / Manufacturing/Flex	1999 / NAP	130,581	100.0%	11,578,708	4.9	21,500,000	3.8
Kuka - Sterling Heights, MI	Sterling Heights, MI	Industrial / Warehouse/Distribution	2006 / NAP	200,000	100.0%	10,743,964	4.5	19,950,000	4.1
ZF Active Safety - Findlay, OH	Findlay, OH	Industrial / Manufacturing/Warehouse	2018 / NAP	216,300	100.0%	10,474,692	4.4	19,450,000	5.8
CF Sauer - 184 Suburban	San Luis Obispo, CA	Industrial / Manufacturing	1998 / NAP	106,066	100.0%	9,693,802	4.1	18,000,000	4.0
CF Sauer - 728 N Main St.	Mauldin, SC	Industrial / Warehouse/Distribution	1970 / NAP	247,000	100.0%	9,639,948	4.1	17,900,000	4.2
Walgreens Boot Alliance - Pittsburgh, PA	Pittsburgh, PA	Industrial / Distribution/Flex	2015 / 2024	85,646	100.0%	8,643,640	3.6	16,050,000	3.6
Hannibal - Houston, TX	Houston, TX	Industrial / Manufacturing/Distribution	1978 / 2016	109,000	100.0%	8,562,859	3.6	15,900,000	4.0
FedEx IV - Lexington, KY	Lexington, KY	Industrial / Warehouse/Distribution	2006 / 2012	138,487	100.0%	7,916,605	3.3	14,700,000	2.9
VersaFlex - Kansas City, KS	Kansas City, KS	Industrial / Manufacturing	1977 / 1990	113,000	100.0%	7,243,424	3.1	13,450,000	2.6
Cott Beverage Inc - Sikeston, MO	Sikeston, MO	Industrial / Warehouse/Distribution	2016 / NAP	170,000	100.0%	6,408,680	2.7	11,900,000	3.0
Dunlop Protective Footwear - Havre De Grace, MD	Havre de Grace, MD	Industrial / Warehouse/Distribution	2002 / NAP	120,000	100.0%	6,085,554	2.6	11,300,000	2.3
CSTK - St. Louis, MO	St. Louis, MO	Industrial / Warehouse	2015 / NAP	56,029	100.0%	6,031,699	2.5	11,200,000	3.4
CF Sauer - 39 S Park Dr.	Mauldin, SC	Industrial / Warehouse/Distribution	1982 / NAP	152,000	100.0%	5,923,990	2.5	11,000,000	2.6
AM Castle - Wichita, KS	Wichita, KS	Industrial / Manufacturing	1976 / NAP	127,600	100.0%	5,708,572	2.4	10,600,000	2.8
CF Sauer - 9 Old Mill Road	Mauldin, SC	Industrial / Warehouse/Distribution	1960 / 2004	80,000	100.0%	3,123,558	1.3	5,800,000	1.3
CF Sauer - 2447 Eunice Avenue	Orlando, FL	Industrial / Warehouse/Distribution	1971 / NAP	6,900	100.0%	417,372	0.2	775,000	0.2
CF Sauer - 513 West Butler Road	Mauldin, SC	Office / Suburban	2000 / 2004	6,000	100.0%	269,273	0.1	500,000	0.1
Total/Weighted Average				3,908,306	100.0%	$237,000,000	100.0%	$440,475,000(3)	100.0%
(1)	Information obtained from the appraisals.
(2)	Based on the underwritten rent rolls dated May 6, 2024.
(3)	The appraised value represents the aggregate of the “as-is” appraised values of the GNL Industrial Portfolio Properties, which results in a Cut-off Date LTV and Maturity Date LTV of 53.8%. The individual appraisal valuation dates are between February 28, 2024, and March 7, 2024.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
95

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 10 GNL Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 53.8% 2.12x 12.6%

The following table presents certain information relating to historical occupancy for the GNL Industrial Portfolio Properties:

Historical Occupancy(1)
2021	2022	2023	As of May 6, 2024(2)
100.0%	100.0%	100.0%	100.0%
(1)	As of December 31 for the indicated year.
(2)	Based on the underwritten rent rolls dated May 6, 2024.

Major Tenants.

Fiat Chrysler (997,022 square feet; 25.5% of portfolio net rentable area (“NRA”); 29.0% of portfolio underwritten base rent). Fiat Chrysler Automobiles N.V. (“Fiat Chrysler”) was an Italian-American automobile company that is now a subsidiary of Stellantis N.V. (“Stellantis”). Stellantis was formed in a merger between Fiat Chrysler and Peugeot S.A. and features 14 iconic automotive brands, industrial operations in more than 30 countries and customers in more than 130 markets. Fiat Chrysler occupies 997,022 square feet at the FCA USA – Detroit, MI mortgaged property with a lease expiration date of July 2, 2030, and two, five-year renewal options remaining. Fiat Chrysler does not have any termination options at any of the GNL Industrial Portfolio Properties.

Grupo Antolin (359,807 square feet; 9.2% of portfolio NRA; 12.9% of portfolio underwritten base rent). Grupo Antolin is a manufacturer in the development, design and manufacture of interior components for the automobile industry (overhead, doors, lighting and cockpits and consoles). Grupo Antolin has 22,000 employees and 120 factories worldwide, spanning across 26 countries. Grupo Antolin occupies 359,807 square feet at the Grupo Antolin – Shelby Township, MI mortgaged property with a lease expiration date of October 31, 2032, and two, five-year renewal options remaining. Grupo Antolin has a one-time option to terminate the lease at the end of 138th month of the lease term (i.e., April 2029) if it has not defaulted under the lease, by giving the landlord written notice of such termination no later than the end of the 126th month of the lease term. If Grupo Antolin fails to meet the conditions to such earlier termination under the lease and/or fails to timely vacate its space, then its option to terminate the lease will be null and void and of no further effect, and the lease will remain in force. Under the lease, Grupo Antolin has the right to request that the borrower construct an addition to the building pursuant to the terms of the lease, and the lender is required to permit the commencement of such construction if certain conditions set forth in the GNL Industrial Portfolio Whole Loan agreement (including customary REMIC requirements) are satisfied.  If there are seven or more years remaining on the lease term (including any exercised extension options) following the completion of such construction, the construction will be at the borrower’s cost.  In such case, the borrower will be required to deliver a letter of credit to the lender in an amount equal to 110% of the construction budget, and the failure to deliver such a letter of credit will trigger recourse to the borrower and the non-recourse carveout guarantor, capped at the amount of the allocated loan amount for the related mortgaged property. Additionally, there is a losses carveout for any losses that the lender incurs due to any exercise by the tenant of its construction right under its lease from the date lender acquires the Grupo Antolin, Shelby Township, MI property upon a foreclosure or action in lieu thereof until the lender sells or otherwise transfers title to the Grupo Antolin, Shelby Township, MI property to an unaffiliated third party. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additions to the Mortgaged Property” in the Preliminary Prospectus.

Sauer Brands (597,966 square feet; 15.3% of portfolio NRA; 12.3% of portfolio underwritten base rent). Sauer Brands, Inc. (“Sauer Brands”) is a cooking products business that makes extracts and other food products. Sauer Brands was founded in 1887 and is headquartered in Richmond, Virginia. Sauer Brands occupies 106,066 square feet at the CF Sauer - 184 Suburban mortgaged property with a lease expiration date of July 31, 2039, and two, five-year renewal options remaining. Sauer Brands occupies 247,000 square feet at the CF Sauer - 728 N Main St. mortgaged property with a lease expiration date of July 31, 2039, and two, five-year renewal options remaining. Sauer Brands occupies 152,000 square feet at the CF Sauer - 39 S Park Dr. mortgaged property with a lease expiration date of July 31, 2039, and two, five-year renewal options remaining. Sauer Brands occupies 80,000 square feet at the CF Sauer - 9 Old Mill Road mortgaged property with a lease expiration date of July 31, 2039, and two, five-year renewal options remaining. Sauer Brands occupies 6,900 square feet at the CF Sauer - 2447 Eunice Avenue mortgaged property with a lease expiration date of July 31, 2039, and two, five-year renewal options remaining. Sauer Brands occupies 6,000 square feet at the CF Sauer - 513 West Butler Road mortgaged property with a lease expiration date of July 31, 2039, and has two, five-year renewal options remaining. Sauer Brands does not have any termination options at any of the GNL Industrial Portfolio Properties.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
96

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 10 GNL Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 53.8% 2.12x 12.6%

The following table presents certain information relating to the tenants at the GNL Industrial Portfolio Properties:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Renewal Options
Fiat Chrysler	Baa2 / BBB / BBB+	997,022	25.5%	$8,513,498	$8.54	29.0%	7/02/2030	2 x 5 years
Grupo Antolin(3)	B3 / B- / NR	359,807	9.2	3,802,404	$10.57	12.9	10/31/2032	2 x 5 years
Sauer Brands(4)	NR / NR / NR	597,966	15.3	3,615,710	$6.05	12.3	7/31/2039	2 x 5 years
Follett School Solutions	NR / NR / NR	486,868	12.5	2,212,474	$4.54	7.5	12/31/2029	1 x 5 years
ZF Active Safety(5)	Ba1 / BB+ / NR	216,300	5.5	1,711,423	$7.91	5.8	10/31/2033	2 x 5 years
KUKA Systems	NR / BBB+ / NR	200,000	5.1	1,200,000	$6.00	4.1	6/30/2034	1 x 5 years
Hannibal Industries	Baa1 / A- / A-	109,000	2.8	1,186,508	$10.89	4.0	9/30/2029	2 x 5 years
Shaw Aero Devices	Baa1 / BBB+ / BBB+	130,581	3.3	1,108,751	$8.49	3.8	12/31/2032	2 x 5 years
Walgreens	Ba2 / BBB- / NR	85,646	2.2	1,050,038	$12.26	3.6	11/30/2030	3 x 5 years
Central States Thermo King	NR / NR / NR	56,029	1.4	992,862	$17.72	3.4	3/25/2030	2 x 5 years
Cott Beverages	NR / NR / NR	170,000	4.3	867,512	$5.10	3.0	1/31/2027	4 x 5 years
FedEx Ground	Baa2 / BBB / NR	138,487	3.5	855,554	$6.18	2.9	4/30/2032	2 x 5 years
A.M. Castle & Co(6)	NR / NR / NR	127,600	3.3	811,272	$6.36	2.8	10/31/2029	2 x 5 years
VersaFlex	A3 / BBB+ / BBB+	113,000	2.9	774,000	$6.85	2.6	12/31/2038	4 x 5 years
Dunlop Protective Footwear	NR / NR / NR	120,000	3.1	681,932	$5.68	2.3	1/17/2031	3 x 5 years
Total Occupied		3,908,306	100.0%	$29,383,938	$7.52	100.0%
Vacant Space		0	0.0
Totals/ Wtd. Avg.		3,908,306	100.0%
(1)	Based on the underwritten rent rolls dated May 6, 2024 and includes rent steps through March 26, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Grupo Antolin has a one-time option to terminate its lease at the end of the 138th month of the lease term (i.e., April 2029) if it has not defaulted under the lease, by giving the landlord written notice of such termination no later than the end of the 126th month of the lease term. If Grupo Antolin fails to meet the conditions to such earlier termination under the lease and/or fails to timely vacate, then its option to terminate the lease will be null and void and of no further effect, and the lease will remain in force. Under the lease, Grupo Antolin has the right to request that the borrower construct an addition to the building pursuant to the terms of the lease. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additions to the Mortgaged Property” in the Preliminary Prospectus.
(4)	Sauer Brands leases 100% of net rentable area at five of the GNL Industrial Portfolio Properties under a master lease. Sauer Brands leases one additional GNL Industrial Portfolio Property that is not covered in the master lease. Both leases offer two, five-year renewal options and the master lease requires that all properties governed by it are to be renewed if the renewal option is exercised.
(5)	ZF Active Safety may terminate its lease as of the last day of the 120th month of the term (i.e., September 2028) (the “ZF Active Safety Early Termination Date”). To exercise such early termination right, ZF Active Safety must (a) deliver written notice to the landlord that ZF Active Safety desires to terminate its lease at least twelve months prior to the ZF Active Safety Early Termination Date; and (b) pay the landlord a payment equal to the net present value of all remaining rent for the remainder of the initial term calculated using an interest rate of 5% concurrently with delivery of such notice.
(6)	A.M. Castle & Co may terminate its lease as the end of the 10th lease year (i.e., October 2024) (the “A.M. Castle & Co Early Termination Date”). To exercise such early termination right, A.M. Castle & Co must (a) deliver written notice to the landlord that A.M. Castle & Co desires to terminate its lease at least 180 days prior to the A.M. Castle & Co Early Termination Date; and (b) pay the landlord an amount equal to $1,622,544.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
97

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 10 GNL Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 53.8% 2.12x 12.6%

The following table presents certain information relating to the lease rollover schedule at the GNL Industrial Portfolio Properties, based on initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	170,000	4.3	4.3%	867,512	3.0	$5.10	1
2028	0	0.0	4.3%	0	0.0	$0.00	0
2029	723,468	18.5	22.9%	4,210,254	14.3	$5.82	3
2030	1,138,697	29.1	52.0%	10,556,397	35.9	$9.27	3
2031	120,000	3.1	55.1%	681,932	2.3	$5.68	1
2032	628,875	16.1	71.2%	5,766,710	19.6	$9.17	3
2033	216,300	5.5	76.7%	1,711,423	5.8	$7.91	1
2034	200,000	5.1	81.8%	1,200,000	4.1	$6.00	1
2035 & Thereafter	710,966	18.2	100.0%	4,389,710	14.9	$6.17	3(3)
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	3,908,306	100.0%		$29,383,938	100.0%	$7.52	16(3)
(1)	Based on the underwritten rent roll dated May 6, 2024 and includes rent steps through March 26, 2025.
(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
(3)	Sauer Brands leases 100% of net rentable area at five of the GNL Industrial Portfolio Properties under a master lease. Sauer Brands leases one additional GNL Industrial Portfolio Property that is not covered in the master lease. Both leases offer two, five-year renewal options and the master lease requires that all properties governed by it are to be renewed if the renewal option is exercised.

Appraisals. According to the appraisals, the GNL Industrial Portfolio Properties had an aggregate “as-is” value of $440,475,000 as of various dates between February 28, 2024 and March 7, 2024. Based on the aggregate of the “as-is” appraised values of $440,475,000, the Cut-off Date LTV and Maturity Date LTV for the GNL Industrial Portfolio Whole Loan is 53.8%.

GNL Industrial Portfolio Appraised Value(1)
Properties	Value		Capitalization Rate
FCA USA – Detroit, MI	$130,900,000		6.50%
Grupo Antolin – Shelby Township, MI	52,000,000		6.25%
Follett School – McHenry, IL	37,600,000		5.75%
Shaw Aero – Naples, FL	21,500,000		5.00%
Kuka – Sterling Heights, MI	19,950,000		6.00%
ZF Active Safety – Findlay, OH	19,450,000		7.75%
CF Sauer – 184 Suburban	18,000,000		6.25%
CF Sauer – 728 N Main St.	17,900,000		6.75%
Walgreens Boot Alliance – Pittsburgh, PA	16,050,000		6.50%
Hannibal – Houston, TX	15,900,000		7.25%
FedEx IV – Lexington, KY	14,700,000		5.75%
VersaFlex – Kansas City, KS	13,450,000		5.75%
Cott Beverage Inc – Sikeston, MO	11,900,000		7.50%
Dunlop Protective Footwear – Havre De Grace, MD	11,300,000		6.00%
CSTK – St. Louis, MO	11,200,000		8.50%
CF Sauer – 39 S Park Dr.	11,000,000		6.75%
AM Castle – Wichita, KS	10,600,000		7.25%
CF Sauer – 9 Old Mill Road	5,800,000		6.75%
CF Sauer – 2447 Eunice Avenue	775,000		6.50%
CF Sauer – 513 West Butler Road	500,000		7.75%
Total / Wtd. Avg.	$440,475,000	(2)	6.44%
(1)	Source: Appraisals.
(2)	Total / Wtd. Avg. represents the aggregate of the “as-is” appraised values of the GNL Industrial Portfolio Properties.

Environmental Matters. According to the Phase I environmental assessments dated various dates in March 2024, there were no recognized environmental conditions at any of the GNL Industrial Portfolio Properties. However, several controlled recognized environmental conditions were identified at each of the FCA USA – Detroit, MI, Kuka – Sterling Heights, MI, CSTK – St. Louis, MO and AM Castle – Wichita, KS properties. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
98

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 10 GNL Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 53.8% 2.12x 12.6%

The Market.

The following table presents certain market information relating to the GNL Industrial Portfolio Properties:

Market Area Summary(1)
Property	Concluded Market Rent PSF	Market	Submarket	Submarket Inventory (SF)(2)	Submarket Vacancy(2)	Submarket Rent PSF(2)
FCA USA – Detroit, MI	$8.25	Detroit	Detroit East	44,415,145	6.0%	$6.76
Grupo Antolin – Shelby Township, MI	$8.50	Detroit	Groesbeck North	33,592,703	2.4%	$8.94
Follett School – McHenry, IL	$5.25	Chicago	McHenry County	9,459,112	8.1%	$6.10
Shaw Aero – Naples, FL	$10.00	Naples	Naples	1,570,498	3.3%	$16.97
Kuka – Sterling Heights, MI	$6.50	Detroit	W of Van Dyke/Macomb	64,273,233	1.1%	$9.27
ZF Active Safety – Findlay, OH	$6.00	US Industrial	Northwest Ohio	36,189,339	0.6%	$3.81
CF Sauer – 184 Suburban	$10.80	San Luis Obispo	South San Luis Obispo	3,900,000	3.9%	$17.87
CF Sauer – 728 N Main St.	$4.85	Greenville-Spartanburg	I-85/Wenwood/ICAR	10,405,749	6.7%	$4.32
Walgreens Boot Alliance – Pittsburgh, PA	$12.00	Pittsburgh	Parkway West Corridor	11,152,677	11.2%	$9.77
Hannibal – Houston, TX	$10.67	Houston	Northwest-Far	88,750,582	8.0%	$7.39
FedEx IV – Lexington, KY	$6.00	Lexington	West Lexington/Fayette	19,182,000	7.2%	$9.16
VersaFlex – Kansas City, KS	$5.75	Kansas City	Wyandotte	36,022,386	2.7%	$4.35
Cott Beverage Inc – Sikeston, MO	$5.00	Sikeston	Scott & New Madrid Counties	5,600,000	4.6%	$4.96
Dunlop Protective Footwear – Havre De Grace, MD	$6.50	I-95 North Corridor	Harford	24,895,364	0.7%	N/A
CSTK – St. Louis, MO	$16.00	St. Louis	St Louis City North	227,100,000	3.1%	$6.61
CF Sauer – 39 S Park Dr.	$4.85	Greenville-Spartanburg	I-85/Wenwood/ICAR	10,405,749	6.7%	$4.32
AM Castle – Wichita, KS	$5.75	Wichita	Southeast	5,573,557	6.8%	$5.92
CF Sauer – 9 Old Mill Road	$5.00	Greenville-Spartanburg	I-85/Wenwood/ICAR	11,530,765	6.5%	$7.20
CF Sauer – 2447 Eunice Avenue	$11.00	Orlando	Princeton/Silver Star	22,373,308	2.9%(3)	$10.84(3)
CF Sauer - 513 West Butler Road	$12.00	Mauldin	Mauldin/Fountain	1,424,482	2.1%	$22.10
(1)	Information obtained from the appraisals, unless otherwise indicated.
(2)	Submarket Inventory, Submarket Vacancy, and Submarket Rent PSF represent the trailing twelve month period as of either the third quarter of 2023, the fourth quarter of 2023, or the first quarter of 2024.
(3)	Based on the Orlando market because Princeton/Silver Star submarket data was not available.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
99

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 10 GNL Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 53.8% 2.12x 12.6%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the GNL Industrial Portfolio Properties:

Cash Flow Analysis
	2021	2022	2023	U/W
Base Rent	$26,802,840	$27,593,953	$28,172,655	$28,646,464
Rent Steps(1)	0	0	0	$737,474
Straight-Line Rent	0	0	0	$924,060
Total Reimbursements(2)	1,137,641	2,395,564	1,911,018	$2,304,364
Gross Potential Rent	$27,940,480	$29,989,517	$30,083,673	$32,612,362
(Vacancy / Credit Loss)	0	0	0	$0
Effective Gross Income	$27,940,480	$29,989,517	$30,083,673	$32,612,362
Total Expenses	$1,352,135	$2,405,590	$1,937,654	$2,698,321
Net Operating Income	$26,588,345	$27,583,927	$28,146,019	$29,914,041
Capital Expenditures	0	0	0	$586,246
TI/LC	0	0	0	$0
Net Cash Flow	$26,588,345	$27,583,927	$28,146,019	$29,327,795

Occupancy (%)	100.0%	100.0%	100.0%	100.0%
NCF DSCR(3)	1.93x	2.00x	2.04x	2.12x
NOI Debt Yield(3)	11.2%	11.6%	11.9%	12.6%
(1)	Represents contractual rent steps through March 26, 2025.
(2)	Total Reimbursements include tax recoveries, insurance recoveries, operating expense recoveries and management fee recoveries.
(3)	Based on the GNL Industrial Portfolio Whole Loan.

The Borrowers and the Borrower Sponsor. The borrowers for the GNL Industrial Portfolio Whole Loan are ARG CFSRSLB001, LLC, ARC SANPLFL001, LLC, ARC FSMCHIL001, LLC, ARC AMWCHKS001, LLC, ARG VFKCYKS001, LLC, ARC FELEXKY001, LLC, ARC OGHDGMD001, LLC, ARC KUSTHMI001, LLC, ARG FCDETMI001, LLC, ARG GASTNMI001, LLC, ARG CBSKSMO001, LLC, ARG CSSTLMO001, LLC, ARG ZFFINOH001, LLC, ARG WGPTBPA001, LLC, ARG CFSRSLB002, LLC and ARC HLHSNTX001, LLC, each a Delaware limited liability company with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the GNL Industrial Portfolio Whole Loan.

The borrower sponsor is Global Net Lease Operating Partnership, L.P. (“GNL”), a publicly traded real estate investment trust listed on the NYSE focused on acquiring a global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, income producing net-leased assets across the United States, Western and Northern Europe, and necessity retail assets in strategic locations. GNL owns over 1,300 properties, encompassing over 66 million square feet in 11 countries. GNL is the guarantor of certain nonrecourse carveout liabilities under the GNL Industrial Portfolio Whole Loan.

Property Management. The GNL Industrial Portfolio Properties are currently managed by Global Net Lease Properties, LLC, a Delaware limited liability company, an affiliate of the borrower sponsor.

Initial and Ongoing Reserves. At origination of the GNL Industrial Portfolio Whole Loan, the borrowers deposited (i) approximately $376,843 for the tax reserve, (ii) $109,890 for the outstanding TI/LC reserve fund, (iii) $553,119 for the free rent reserve, (iv) $230,000 for the cost of certain concrete repairs and replacement required in connection with the Cott Beverage Inc - Sikeston, MO mortgaged property (the “Cott Beverage Concrete Work Fund”) and (v) approximately $741,403 for the replacement costs in connection with the Follett School - McHenry, IL mortgaged property (the “Follet Replacement Work Fund”).

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (currently equal to approximately $94,211 for five of the GNL Industrial Portfolio Properties). The borrowers are not required to make monthly tax deposits for an individual property if (i) no event of default has occurred and is continuing, (ii) such individual property is leased to a single tenant, (iii) the tenant at such individual property occupies one or more entire tax parcels and is required to pay all taxes and other charges due with respect to the individual property directly to the applicable taxing authorities and actually does pay such taxes, (iv) the borrowers provide the lender satisfactory evidence of payment of taxes prior to the date such taxes become delinquent, (v) the lease at such individual property is in full force and effect and there is no default under such lease and (vi) no Cash Sweep Period (as defined below) is in effect.

Insurance Reserve – The borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. The borrowers are not required to make monthly deposits to the insurance reserve for an individual property if (a) borrowers maintain blanket policies of insurance in accordance with the GNL Industrial Portfolio Whole Loan documents or (b) the following conditions are satisfied: (i) no event of default has occurred or is continuing, (ii) such individual property is leased to a single tenant, (iii) the tenant is required to

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 10 GNL Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 53.8% 2.12x 12.6%

maintain insurance for the individual property that complies with the GNL Industrial Portfolio Whole Loan documents pursuant to its lease, and is in fact maintaining such insurance, (iv) the borrowers provide evidence to the lender that all insurance premiums with regard to the required insurance have been paid no later than 30 days prior to the expiration of such insurance, (v) the lease at such individual property is in full force and effect and there is no default thereunder, and (vi) no Cash Sweep Period is in effect.

Replacement Reserve – During the continuance of a Cash Sweep Period, the borrowers are required to deposit into an account for repairs and replacements (the “Replacement Reserve”), on a monthly basis, an amount equal to 1/12th of $0.15 multiplied by the total number of rentable square feet. In the event of a partial release, the monthly deposit will be reduced by an amount equal to 1/12th of the product obtained by multiplying $0.15 by the total number of rentable square feet of the individual mortgaged property that is subject of such partial release.

TI/LC Reserve – During a Cash Sweep Period, the borrowers are required to deposit into a reserve for tenant improvements and leasing commissions (the “Rollover Reserve”), on a monthly basis, an amount equal to 1/12th of $0.25 multiplied by the total number of rentable square feet. In the event of a partial release, the monthly deposit will be reduced by an amount equal to 1/12th of the product obtained by multiplying $0.25 by the total number of rentable square feet of the individual mortgaged property that is subject of such partial release.

Lockbox / Cash Management. The GNL Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and the property manager are required to cause all rents to be deposited directly into a lender-controlled lockbox account. All revenues received by the borrowers or property manager are required to be deposited in the lockbox account within one business day of receipt. During the continuance of a Cash Sweep Period, all funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date and disbursed in accordance with the GNL Industrial Portfolio Whole Loan documents

A “Cash Sweep Period” means a period (A) commencing on the occurrence of any of the following (i) an event of default, or (ii) a Debt Yield Trigger Event (as defined below), and (B) ending upon (a) with respect to clause (i) above, a cure of the event of default or, (b) with respect to clause (ii) above, (i) the occurrence of a Debt Yield Cure (as defined below), (ii) the deliverance of a Debt Yield Cure - Letter of Credit (as defined below), or (iii) the borrowers’ completion of a Debt Yield Cure - Partial Prepayment (as defined below).

A “Debt Yield Trigger Event” means either (a) the debt yield being less than 9.0% for two consecutive calendar quarters based on a trailing twelve month period, or (b) if the borrowers previously cured or prevented a Debt Yield Trigger Event by depositing a Debt Yield Cure - Letter of Credit with the lender, the expiration of the three month period that commenced on the date that the borrowers delivered such Debt Yield Cure - Letter of Credit to the lender; provided, however, that a Debt Yield Trigger Event will not be deemed to have occurred if, within five business days of the date described in clause (a) or (b) of this definition, the borrowers deposit with the lender the applicable Debt Yield Cure - Letter of Credit or complete the applicable Debt Yield Cure - Partial Prepayment.

A “Debt Yield Cure” means the debt yield being equal to or greater than 9.0% for two consecutive calendar quarters based on a trailing twelve month period immediately preceding the date of determination.

A “Debt Yield Cure - Letter of Credit” means a letter of credit in an amount equal to the excess cash flow that would have been swept in the three month period immediately preceding the applicable date of determination if a Cash Sweep Period had been in effect during such time, as reasonably determined by the lender. Each Debt Yield Cure - Letter of Credit will be effective for a period of three months and the borrowers may continue to prevent subsequent Debt Yield Trigger Events after each three month period by depositing with the lender additional Debt Yield Cure - Letters of Credit on, or prior to, the expiration of each such three month period. The Debt Yield Cure - Letter of Credit and all proceeds thereof will be deemed part of the reserve funds and will be held in escrow by the lender. The borrowers will pay all costs associated with the initial issuance, any modification or re-issuance of the Debt Yield Cure - Letter of Credit, now or in the future, in connection with any transfer of the GNL Industrial Portfolio Whole Loan by the lender, in connection with any securitization or otherwise. Upon such transfer, the borrowers have agreed that the lender is released from all liability in respect of the Debt Yield Cure - Letter of Credit, and that the borrowers will look solely to the transferee with respect to all matters relating to the Debt Yield Cure - Letter of Credit. In the event that a Debt Yield Cure occurs during a period wherein the lender is in possession of the Debt Yield Cure - Letter of Credit (or proceeds therefrom), the lender is required to promptly return the Debt Yield Cure - Letter of Credit (or proceeds therefrom) to the borrowers.

A “Debt Yield Cure – Partial Prepayment” means a partial prepayment of the GNL Industrial Portfolio Whole Loan in an amount (including any required yield maintenance premium) that results in a reduction of the then-outstanding principal balance of the GNL Industrial Portfolio Whole Loan sufficient to achieve a debt yield equal to or greater than 9.0% for the trailing twelve month period immediately preceding the date of determination.

Current Mezzanine or Secured Subordinate Indebtedness. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 10 GNL Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 53.8% 2.12x 12.6%

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. On any payment date following (a) April 5, 2025 (with payment of a yield maintenance premium) or (b) the earlier of two years following the last note to be securitized or April 5, 2027 (with a partial defeasance), the borrowers may obtain the release of any of the GNL Industrial Portfolio Properties with 15 days’ notice if the following conditions (among others) are met: (i) no event of default has occurred and is continuing; (ii) the borrowers pay all costs and provide customary documentation as described in the GNL Industrial Portfolio Whole Loan documents; (iii) as of the date of consummation of the partial release, (a) the debt service coverage ratio with respect to the remaining individual GNL Industrial Portfolio Properties (as determined in accordance with the terms of the GNL Industrial Portfolio Whole Loan documents) will be no less than 2.12x (i.e., the debt service coverage ratio as of the origination date) or (b) if the released GNL Industrial Portfolio Property is a Distressed Property (defined below), then such debt service coverage ratio with respect to the remaining individual GNL Industrial Portfolio Properties will be no less than 1.80x; (iv) as of the date of consummation of the partial release, (a) the debt yield with respect to the remaining individual GNL Industrial Portfolio Properties (as determined in accordance with the terms of the GNL Industrial Portfolio Whole Loan agreement) will be no less than 12.62% (i.e., the debt yield as of the origination date) or (b) if the released GNL Industrial Portfolio Property is a Distressed Property, then such debt yield with respect to the remaining individual GNL Industrial Portfolio Properties will be no less than 10.75%; (v) payment of the release amount equal to (a) 130% of the allocated loan amount for such individual GNL Industrial Portfolio Property if such individual property is a Distressed Property and (b) 115% of the allocated loan amount for such individual GNL Industrial Portfolio Property for all other individual GNL Industrial Portfolio Property (including any applicable yield maintenance premium); and (vi) satisfaction of customary REMIC requirements. If the related borrower effectuates a partial release of the CF Sauer – 9 Old Mill Road mortgaged property while the CF Sauer – 728 N Main St. mortgaged property remains subject to the lien of the security instrument, then as a condition to the partial release of the CF Sauer – 9 Old Mill Road mortgaged property, such borrower is required to enter into and record a reciprocal easement agreement that grants ingress and egress rights and easements for parking and access that provide the CF Sauer – 728 N Main St. mortgaged property with ingress, egress, parking and access comparable to that existing as of the origination date.

A “Distressed Property” means an individual property, that as of the proposed partial release date for such property, and as reasonably determined by the lender, (i) is vacant and/or (ii) at which the tenant is not paying rent in violation of the applicable lease.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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